Prospectus Supplement dated December 28, 2005 (to Prospectus dated July 11, 2005)

$1,978,122,000

[insert Impac logo]

Impac Funding Corporation

Master Servicer

Impac Secured Assets Corp.

Company

Mortgage Pass-Through Certificates, Series 2005-2

You should consider carefully the risk factors beginning on page S-11 in this prospectus supplement.

The Trust

The trust will consist primarily of a pool of fixed-rate first lien, adjustable-rate first lien and fixed-rate second lien, one- to four-family residential mortgage loans. The trust will be represented by nineteen classes of certificates, sixteen of which are offered under this prospectus supplement.

Credit Enhancement

The offered certificates will have credit enhancement in the form of

•	excess interest and overcollateralization;
•	subordination of other classes of certificates; and
•	a certificate guaranty insurance policy issued by Ambac Assurance Corporation for the benefit of the Class A-1W Certificates only.

In addition, an interest rate swap agreement will be available to cover certain interest shortfalls, net WAC shortfall amounts, realized losses and amounts necessary to maintain or restore the required level of overcollateralization.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the company from the offering will be approximately 99.65% of the aggregate certificate principal balance of the offered certificates, less expenses estimated to be approximately $900,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Countrywide Securities Corporation

Bear, Stearns & Co. Inc.

UBS Investment Bank

Underwriters

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and
•	this prospectus supplement, which describes the specific terms of this series of certificates.

The company's principal offices are located at 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

Table of Contents

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT

RISK FACTORS

THE MORTGAGE POOL

YIELD ON THE CERTIFICATES

DESCRIPTION OF THE CERTIFICATES

POOLING AND SERVICING AGREEMENT

FEDERAL INCOME TAX CONSEQUENCES

SECONDARY MARKET

LEGAL OPINIONS

RATINGS

LEGAL INVESTMENT

ERISA CONSIDERATIONS

GLOSSARY

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a very broad overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

Title of Series	Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2005-2.
Cut-off Date	December 1, 2005.
Closing Date	December 29, 2005.
Mortgage Loans	The mortgage loans will be fixed-rate first lien, adjustable-rate first lien and fixed-rate second lien, one- to four-family residential mortgage loans.
Company	Impac Secured Assets Corp., an affiliate of Impac Funding Corporation.
Seller	Impac Funding Corporation.
Master Servicer	Impac Funding Corporation.
Subservicer

Initially, with respect to substantially all of the mortgage loans, Countrywide Home Loans Servicing LP. The servicing of these mortgage loans will be transferred to GMAC Mortgage Corporation on or about March 1, 2006.

Trustee	Wells Fargo Bank, N.A.
Certificate Insurer	Ambac Assurance Corporation.
Distribution Date	Distributions on the offered certificates will be made on the 25th day of each month or, if the 25th day is not a business day, on the next business day, beginning in January 2006.
Offered Certificates	The classes of offered certificates and their pass-through rates and certificate principal balances are set forth in the table below.

Offered Certificates

Class	Pass-Through Rate	Initial Certificate Principal Balance*	Initial Rating (S&P/Moody's)	Designation
Class A Certificates:
A-1	Adjustable Rate	$ 800,000,000	AAA/Aaa	Super Senior/Adjustable Rate
A-1M	Adjustable Rate	$ 88,889,000	AAA/Aaa	Senior Support/Adjustable Rate
A-1W	Adjustable Rate	$ 325,000,000	AAA/Aaa	Senior/Insured/Adjustable Rate
A-2A	Adjustable Rate	$ 231,667,000	AAA/Aaa	Senior/Adjustable Rate
A-2B	Adjustable Rate	$ 117,757,000	AAA/Aaa	Senior/Adjustable Rate
A-2C	Adjustable Rate	$ 138,002,000	AAA/Aaa	Senior/Adjustable Rate
A-2D	Adjustable Rate	$ 69,946,000	AAA/Aaa	Senior/Adjustable Rate
Total Class A Certificates:		$ 1,771,261,000
Class M Certificates:
M-1	Adjustable Rate	$ 71,606,000	AA+/Aa1	Mezzanine/ Floating Rate
M-2	Adjustable Rate	$ 44,754,000	AA/Aa2	Mezzanine/Floating Rate
M-3	Adjustable Rate	$ 14,918,000	AA-/Aa3	Mezzanine/Floating Rate
M-4	Adjustable Rate	$ 18,896,000	A+/A1	Mezzanine/Floating Rate
M-5	Adjustable Rate	$ 12,929,000	A/A2	Mezzanine/Floating Rate
M-6	Adjustable Rate	$ 9,945,000	A-/A3	Mezzanine/Floating Rate
M-7	Adjustable Rate	$ 9,945,000	BBB+/Baa1	Mezzanine/Floating Rate
M-8	Adjustable Rate	$ 9,945,000	BBB/Baa2	Mezzanine/Floating Rate
Total Class M Certificates:		$ 192,938,000		Mezzanine/Floating Rate
Class B Certificates:
B	Adjustable Rate	$ 13,923,000	BBB-/Baa3	Subordinate/Floating Rate
Total offered certificates:		$ 1,978,122,000

*	The initial certificate principal balances provided in this prospectus supplement are approximate and are subject to a 5% variance.

Other Information:

Class A, Class M and Class B Certificates:

The pass-through rate on the offered certificates will be equal to the lesser of:

•	(1) one-month LIBOR plus the related certificate margin set forth on the following page; and
•	(2)	the net WAC rate described in this prospectus supplement.

Certificate Margin
Class	(1)	(2)
A-1	0.320%	0.640%
A-1M	0.390%	0.780%
A-1W	0.250%	0.500%
A-2A	0.120%	0.240%
A-2B	0.240%	0.480%
A-2C	0.280%	0.560%
A-2D	0.430%	0.860%
M-1	0.460%	0.690%
M-2	0.500%	0.750%
M-3	0.530%	0.795%
M-4	0.730%	1.095%
M-5	0.850%	1.275%
M-6	0.950%	1.425%
M-7	1.600%	2.400%
M-8	1.600%	2.400%
B	1.600%	2.400%

______

(1)	Initially.
(2)	On and after the step-up date as described in this prospectus supplement.

The Trusts

The company will establish a trust with respect to the Series 2005-2 Certificates, pursuant to a pooling and servicing agreement dated as of December 1, 2005 among the company, the master servicer and the trustee. On the closing date, the company will deposit into the trust the mortgage loans. There are nineteen classes of certificates representing the trust, sixteen of which are offered by this prospectus supplement.

The trust will also include a certificate guaranty insurance policy provided by Ambac Assurance Corporation, which will guarantee certain payments on the Class A-1W Certificates.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and/or principal on the offered certificates will be made only from payments received from the trust as described below.

The Class C, Class P and Class R Certificates are the classes of certificates that are not offered by this prospectus supplement.

In addition, a separate supplemental interest trust will be established and will hold an interest rate swap agreement for the benefit of the certificateholders.

See “Description of the Certificates” in this prospectus supplement.

The Mortgage Loans

The trust will include all one- to four-family, adjustable-rate residential mortgage loans secured by first liens on the related mortgaged property and fixed-rate residential mortgage loans secured by first and second liens on the related mortgaged property. The mortgage loans will include fully amortizing, interest-only and balloon mortgage loans. All collateral numbers in this prospectus supplement are subject to a 5% variance.

The statistical information included in this prospectus supplement with respect to the mortgage loans is based on a pool of 7,005 sample mortgage loans. The characteristics of the final loan pool will not materially differ from the information provided with respect to the sample mortgage loans. Unless otherwise specified, all percentages described with respect to the sample mortgage loans are calculated based on the aggregate principal balance of the sample mortgage loans as of the cut-off date. It is expected that mortgage loans will be added to and certain sample mortgage loans will be deleted from the pool of sample mortgage loans to constitute the final pool of mortgage loans.

Approximately 83.10% of the sample mortgage loans have adjustable rates and are secured by first liens on the related mortgaged property. Approximately 14.91% of the sample mortgage loans have fixed rates and are secured by first liens on the related mortgaged property. Approximately 1.99% of the sample mortgage loans have fixed rates and are secured by second liens on the related mortgaged property.

The sample mortgage loans have an aggregate principal balance of approximately $1,989,063,547.73 as of December 1, 2005. The sample mortgage loans have original terms to maturity of not greater than 30 years and the following additional characteristics as of December 1, 2005:

Range of mortgage rates (approximate):	3.500% to 14.125%
Weighted average mortgage rate (approximate):	6.769%
Weighted average remaining term to stated maturity (approximate):	355 months
Range of principal balances (approximate):	$3,560 to $2,000,000
Average principal balance:	$283,949
Range of loan-to-value ratios and combined loan-to-value ratios (approximate):	12.65% to 100.00%
Weighted average of loan-to-value ratios and combined loan-to-value ratios (approximate):	76.49%

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

Approximately 0.31%, 53.33% and 30.11% of the sample mortgage loans, by aggregate outstanding principal balance as of the cut-off date, are interest only for the first three, five and ten years, respectively, after origination. As a result, no principal payments will be received with respect to these mortgage loans during this period except in the case of a prepayment.

The Offered Certificates

Priority of Distributions. In general, on any distribution date, funds available for distribution from payments and other amounts received on the mortgage loans will be distributed in the following order:

Interest Distributions

first, to pay current interest and any previously unpaid interest, concurrently, on the Class A Certificates; and

second, to pay current interest sequentially on the subordinate certificates.

Principal Distributions

to pay principal (including the payment of amounts to maintain or restore overcollateralization) on the Class A Certificates and the subordinate certificates, but only in the order of priority and in the amounts described herein. All principal payments on the mortgage loans will be distributed among the offered certificates unless they are no longer outstanding.

Net Monthly Excess Cashflow Distributions

Amounts available after paying interest and principal as described above and in certain circumstances will be the net monthly excess cashflow and will be used for various purposes, including reimbursing the certificate insurer, maintaining and restoring the required level of overcollateralization, making payments for reimbursement of losses and covering certain interest shortfalls and net WAC shortfall amounts.

See “Description of the Certificates” in this prospectus supplement for additional information.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of excess spread, overcollateralization, the subordination provided to the more senior classes of certificates by the more subordinate classes of certificates as described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement and, with respect to the Class A-1W

Certificates only, a certificate guaranty insurance policy issued by Ambac Assurance Corporation for the benefit of the Class A-1W Certificates. In addition, the Class A-1M Certificates will provide additional credit support for the Class A-1 Certificates as described in this prospectus supplement.

See “Description of the Certificates— Overcollateralization Provisions,” “—Description of the Certificate Guaranty Insurance Policy,” “—Subordination” and “—Allocation of Losses” in this prospectus supplement.

Interest Rate Swap Agreement

Wells Fargo Bank, N.A., as supplemental interest trust trustee, will enter into an interest rate swap agreement with Barclays Bank PLC, the swap provider. Wells Fargo Bank, N.A. as swap administrator pursuant to a swap administration agreement, will receive and distribute funds with respect to the interest rate swap agreement on behalf of the supplemental interest trust, whether payable by or to the swap provider pursuant to the swap agreement. Pursuant to the swap administration agreement, on or before each distribution date, the swap administrator will be obligated to make fixed payments, and the swap provider will be obligated to make floating payments, in each case as set forth in the interest rate swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the swap administrator for payment to the swap provider. To the extent that the floating payment exceeds the fixed payment on any distribution date, the swap provider will make a net swap payment to the swap administrator, and the swap administrator, pursuant to a swap administration agreement, will remit such net swap payment to the trust to the extent needed to cover certain interest shortfalls, net WAC shortfall amounts and realized losses and to maintain or restore overcollateralization as described in this prospectus supplement, in each case to the extent the net monthly excess cashflow is insufficient.

Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount (to the extent not paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the holders of the certificates, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement (to the extent not paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), for which payments by the trust to the swap administrator will be subordinated to all distributions to the holders of the certificates.

Except as described in the preceding sentence, amounts payable by the trust to the swap administrator will be deducted from available funds before distributions to certificateholders.

See “Description of the Certificates — The Interest Rate Swap Agreement” in this prospectus supplement.

Optional Termination

At its option, the master servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates on the distribution date after the aggregate stated principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

In addition, if the master servicer does not exercise its option to purchase the mortgage loans, at any time, the pass-through rate on the offered certificates will increase as provided in this prospectus supplement.

See “Pooling and Servicing Agreement— Termination” and “Glossary—Rate Increase” in this prospectus supplement.

Federal Income Tax Consequences

Elections will be made to treat the trust (other than the net WAC shortfall reserve fund, and, for the avoidance of doubt, the supplemental interest trust, the swap administration agreement, the swap account and the interest rate swap agreement) as comprising two or more real estate mortgage investment conduits for federal income tax purposes.

See “Federal Income Tax Consequences” in this prospectus supplement.

Ratings

When issued, the offered certificates will receive the ratings set forth on page S-5 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this prospectus supplement.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement and in the prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Code (each, a “Plan”). Prior to the termination of the supplemental interest trust, Plans or persons using assets of a Plan may purchase the offered certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.

See “ERISA Considerations” in this prospectus supplement.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates May Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount From Their Fair Market Value

There can be no assurance that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

The Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement May Cause Losses or Shortfalls to Be Incurred on the Offered Certificates

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the subordinate certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay on your certificates as a result of delinquencies or defaults on the mortgage loans.

If delinquencies or defaults occur on the mortgage loans, neither the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the master servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the company, the master servicer, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See “Description of Credit Enhancement” in the prospectus.

Interest Generated by the Mortgage Loans May Be Insufficient to Create or Maintain Overcollateralization

The amount of interest generated by the mortgage loans (net of fees and expenses) may be higher than the amount of interest required to be paid to the offered certificates. Any remaining interest will then be used first to reimburse the certificate insurer, then absorb losses that occur on the mortgage loans, and then to maintain or restore overcollateralization. In addition, amounts payable to the supplemental interest trust under the interest rate swap agreement may be used to cover certain interest shortfalls, net WAC shortfall amounts and realized losses and to restore overcollateralization as described in this prospectus supplement. We cannot assure you, however, that enough excess interest or amounts available to the supplemental interest trust from the interest rate swap agreement will be available to cover losses or to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•

Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated, excess interest may be reduced because such mortgage loans will no longer be outstanding and generating interest.
•

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required distributions on the offered certificates.

•

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

The Difference Between the Interest Rates on the Offered Certificates and the Related Mortgage Loans May Result in Net WAC Shortfall Amounts with Respect to Such Certificates

The pass-through rate with respect to the offered certificates adjusts each month and is based upon the value of an index (one-month LIBOR) plus the related certificate margin, limited by the net WAC rate. However, the mortgage rate of substantially all of the adjustable-rate mortgage loans is based upon a different index (one-year CMT, six-month LIBOR or one-year LIBOR) plus the related gross margin, and adjusts monthly, semi-annually or annually, commencing, in many cases, after an initial fixed-rate period. Also, the mortgage rate on 16.90% of the sample mortgage loans is a fixed rate. One-month LIBOR, one-year CMT, six-month LIBOR or one-year LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable-rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because substantially all of the mortgage rates on the adjustable-rate mortgage loans adjust monthly, semi-annually or annually, and, in many cases, after an initial fixed-rate period, there will be a delay between the change in one-month LIBOR, one-year CMT, six-month LIBOR or one-year LIBOR and the rate on the related mortgage loan. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which one-year CMT, six-month LIBOR or one-year LIBOR are stable or falling or that, even if one-month LIBOR, one-year CMT, six-month LIBOR or one-year LIBOR rise during the same period, one-month LIBOR may rise much more rapidly than one-year CMT, six-month LIBOR or one-year LIBOR. To the extent that the related pass-through rate is limited to the net WAC rate, net WAC shortfall amounts may occur. See “Description of the Certificates — Interest Payments on the Certificates” in this prospectus supplement.

Some or all of this shortfall in respect of the offered certificates will be funded to the extent of net swap payments, if any, received by the supplemental interest trust from the swap provider under the interest rate swap agreement. However, if net swap payments under the interest rate swap agreement received by the supplemental interest trust from the swap provider do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date. In addition, although the offered certificates are entitled to certain payments during periods of increased one-month LIBOR rates, the swap provider will only be obligated to make payments under the interest rate swap agreement under certain circumstances. See “Description of the Certificates — The Interest Rate Swap Agreement” in this prospectus supplement.

To the extent that net swap payments payable by the swap provider under the interest rate swap agreement are insufficient to cover net WAC shortfall amounts on the offered certificates, net monthly excess cashflow may be used, subject to the priorities described in this prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the pass-through rate on a class of offered certificates is limited to the net WAC rate, there will be little or no net monthly excess cashflow.

Net WAC shortfall amounts with respect to the Class A-1W Certificates are not covered by the certificate guaranty insurance policy and may remain unpaid on the final scheduled distribution date.

Some of the Mortgage Loans Are Secured by Second Liens

Approximately 1.99% of the sample mortgage loans (by aggregate outstanding principal balance of the sample mortgage loans as of the cut-off date) are secured by second liens, rather than first liens. In the case of second liens, proceeds from liquidation of the mortgaged property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the mortgage loan as a bad debt.

Some of the Mortgage Loans Were Originated with Second Liens in Place

With respect to approximately 62.20% of the sample mortgage loans as of the cut-off date, at the time of origination of the first lien mortgage loan, a second lien mortgage loan was also in place. The weighted average loan-to-value ratio at origination of the first lien on these mortgage loans is approximately 76.77% and the weighted average combined loan-to-value ratio at origination of these mortgage loans (including the second lien) is approximately 95.75%. With respect to these mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the seller or from any other lender.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Properties and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans that Might Cause Losses or Shortfalls to Be Incurred on the Offered Certificates

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

The Value of the Mortgage Loans May Be Affected by, among Other Things, a Decline in Real Estate Values and Changes in the Borrowers' Financial Condition, Which May Cause Losses or Shortfalls to be Incurred on the Offered Certificates

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in property values is more likely to result in losses on mortgage loans with high loan-to-value ratios. Such losses will be allocated to the offered certificates to the extent not covered by credit enhancement.

The Mortgage Loans Were Underwritten to Non-Conforming Underwriting Standards, Which May Result in Losses or Shortfalls to Be Incurred on the Offered Certificates

The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the seller's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses with Respect to These Mortgage Loans

Approximately 0.31%, 53.33% and 30.11% of the sample mortgage loans (by aggregate outstanding principal balance of the sample mortgage loans as of the cut-off date) have initial interest only periods of three, five and ten years, respectively. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the offered certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

The Mortgage Loans Are Concentrated in the State of California, Which May Result in Losses with Respect to these Mortgage Loans

Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots, or by disruptions such as ongoing power outages. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Approximately 54.64% of the sample mortgage loans (by aggregate principal balance as of the cut-off date) are in the state of California. The concentration of the mortgage loans in the state of California may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

Some of the Mortgage Loans Provide for Balloon Payments at Maturity, Which May Result in a Greater Risk of Loss with Respect to these Mortgage Loans

Approximately 1.90% of the sample mortgage loans (by aggregate principal balance as of the cut-off date) are balloon loans. These mortgage loans will require a substantial payment of principal (that is, a balloon payment) at their stated maturity in addition to their scheduled monthly payment. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor's ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the offered certificates to the extent losses or delays in payment caused by these risks which are not covered by credit enhancement are allocated to, or result in a slower rate of principal payments on, the offered certificates.

The Rate and Timing of Prepayments Will Affect Your Yield

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
•

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

•

Approximately 73.84% of the sample mortgage loans (by aggregate principal balance as of the cut-off date) require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•

The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

•

The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

•

Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to these Mortgage Loans

To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Some Additional Risks are Associated with the Offered Certificates

The weighted average lives of, and the yields to maturity on, the Class B, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates will be sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans will reduce the certificate principal balance of the Class B Certificates and then each class of Class M Certificates outstanding with the lowest payment priority. In addition, after the certificate principal balances of the subordinate certificates have been reduced to zero, any realized losses on the mortgage loans will be allocated to the Class A-1, Class A-1M, Class A-1W, Class A-2A, Class A-2B, Class A-2C and Class A-2D, pro rata, provided, however, that any realized losses on the mortgage loans that would otherwise be allocated (i) to the Class A-1 Certificates will instead be allocated to the Class A-1M Certificates, until its certificate principal balance has been reduced to zero and (ii) to the Class A-1W Certificates will be covered by the certificate guaranty insurance policy.

In addition, the yield on the offered certificates will be sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by a class of certificates with a lower payment priority or, in the case of the Class A-1W Certificates, the certificate guaranty insurance policy. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls Will Affect Your Yield

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act, as amended, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the subservicer and master servicer to collect full amounts of interest on the mortgage loan. This may result in a shortfall in interest collections available for distribution to certificateholders on the next distribution date. The subservicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the subservicer's aggregate servicing fee for the related calendar month, and the master servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount required to be paid by the subservicer which is not paid by the subservicer and the amount of the master servicer's aggregate servicing fee for the related calendar month. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the subservicer or the master servicer. Further, any such shortfalls on the Class A-1W Certificates will not be covered by the certificate guaranty insurance policy.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the subservicer, the master servicer or by payments pursuant to the interest rate swap agreement, will be allocated, first, in reduction of amounts otherwise distributable to the holders of the Class C Certificates, and thereafter, to the monthly interest distributable Amounts with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the net monthly excess cashflow in accordance with the payment provisions in this prospectus supplement. If these shortfalls are allocated to the offered certificates and are not reimbursed on any distribution date, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans also are subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;
•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans —Consumer Compliance Laws and Regulations” in the prospectus.

The seller will represent that as of the closing date, each mortgage loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, truth-in-lending and disclosure laws. The seller will also represent that each mortgage loan is being serviced in all material respects in accordance with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

There May Be Variations in the Mortgage Loans from the Sample Mortgage Loans

The sample mortgage loans include mortgage loans whose characteristics may vary from the specific characteristics reflected in the final pool of mortgage loans, although the extent of such variance is not expected to be material. Within 15 days of the closing date, tables will be filed on Form 8-K reflecting the mortgage loans.

The Ratings on the Offered Certificates Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Certificates

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described on page S-5 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See “Ratings” in this prospectus supplement and in the prospectus.

A Transfer of Subservicing May Result in Increased Losses and Delinquencies on the Mortgage Loans

Substantially all of the mortgage loans will initially be subserviced by Countrywide Home Loans Servicing LP, as described herein under “Pooling and Servicing Agreement—The Subservicers.” However, the master servicer has entered into a contract to transfer the subservicing with respect to substantially all of the mortgage loans to GMAC Mortgage Corporation or an affiliate thereof on or about March 1, 2006. Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on the mortgage loans.

The Recording of Mortgages in the Name of MERS May Affect the Yield on the Certificates.

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS® System. However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the offered certificates.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

For additional information regarding MERS and the MERS® System, see “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “Yield on the Certificates—Yield Sensitivity of the Offered Certificates” in this prospectus supplement.

The Interest Rate Swap Agreement and the Swap Provider

Any net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement will be available as described in this prospectus supplement to cover certain interest shortfalls, net WAC shortfall amounts and realized losses and to maintain or restore overcollateralization as described in this prospectus supplement. However, no net swap payments will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds the applicable fixed rate described in this prospectus supplement. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover certain interest shortfalls, net WAC shortfall amounts and realized losses and to maintain or restore overcollateralization. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the interest distributed to the offered certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this prospectus supplement and to the extent not paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee) will reduce amounts available for distribution to the holders of the certificates.

Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider (to the extent not paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), the trust will be required to make a payment to the swap administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the holders of the certificates (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, which swap termination payments will be subordinated to distributions to the holders of the offered certificates). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust to the swap administrator for payment to the swap provider before such effects are borne by the Class A Certificates, and one or more classes of subordinate certificates may suffer a loss as a result of such payment. Investors should note that the trust will make a net swap payment to the swap administrator for payment to the swap provider unless and while one-month LIBOR equals or exceeds the applicable fixed rate described in this prospectus supplement.

Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls, net WAC shortfall amounts and realized losses and to maintain or restore overcollateralization as described in this prospectus supplement. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of net monthly excess cashflow may be reduced. To the extent that distributions on the offered certificates depend in part on payments to be received by the swap administrator, on behalf of the Supplemental Interest Trust Trustee, under the interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate principal balance of the sample mortgage loans as of the Cut-off Date. The collateral information provided in this prospectus supplement is subject to a 5% variance.

The mortgage pool will consist of one- to four-family, adjustable-rate residential mortgage loans secured by first liens on mortgaged properties and fixed-rate residential mortgage loans secured by first and second liens on mortgaged properties. The mortgage loans will have original terms to maturity of not greater than 30 years.

The Seller will convey the mortgage loans to the company on the Closing Date pursuant to the Mortgage Loan Purchase Agreement. The company will convey the mortgage loans to the trust on the Closing Date pursuant to the Agreement. The Seller will make certain representations and warranties with respect to the mortgage loans in the Mortgage Loan Purchase Agreement. These representations and warranties will be assigned by the company to the Trustee for the benefit of the certificateholders and the certificate insurer. As more particularly described in the prospectus, the Seller will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the certificateholders and the certificate insurer. In the event the Seller fails to repurchase a mortgage loan, Impac Holdings will be required to do so. See “The Mortgage Pools—Representations by Sellers” in the prospectus.

The mortgage loans will have been originated or acquired by the Seller in accordance with the underwriting criteria described in this prospectus supplement. See “—Underwriting” below.

Substantially all of the mortgage loans will initially be subserviced by Countrywide Home Loans Servicing LP. The subservicing with respect to substantially all of the mortgage loans will be transferred to GMAC Mortgage Corporation or an affiliate thereof on or about March 1, 2006, as described herein under “Pooling and Servicing Agreement—The Subservicers.”

All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary “due-on-sale” clause.

Certain of the mortgage loans will have their first scheduled monthly payments due in February 2006. As to those mortgage loans, no principal amortization payments will be distributed (unless prepayments are received thereon) until the distribution date occurring in February 2006, the month in which the first scheduled monthly payment is due. However, on the Closing Date, cash will be deposited in the Certificate Account in an amount equal to one month's interest accrued from December 1, 2005 (at the related mortgage rates) on such mortgage loans, to be remitted to the Trustee for distribution on the distribution date occurring in January 2006, the month prior to the month in which the first scheduled monthly payment is due on such mortgage loans.

Mortgage Rate Adjustment

The mortgage rate on the adjustable-rate mortgage loans will generally adjust monthly, semi-annually or annually commencing after an initial period after origination of one month, six months, one year, two years, three years, five years, seven years or ten years, as applicable, in each case on each applicable adjustment date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related index and (ii) the gross margin. In addition, the mortgage rate on each adjustable-rate mortgage loan is subject on its first adjustment date following its origination to an initial rate cap and on each adjustment date thereafter to a periodic rate cap. All of the adjustable-rate mortgage loans are also subject to maximum and minimum lifetime mortgage rates. The adjustable-rate mortgage loans were generally originated with an initial mortgage rate below the sum of the index rate at origination and the gross margin. Due to the application of the initial rate caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any adjustable-rate mortgage loan, as adjusted on any related adjustment date, may not equal the sum of the index and the gross margin.

The mortgage rate on a substantial majority of the sample adjustable-rate mortgage loans adjusts based on an index equal to Six-Month LIBOR. In the event that the related index is no longer available, an index that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

Substantially all of the sample adjustable-rate mortgage loans will not have reached their first adjustment date as of the Closing Date. The initial mortgage rate is generally lower than the rate that would have been produced if the applicable gross margin had been added to the index rate in effect at origination. Adjustable-rate mortgage loans that have not reached their first adjustment date are subject to the initial rate cap on their first adjustment date, and periodic rate caps thereafter.

Indices on the Adjustable-Rate Mortgage Loans

The index applicable to the determination of the mortgage rate on approximately 68.01% (by aggregate outstanding principal balance of the sample adjustable-rate mortgage loans as of the Cut-off Date) of the sample mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or Six-Month LIBOR.

The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae. The rates are determined from information that is available as of 11:00 a.m. (London time) on the second to last business day of each month. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae). No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any adjustable-rate mortgage loan based on Six-Month LIBOR.

Six-Month LIBOR

Month	1997	1998	1999	2000	2001	2002	2003	2004	2005
January	5.71%	5.75%	5.04%	6.23%	5.36%	1.99%	1.35%	1.21%	2.96%
February	5.68	5.78	5.17	6.32	4.96	2.06	1.34	1.10	3.15
March	5.96	5.80	5.08	6.53	4.71	2.33	1.26	1.09	3.39
April	6.08	5.87	5.08	6.61	4.23	2.10	1.29	1.10	3.42
May	6.01	5.81	5.19	7.06	3.91	2.09	1.22	1.11	3.54
June	5.94	5.87	5.62	7.01	3.83	1.95	1.12	1.36	3.71
July	5.83	5.82	5.65	6.88	3.70	1.86	1.15	1.99	3.92
August	5.86	5.69	5.90	6.83	3.48	1.82	1.21	1.99	4.06
September	5.85	5.36	5.96	6.76	2.53	1.75	1.18	2.17	4.22
October	5.81	5.13	6.13	6.72	2.17	1.62	1.22	2.30	4.45
November	6.04	5.28	6.04	6.68	2.10	1.47	1.25	2.62	4.58
December	6.01	5.17	6.13	6.20	1.98	1.38	1.22	2.78

The index applicable to the determination of the mortgage rate on approximately 13.75% (by aggregate outstanding principal balance of the sample adjustable-rate mortgage loans as of the Cut-off Date) of the sample mortgage loans is the average of the interbank offered rates for one-year United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or One-Year LIBOR.

The index applicable to the determination of the mortgage rate on approximately 1.32% (by aggregate outstanding principal balance of the sample adjustable-rate mortgage loans as of the Cut-off Date) of the sample mortgage loans will be based on One-Month LIBOR. One-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

The index applicable to the determination of the mortgage rate on approximately 0.01% of the sample adjustable-rate mortgage loans will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note, or One-Year CMT.

Prepayment Charges

Approximately 73.84% of the sample mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within one year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan. The amount of the prepayment charge will generally be equal to 6 months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. The Master Servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if the Master Servicer does so in compliance with the prepayment charge waiver standards set forth in the Agreement. If the Master Servicer waives any prepayment charge other than in accordance with the standards set forth in the Agreement, the Master Servicer will be required to pay the amount of the waived prepayment charge. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Primary Mortgage Insurance

Approximately 6.91% of the sample mortgage loans with a loan-to-value ratio at origination in excess of 80.00% will be insured by one of the following: (1) a Primary Insurance Policy issued by a private mortgage insurer (other than a PMI Insurer Policy), or (2) the PMI Insurer Policy.

Each Primary Insurance Policy will insure against default under each insured mortgage note as follows: (A) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 80.01% and up to and including 90.00% of the lesser of the Appraised Value and the sale price, such mortgage loan is covered in an amount equal to at least 12.00% of the Allowable Claim and (B) for which the outstanding principal balance at origination of such mortgage loan exceeded 90.00% of the lesser of the Appraised Value and the sale price, such mortgage loan is covered in an amount equal to at least 20.00% of the Allowable Claim.

See “Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder — Hazard Insurance Policies” in the prospectus.

The PMI Insurer

Radian Guaranty Inc.

Radian Guaranty Inc., a Pennsylvania corporation with its principal offices in Philadelphia, Pennsylvania, is a private mortgage insurance company and a wholly-owned subsidiary of Radian Group Inc., an insurance holding company listed on the New York Stock Exchange. Radian is licensed in all 50 states and in the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. Radian’s financial strength is rated “AA” by S&P and Fitch Ratings and “Aa3” by Moody’s. Radian’s financial strength currently is not rated by any other rating agency. Each financial strength rating of Radian should be evaluated independently. The ratings reflect the respective rating agencies’ current assessments of the creditworthiness of Radian and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any class of Offered Certificates, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable rating agencies. Any downward revision, qualification or withdrawal of any of the above ratings may have an adverse effect on the market prices of the Offered Certificates. Radian does not guaranty the market prices of the Offered Certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

Copies of Radian’s quarterly and annual statutory financial statements, which are based on accounting principles that differ in significant respects from generally accepted accounting principles, are available upon request to Radian at Radian Guaranty Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103. Radian’s telephone number is (215) 231-1000.

The PMI Policy

Approximately 6.91% of the sample mortgage loans by aggregate outstanding principal balance of the sample mortgage loans as of the Cut-off Date, are insured by the PMI Insurer pursuant to the PMI Insurer Policy. The mortgage loans covered by the PMI Insurer Policy are referred to as the PMI Mortgage Loans. The insured percentage of the claim varies on a loan-by-loan basis based upon the original loan-to-value ratio of the related mortgage loan.

The PMI Insurer Policy will only cover those mortgage loans which meet certain underwriting criteria as determined by the PMI Insurer. The PMI Insurer Policy will be required to remain in force with respect to each PMI Mortgage Loan until (i) the principal balance of the PMI Mortgage Loan is paid in full or liquidated, (ii) upon written notice of cancellation of the PMI Insurer Policy from the insured to the PMI Insurer, (iii) upon written notice of cancellation of the PMI Insurer Policy from the PMI Insurer to the insured or (iv) any event specified in the PMI Insurer Policy occurs that allows for the termination of that PMI Insurer Policy by the PMI Insurer.

The PMI Insurer Policy generally will require that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within fifteen (15) days after such loan is three (3) months in default, and appropriate proceedings to obtain title to the property securing such PMI Mortgage Loan must be commenced within six months of default. The PMI Policy under which the PMI Mortgage Loans are insured will contain provisions substantially as follows: (i) a claim generally includes unpaid principal, accrued interest to the date such claim is presented by the insured, and certain advances and expenses as set forth in the PMI Insurer Policy; (ii) when a claim is presented the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim with the insured retaining title to the property securing the PMI Mortgage Loan; and (iii) a claim generally must be paid within 60 days after the claim is filed by the insured.

Unless approved in writing by the PMI Insurer, the insured under the PMI Insurer Policy will not be permitted to make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, mortgage rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by the terms of the related PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured’s approval, the PMI Insurer’s liability for coverage of the PMI Mortgage Loan under the related PMI Insurer Policy generally will terminate as of the date of such assumption, unless the applicable PMI Insurer approves the assumption in writing.

The PMI Insurer Policy specifically excludes coverage of: (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; and (ii) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Insurer Policy or of its obligations as imposed by operation of law and (iii) certain other claims as set forth in the PMI Insurer Policy.

In issuing the PMI Insurer Policy, the PMI Insurer will rely upon certain information and data regarding the PMI Mortgage Loans furnished to the PMI Insurer by the originator. The PMI Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) any loss arising in connection with the failure of the borrower to make any payment of principal and interest due under a loan which payment arises because the insured exercised its right to call or accelerate such loan or because the term of such loan is shorter than the amortization period, and which payment is for an amount more than twice the regular periodic payments of principal and interest, (ii) any loss from a loan where a delinquency exists at the effective date of the certificate of insurance, as defined in the PMI Insurer Policy, (iii) misrepresentation or fraud in obtaining such PMI Insurer Policy or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the lender or certain other persons involved in the origination of the PMI Mortgage Loan or the application for insurance, or (iv) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans. In addition, the PMI Insurer Policy will not cover the costs or expenses related to the repair of physical damage to a property securing a PMI Mortgage Loan.

The preceding description of the PMI Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the PMI Insurer Policy. For a more complete description of these provisions, terms and conditions, reference is made to the PMI Insurer Policy, a copies of which are available upon request from the Trustee.

Sample Mortgage Loan Characteristics

The statistical information included in this prospectus supplement with respect to the mortgage loans is based on a pool of 7,005 mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $1,989,063,547.73, after application of scheduled payments due on or before the Cut-off Date whether or not received. References to percentages of the sample mortgage loans unless otherwise noted are calculated based on the aggregate principal balance of the sample mortgage loans as of the Cut-off Date.

Approximately 83.10% of the sample mortgage loans have adjustable rates and are secured by first liens on the related mortgaged property. Approximately 14.91% of the sample mortgage loans have fixed rates and are secured by first liens on the related mortgaged property. Approximately 1.99% of the sample mortgage loans have fixed rates and are secured by second liens on the related mortgaged property.

The average principal balance of the sample mortgage loans at origination was approximately $284,053. No sample mortgage loan had a principal balance at origination of greater than approximately $2,000,000 or less than approximately $10,000. The average principal balance of the sample mortgage loans as of the Cut-off Date was approximately $283,949. No sample mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $2,000,000 or less than approximately $3,560.

As of the Cut-off Date, the sample mortgage loans had mortgage rates ranging from approximately 3.500% per annum to approximately 14.125% per annum and the weighted average mortgage rate was approximately 6.769% per annum. The weighted average remaining term to stated maturity of the sample mortgage loans was approximately 355 months as of the Cut-off Date. None of the sample mortgage loans will have a first Due Date prior to February 1, 2004 or after February 1, 2006, or will have a remaining term to stated maturity of less than 144 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any sample mortgage loan is January 1, 2036.

Approximately 0.31%, 53.33% and 30.11% of the sample mortgage loans have initial interest only periods of three, five and ten years, respectively.

The loan-to-value ratio of a sample mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The combined loan-to-value ratio of a sample mortgage loan secured by a second lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, plus the outstanding principal balance of the related senior lien, to the appraised value of the related mortgaged property at the time of origination. The weighted average of the loan-to-value ratios and combined loan-to-value ratios, as applicable, at origination of the sample mortgage loans was approximately 76.49%. No loan-to-value ratio or combined loan-to-value ratio, as applicable, at origination of any sample mortgage loans was greater than approximately 100.00% or less than approximately 12.65%.

The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the seller and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS® System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the Cut-off Date, approximately 34.99% of the aggregate principal balance of the sample mortgage loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see “Yield on the Certificates—Yield Sensitivity of the Offered Certificates” in this prospectus supplement.

Approximately 508 sample mortgage loans, representing approximately 1.90% of the sample mortgage pool (by aggregate outstanding principal balance as of the Cut-off Date) are balloon loans. The amount of the balloon payment on each of these mortgage loans is substantially in excess of the amount of the scheduled monthly payment on such mortgage loan for the period prior to the Due Date of the balloon payment. These sample mortgage loans have a weighted average remaining term to stated maturity of approximately 175.77 months.

None of the sample mortgage loans are buydown mortgage loans.

None of the sample mortgage loans were 30 days or more delinquent as of the Cut-off Date.

As of the Closing Date, no loan-to-value ratio or combined loan-to-value ratio, as applicable, of any mortgage loans was greater than 100.00%.

Set forth below is a description of certain additional characteristics of the sample mortgage loans as of the Cut-off Date, except as otherwise indicated. All percentages of the sample mortgage loans are approximate percentages by aggregate principal balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

•     Mortgage Loan Programs(1)

Loan Programs	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
30Yr Fixed	$117,852,921	485	5.93%	$242,996	6.704%	358.53	702	72.27%
15Yr Fixed	4,148,323	27	0.21	153,642	6.815	176.99	711	66.72
20Yr Fixed	1,664,653	9	0.08	184,961	6.780	238.59	686	74.97
30/15 Fixed Balloon	37,784,225	508	1.90	74,378	10.631	175.77	695	95.11
20Yr Fixed - IO	67,990	1	0.00	67,990	10.500	237.00	629	99.99
15Yr Fixed - IO	918,126	11	0.05	83,466	10.879	175.34	679	98.71
30Yr Fixed - IO	173,706,503	499	8.73	348,109	6.657	358.95	710	71.82
30Y LIB1M	2,744,981	6	0.14	457,497	6.363	358.48	725	79.32
30Y LIB1M - IO	23,577,069	57	1.19	413,633	6.583	358.63	690	71.93
30Y LIB6M	8,572,515	30	0.43	285,751	6.827	358.96	689	76.98
30Y LIB6M - IO	105,632,902	274	5.31	385,522	6.636	359.03	697	75.13
30Y LIB12M	17,120,576	57	0.86	300,361	6.989	359.52	671	76.68
30Y LIB12M - IO	241,666,255	699	12.15	345,731	6.527	359.41	694	77.43
2/28 LIB6M	85,529,482	395	4.30	216,530	7.096	358.62	671	77.32
2/28 LIB6M - IO	802,977,115	2,777	40.37	289,153	6.786	358.83	681	77.87
2/28 LIB12M	487,540	1	0.02	487,540	5.375	356.00	739	75.00
2/28 LIB12M - IO	475,000	1	0.02	475,000	5.625	359.00	773	69.34
3/27 LIB6M	13,405,897	67	0.67	200,088	6.827	358.59	675	75.51
3/27 LIB6M - IO	130,412,240	415	6.56	314,246	6.569	358.69	695	77.08
3/27 LIB12M - IO	330,200	2	0.02	165,100	6.135	358.00	662	78.65
5/25 LIB6M	35,472,017	167	1.78	212,407	6.732	358.82	706	78.16
5/25 LIB6M - IO	157,650,202	450	7.93	350,334	6.504	359.13	711	73.12
5/25 LIB12M	1,575,801	4	0.08	393,950	6.038	359.03	694	74.60
5/25 LIB12M - IO	9,448,171	22	0.48	429,462	5.833	358.94	726	73.81
7/23 LIB6M	630,000	1	0.03	630,000	5.750	360.00	765	60.00
7/23 LIB6M - IO	7,994,100	17	0.40	470,241	5.923	359.46	726	71.42
7/23 LIB12M	232,779	1	0.01	232,779	6.250	359.00	707	58.25
7/23 LIB12M - IO	1,553,000	3	0.08	517,667	5.810	358.72	776	64.34
7/23 CMT1Y	231,775	1	0.01	231,775	6.125	359.00	609	80.00
10/20 LIB6M	1,024,040	6	0.05	170,673	6.418	359.17	697	72.22
10/20 LIB6M - IO	3,527,150	11	0.18	320,650	6.194	358.53	736	68.71
10/1 LIB12M - IO	650,000	1	0.03	650,000	6.250	359.00	720	77.38
Total	$1,989,063,547	7,005	100.00%	$283,949	6.769%	354.87	691	76.49%

______________________

(1)     A mortgage loan with a loan program including the term “30Y LIB1M” has a term of 30 years and the mortgage rate adjusts monthly based on the value of One-Month LIBOR. A mortgage loan with a loan program including the term “30Y LIB6M” has a term of 30 years and the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “30Y LIB12M” has a term of 30 years and the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “2/28 LIB6M” has a term of 30 years, the first two of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “2/28 LIB12M” has a term of 30 years, the first two of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “3/27 LIB6M” has a term of 30 years, the first three of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “3/27 LIB12M” has a term of 30 years, the first three of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “5/25 LIB6M” has a term of 30 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “5/25 LIB12M” has a term of 30 years, the first five of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “7/23 LIB6M” has a term of 30 years, the first seven of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “7/23 LIB12M” has a term of 30 years, the first seven of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “7/23 CMT1Y” has a term of 30 years, the first seven of which consist of a fixed rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year CMT. A mortgage loan with a loan program including the term “10/20 LIB6M” has a term of 30 years, the first ten of which consist of a fixed rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “IO” has an interest only period. A mortgage loan with a loan program of “15Yr Fixed”, “20Yr Fixed” or “30Yr Fixed” is a fixed-rate loan with a term of 15, 20 or 30 years, respectively. A mortgage loan with a loan program of “30/15 Fixed Balloon” has an amortization term of 30 years, has a mortgage rate that is fixed for the entire term and requires a balloon payment in year 15.

•     Principal Balances as of Origination

Range of Mortgage Loan Principal Balance ($)	Original Balance	No. of Loans	% of Total by Original Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
$0.01 - $50,000.00	$8,585,316	258	0.43%	$33,276	10.760%	191.09	699	93.04%
$50,000.01 - $100,000.00	40,336,768	515	2.03	78,324	8.371	294.58	685	82.80
$100,000.01 - $150,000.00	118,221,160	934	5.94	126,575	7.202	347.55	682	78.08
$150,000.01 - $200,000.00	185,150,403	1,047	9.31	176,839	6.891	355.11	685	77.36
$200,000.01 - $250,000.00	206,092,994	916	10.36	224,992	6.799	357.00	685	77.13
$250,000.01 - $300,000.00	220,059,008	799	11.06	275,418	6.800	354.95	685	77.69
$300,000.01 - $350,000.00	202,514,639	623	10.18	325,064	6.648	358.33	685	77.61
$350,000.01 - $400,000.00	212,755,862	566	10.69	375,894	6.656	358.3	691	77.06
$400,000.01 - $450,000.00	137,428,521	323	6.91	425,475	6.590	358.34	697	76.49
$450,000.01 - $500,000.00	133,946,744	281	6.73	476,679	6.585	357.75	695	76.46
$500,000.01 - $550,000.00	90,944,207	173	4.57	525,689	6.514	357.88	698	76.65
$550,000.01 - $600,000.00	90,860,687	158	4.57	575,068	6.595	359.04	700	77.14
$600,000.01 - $650,000.00	70,715,400	112	3.55	631,388	6.457	358.02	710	75.22
$650,000.01 - $700,000.00	40,054,250	59	2.01	678,886	6.684	355.75	698	77.53
$700,000.01 - $750,000.00	49,053,058	67	2.47	732,135	6.775	359.19	696	72.41
$750,000.01 - $800,000.00	20,253,099	26	1.02	778,965	6.560	359.04	714	74.74
$800,000.01 - $850,000.00	10,798,656	13	0.54	830,666	7.020	358.85	688	72.50
$850,000.01 - $900,000.00	21,297,430	24	1.07	887,393	6.689	359.08	702	73.26
$900,000.01 - $950,000.00	7,407,600	8	0.37	925,950	6.433	359.12	692	72.63
$950,000.01 - $1,000,000.00	49,407,909	50	2.48	988,158	6.575	358.92	694	67.80
$1,050,000.01 - $1,100,000.00	4,289,989	4	0.22	1,072,497	6.936	359.49	710	70.02
$1,100,000.01 - $1,150,000.00	7,827,150	7	0.39	1,118,164	6.806	359.14	704	69.66
$1,150,000.01 - $1,200,000.00	4,725,000	4	0.24	1,181,250	6.341	359.00	751	71.19
$1,200,000.01 - $1,250,000.00	2,442,500	2	0.12	1,221,250	6.942	358.51	718	67.47
$1,250,000.01 - $1,300,000.00	6,401,250	5	0.32	1,280,250	6.746	358.61	722	69.91
$1,300,000.01 - $1,350,000.00	5,329,500	4	0.27	1,332,375	6.565	359.50	719	71.27
$1,350,000.01 - $1,400,000.00	1,397,000	1	0.07	1,397,000	5.875	359.00	665	64.97
$1,400,000.01 - $1,450,000.00	8,553,350	6	0.43	1,425,558	6.479	359.00	727	65.91
$1,450,000.01 - $1,500,000.00	13,352,150	9	0.67	1,483,572	6.583	359.01	694	65.38
$1,500,000.01 - $1,550,000.00	1,505,000	1	0.08	1,505,000	6.625	360.00	626	70.00
$1,600,000.01 - $1,650,000.00	4,880,000	3	0.25	1,626,667	6.831	359.67	711	68.34
$1,700,000.01 - $1,750,000.00	3,467,000	2	0.17	1,733,500	6.255	358.50	744	50.08
$1,800,000.01 - $1,850,000.00	1,850,000	1	0.09	1,850,000	6.990	358.00	666	64.52
$1,900,000.01 - $1,950,000.00	1,907,500	1	0.10	1,907,500	7.750	360.00	801	70.00
$1,950,000.01 - $2,000,000.00	5,982,500	3	0.30	1,994,167	6.626	360.00	690	63.70
Total	$1,989,793,600	7,005	100.00%	$284,053	6.769%	354.86	691	76.49%

As of origination, the average original principal balance of the sample mortgage loans was approximately $284,053.

•

Principal Balances as of the Cut-off Date

Range of Mortgage Loan Principal Balance ($)	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
$0.01 - $50,000.00	$8,555,863	258	0.43%	$33,162	10.761%	191.12	699	93.05%
$50,000.01 - $100,000.00	40,391,749	516	2.03	78,279	8.367	294.81	685	82.77
$100,000.01 - $150,000.00	118,324,451	935	5.95	126,550	7.202	347.60	682	78.10
$150,000.01 - $200,000.00	185,144,111	1,047	9.31	176,833	6.890	355.11	685	77.32
$200,000.01 - $250,000.00	206,333,151	917	10.37	225,009	6.798	357.01	685	77.12
$250,000.01 - $300,000.00	219,511,518	797	11.04	275,422	6.801	354.95	685	77.73
$300,000.01 - $350,000.00	202,128,962	622	10.16	324,966	6.646	358.33	685	77.61
$350,000.01 - $400,000.00	212,719,347	566	10.69	375,829	6.656	358.30	691	77.06
$400,000.01 - $450,000.00	137,400,562	323	6.91	425,389	6.590	358.34	697	76.49
$450,000.01 - $500,000.00	133,915,407	281	6.73	476,567	6.585	357.76	695	76.46
$500,000.01 - $550,000.00	90,919,951	173	4.57	525,549	6.514	357.88	698	76.65
$550,000.01 - $600,000.00	90,852,889	158	4.57	575,018	6.595	359.04	700	77.14
$600,000.01 - $650,000.00	70,703,479	112	3.55	631,281	6.457	358.02	710	75.22
$650,000.01 - $700,000.00	40,050,025	59	2.01	678,814	6.684	355.75	698	77.53
$700,000.01 - $750,000.00	49,048,055	67	2.47	732,061	6.775	359.19	696	72.41
$750,000.01 - $800,000.00	20,250,972	26	1.02	778,884	6.560	359.04	714	74.74
$800,000.01 - $850,000.00	10,795,865	13	0.54	830,451	7.020	358.85	688	72.5
$850,000.01 - $900,000.00	21,296,046	24	1.07	887,335	6.689	359.08	702	73.26
$900,000.01 - $950,000.00	7,407,600	8	0.37	925,950	6.433	359.12	692	72.63
$950,000.01 - $1,000,000.00	49,403,655	50	2.48	988,073	6.575	358.92	694	67.8
$1,050,000.01 - $1,100,000.00	4,289,989	4	0.22	1,072,497	6.936	359.49	710	70.02
$1,100,000.01 - $1,150,000.00	7,827,150	7	0.39	1,118,164	6.806	359.14	704	69.66
$1,150,000.01 - $1,200,000.00	4,725,000	4	0.24	1,181,250	6.341	359.00	751	71.19
$1,200,000.01 - $1,250,000.00	2,442,500	2	0.12	1,221,250	6.942	358.51	718	67.47
$1,250,000.01 - $1,300,000.00	6,401,250	5	0.32	1,280,250	6.746	358.61	722	69.91
$1,300,000.01 - $1,350,000.00	5,329,500	4	0.27	1,332,375	6.565	359.5	719	71.27
$1,350,000.01 - $1,400,000.00	1,397,000	1	0.07	1,397,000	5.875	359.00	665	64.97
$1,400,000.01 - $1,450,000.00	8,553,350	6	0.43	1,425,558	6.479	359.00	727	65.91
$1,450,000.01 - $1,500,000.00	13,352,150	9	0.67	1,483,572	6.583	359.01	694	65.38
$1,500,000.01 - $1,550,000.00	1,505,000	1	0.08	1,505,000	6.625	360.00	626	70.00
$1,600,000.01 - $1,650,000.00	4,880,000	3	0.25	1,626,667	6.831	359.67	711	68.34
$1,700,000.01 – $1,750,000.00	3,467,000	2	0.17	1,733,500	6.255	358.5	744	50.08
$1,800,000.01 - $1,850,000.00	1,850,000	1	0.09	1,850,000	6.990	358.00	666	64.52
$1,900,000.01 - $1,950,000.00	1,907,500	1	0.10	1,907,500	7.750	360.00	801	70.00
$1,950,000.01 - $2,000,000.00	5,982,500	3	0.30	1,994,167	6.626	360.00	690	63.7
Total	$1,989,063,547	7,005	100.00%	$283,949	6.769%	354.87	691	76.49%

As of the Cut-off Date, the average current principal balance of the sample mortgage loans was approximately $283,949.

•

Mortgage Rates

Range of Mortgage Rates (%)	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
3.500 - 3.999	$300,000	1	0.02%	$300,000	3.500%	353.00	723	48.38%
4.500 - 4.999	7,341,790	22	0.37	333,718	4.771	358.41	709	76.33
5.000 - 5.499	43,534,760	120	2.19	362,790	5.258	358.38	711	75.87
5.500 - 5.999	274,871,463	812	13.82	338,512	5.783	357.17	710	72.15
6.000 - 6.499	436,363,220	1,318	21.94	331,080	6.234	358.74	700	74.83
6.500 - 6.999	618,916,101	2,061	31.12	300,299	6.722	358.50	687	76.46
7.000 - 7.499	282,543,914	1,024	14.20	275,922	7.198	358.44	681	77.90
7.500 - 7.999	199,243,792	737	10.02	270,344	7.690	358.99	678	78.70
8.000 - 8.499	47,193,835	186	2.37	253,730	8.176	357.19	681	79.83
8.500 - 8.999	28,170,566	151	1.42	186,560	8.687	342.87	666	82.66
9.000 - 9.499	9,514,832	60	0.48	158,581	9.197	313.95	665	84.95
9.500 - 9.999	10,789,200	103	0.54	104,750	9.723	251.53	681	91.51
10.000 - 10.499	7,254,970	84	0.36	86,369	10.191	204.59	703	92.79
10.500 - 10.999	7,096,395	96	0.36	73,921	10.720	210.49	692	94.32
11.000 - 11.499	5,121,383	70	0.26	73,163	11.137	183.82	696	95.81
11.500 - 11.999	4,900,772	65	0.25	75,396	11.736	186.93	678	95.53
12.000 - 12.499	2,357,787	38	0.12	62,047	12.114	187.26	683	96.84
12.500 - 12.999	2,030,116	29	0.10	70,004	12.751	176.41	698	95.67
13.000 - 13.499	814,930	15	0.04	54,329	13.179	175.32	665	95.91
13.500 - 13.999	613,785	12	0.03	51,149	13.697	175.25	649	97.23
14.000 - 14.499	89,935	1	0.00	89,935	14.125	176.00	660	95.00
Total	$1,989,063,547	7,005	100.00%	$283,949	6.769%	354.87	691	76.49%

As of the Cut-off Date, the weighted average mortgage rate of the sample mortgage loans was approximately 6.769% per annum.

•     Gross Margin*

Range of Gross Margins (%)	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
1.500 - 1.749	$630,500	1	0.04%	$630,500	6.750%	359.00	789	65.00%
1.750 - 1.999	1,706,000	2	0.10	853,000	5.897	359.00	746	72.30
2.250 - 2.499	174,942,207	435	10.58	402,166	6.161	359.08	720	71.98
2.500 - 2.749	1,070,500	3	0.06	356,833	6.223	357.32	717	68.51
2.750 - 2.999	117,865,844	344	7.13	342,633	6.875	358.72	697	74.17
3.000 - 3.249	34,086,663	101	2.06	337,492	6.430	358.58	694	75.84
3.250 - 3.499	259,018,302	847	15.67	305,807	6.907	359.21	699	76.23
3.500 - 3.749	57,617,511	200	3.49	288,088	6.714	358.84	702	74.96
3.750 - 3.999	31,440,342	112	1.90	280,717	6.663	358.96	698	77.03
4.000 - 4.249	335,436,843	976	20.29	343,685	6.580	359.35	692	76.87
4.250 - 4.499	20,226,149	73	1.22	277,071	6.847	358.67	701	79.36
4.500 - 4.749	12,823,368	52	0.78	246,603	6.419	358.64	677	80.57
4.750 - 4.999	32,176,868	119	1.95	270,394	6.115	358.46	670	80.27
5.000 - 5.249	227,840,596	812	13.78	280,592	6.570	358.45	689	76.93
5.250 - 5.499	50,134,614	203	3.03	246,969	6.448	358.68	657	81.37
5.500 - 5.749	63,749,683	269	3.86	236,988	6.657	358.78	654	80.11
5.750 - 5.999	87,248,312	354	5.28	246,464	6.775	358.58	658	80.23
6.000 - 6.249	37,958,795	152	2.30	249,729	7.110	358.91	652	80.97
6.250 - 6.499	29,787,333	117	1.80	254,593	7.274	358.88	659	80.95
6.500 - 6.749	39,340,587	145	2.38	271,314	7.725	359.16	647	79.53
6.750 - 6.999	22,164,645	79	1.34	280,565	7.761	358.83	660	80.88
7.000 - 7.249	5,323,378	21	0.32	253,494	7.986	358.65	667	81.19
7.250 - 7.499	3,458,525	16	0.21	216,158	8.033	359.29	654	82.98
7.500 - 7.749	2,096,067	11	0.13	190,552	8.228	358.99	660	82.47
7.750 - 7.999	4,054,691	15	0.25	270,313	8.400	359.32	658	82.94
8.000 - 8.249	346,189	3	0.02	115,396	9.058	359.18	680	87.48
8.500 - 8.749	231,418	2	0.01	115,709	9.337	358.23	631	83.75
8.750 or greater - 6.999	144,875	1	0.01	144,875	11.375	360.00	651	95.00
Total	$1,652,920,805	5,465	100.00%	$302,456	6.694%	358.94	689	76.87%

______________

As of the Cut-off Date, the weighted average Gross Margin of the sample mortgage loans was approximately 4.159% per annum.

*Excludes fixed rate mortgage loans.

•     Maximum Mortgage Rate*

Range of Maximum Mortgage Rates (%)	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
0 - 8.000	$403,000	1	0.02%	$403,000	6.500%	357.00	582	65.00%
9.000 - 9.499	479,750	1	0.03	479,750	7.125	360.00	658	79.99
9.500 - 9.999	11,891,568	22	0.72	540,526	6.851	358.48	705	69.26
10.000 - 10.499	3,595,153	8	0.22	449,394	5.187	358.05	739	76.84
10.500 - 10.999	21,128,400	54	1.28	391,267	5.443	358.74	723	75.77
11.000 - 11.499	61,042,090	169	3.69	361,196	5.631	358.64	707	76.37
11.500 - 11.999	226,411,185	701	13.70	322,983	5.876	358.75	701	74.58
12.000 - 12.499	357,605,045	1,123	21.63	318,437	6.283	358.94	693	76.38
12.500 - 12.999	507,885,747	1,710	30.73	297,009	6.738	358.95	685	76.88
13.000 - 13.499	225,655,969	804	13.65	280,667	7.204	359.12	680	78.15
13.500 - 13.999	164,383,651	590	9.95	278,616	7.669	359.07	679	78.68
14.000 - 14.499	36,423,981	131	2.20	278,046	8.159	358.96	676	79.27
14.500 - 14.999	21,865,356	86	1.32	254,248	8.566	359.08	664	80.77
15.000 - 15.499	6,537,392	29	0.40	225,427	9.002	359.13	650	82.38
15.500 - 15.999	4,896,761	22	0.30	222,580	8.764	358.92	658	80.59
16.000 - 16.499	978,150	4	0.06	244,538	10.077	358.17	697	79.24
16.500 - 16.999	1,352,712	7	0.08	193,245	10.445	359.36	631	84.66
17.000 - 17.499	144,875	1	0.01	144,875	11.375	360.00	651	95.00
17.500 - 18.000	240,019	2	0.01	120,009	11.891	358.41	639	92.06
Total	$1,652,920,805	5,465	100.00%	$302,456	6.694%	358.94	689	76.87%

______________

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the sample mortgage loans was approximately 12.624% per annum.

*Excludes fixed rate mortgage loans.

•     Initial Fixed-Rate Period*

Initial Fixed Period	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
1 Month**	$26,322,050	63	1.59%	$417,810	6.560%	358.61	693	72.70%
6 Months	114,205,417	304	6.91	375,676	6.651	359.03	696	75.27
12 Months	258,786,830	756	15.66	342,311	6.558	359.42	693	77.38
24 Months	889,469,136	3,174	53.81	280,236	6.815	358.81	680	77.81
36 Months	144,148,338	484	8.72	297,827	6.592	358.68	693	76.93
60 Months	204,146,191	643	12.35	317,490	6.509	359.07	710	74.04
84 Months	10,641,653	23	0.64	462,681	5.908	359.36	732	69.61
120 Months	5,201,190	18	0.31	288,955	6.245	358.71	726	70.48
Total	$1,652,920,805	5,465	100.00%	$302,456	6.694%	358.94	689	76.87%

______________

*Excludes fixed rate mortgage loans.

**This is an introductory rate program.

Initial Rate Cap*

Initial Cap (%)	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
1.000%	$137,868,389	361	8.34%	$381,907	6.636%	358.96	696	74.73%
1.500%	743,706	2	0.04	371,853	7.465	359.28	669	80.00
2.000%	275,740,424	808	16.68	341,263	6.561	359.35	693	77.53
3.000%	1,022,308,922	3,657	61.85	279,549	6.797	358.83	681	77.52
4.000%	710,478	2	0.04	355,239	7.559	359.00	629	83.21
5.000%	97,334,906	299	5.89	325,535	6.485	358.88	703	77.54
5.625%	545,250	1	0.03	545,250	6.625	359.00	689	74.70
6.000%	117,668,731	335	7.12	351,250	6.348	359.02	720	71.52
Total	$1,652,920,805	5,465	100.00%	$302,456	6.694%	358.94	689	76.87%

______________

*Excludes fixed rate mortgage loans.

•     Subsequent Periodic Rate Cap*

Subsequent Cap (%)	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
1.000%	$1,246,209,132	4,288	75.39%	$290,627	6.765%	358.84	684	77.24%
1.500%	862,637	3	0.05	287,546	7.642	359.25	654	78.62
2.000%	403,971,695	1,168	24.44	345,866	6.474	359.24	702	75.71
2.500%	710,478	2	0.04	355,239	7.559	359.00	629	83.21
3.000%	267,742	1	0.02	267,742	9.625	359.00	594	80.00
6.000%	899,121	3	0.05	299,707	5.582	357.00	744	66.81
Total	$1,652,920,805	5,465	100.00%	$302,456	6.694%	358.94	689	76.87%

______________

*Excludes fixed rate mortgage loans.

•     Original Loan-to-Value Ratios*

Range of Loan-to- Value Ratios (%)	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
0.01 - 20.00	$805,606	5	0.04%	$161,121	6.421%	339.97	693	15.41%
20.01 - 25.00	796,837	5	0.04	159,367	6.204	358.65	764	23.15
25.01 - 30.00	5,057,752	13	0.25	389,058	5.885	358.56	763	28.60
30.01 - 35.00	3,307,044	16	0.17	206,690	6.052	358.51	713	32.35
35.01 - 40.00	10,289,079	34	0.52	302,620	6.486	349.8	711	37.71
40.01 - 45.00	10,666,505	36	0.54	296,292	6.328	358.65	723	43.02
45.01 - 50.00	18,498,818	58	0.93	318,945	6.166	357.85	713	47.83
50.01 - 55.00	20,265,790	65	1.02	311,781	6.221	356.36	709	52.95
55.01 - 60.00	44,144,125	116	2.22	380,553	6.235	356.17	714	58.12
60.01 - 65.00	98,795,161	245	4.97	403,246	6.417	357.6	695	64.04
65.01 - 70.00	232,008,955	741	11.66	313,103	6.662	359.00	701	69.50
70.01 - 75.00	277,050,624	840	13.93	329,822	6.649	357.75	694	74.59
75.01 - 80.00	1,062,992,498	3,638	53.44	292,191	6.717	358.59	688	79.81
80.01 - 85.00	38,225,843	139	1.92	275,006	6.816	356.96	668	84.10
85.01 - 90.00	105,505,034	499	5.30	211,433	7.299	345.4	677	89.59
90.01 - 95.00	37,746,480	332	1.90	113,694	8.939	295.56	701	94.82
95.01 - 100.00	22,907,395	223	1.15	102,724	9.805	224.71	695	99.92
Total	$1,989,063,547	7,005	100.00%	$283,949	6.769%	354.87	691	76.49%

The minimum and maximum loan-to-value ratios of the sample mortgage loans at origination were approximately 12.65% and 100.00%, respectively, and the weighted average of the loan-to-value ratios of the sample mortgage loans at origination was approximately 76.49%.

*Combined loan-to-value ratios with respect to the mortgage loans secured by second liens.

•     Occupancy Types

Occupancy	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Owner Occupied	$1,525,796,732	4,901	76.71%	$311,324	6.660%	355.47	686	76.92%
Investment	375,940,608	1,735	18.90	216,680	7.153	353.05	709	74.81
Second Home	87,326,208	369	4.39	236,656	7.006	352.13	707	76.14
Total	$1,989,063,547	7,005	100.00%	$283,949	6.769%	354.87	691	76.49%

Occupancy type is based on the representation of the borrower at the time of origination.

•     Purpose

Purpose	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	$1,295,447,912	4,754	65.13%	$272,496	6.853%	354.21	696	78.16%
Refinance-Cash-out	561,480,346	1,774	28.23	316,505	6.652	355.74	682	73.21
Refinance No Cash-out	132,135,288	477	6.64	277,013	6.440	357.63	684	74.00
Total	$1,989,063,547	7,005	100.00%	$283,949	6.769%	354.87	691	76.49%

Occupancy type is based on the representation of the borrower at the time of origination.

•     Mortgage Loan Program and Documentation Type

Document Type	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Progressive Series Program (Limited (Stated) Documentation)	$1,186,603,112	4,051	59.66%	$292,916	6.818%	353.89	692	76.80%
Progressive Series Program (Full Documentation)	299,004,797	1,232	15.03	242,699	6.422	356.21	683	77.68
Progressive Express Program (Verified Assets)	222,466,703	790	11.18	281,603	6.887	354.75	697	77.10
Progressive Express No Doc Program (No Documentation)	157,908,147	520	7.94	303,670	6.814	357.94	698	70.35
Progressive Series Program (Stated Income/Stated Assets Documentation)	52,906,085	181	2.66	292,299	6.946	357.02	693	76.12
Progressive Express Program (Non Verified Assets)	37,896,922	122	1.91	310,631	6.995	356.27	690	79.28
Progressive Series Program (Alternative Documentation)	23,945,512	77	1.20	310,981	6.439	358.91	680	76.96
Progressive Express Program No Doc Program (Verified Assets)	6,869,855	28	0.35	245,352	7.032	359.36	702	77.39
Progressive Series Program (Full Income/Stated Assets Documentation)	1,462,413	4	0.07	365,603	6.935	357.93	678	80.81
Total	$1,989,063,547	7,005	100.00%	$283,949	6.769%	354.87	691	76.49%
See “—Underwriting Standards” below for a detailed description of the Seller's loan programs and documentation requirements.

•

Risk Categories

Credit Grade Category	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
A+(1)	$1,034,373,094	3,462	52.00%	$298,779	6.627%	353.95	728	75.36%
A(1)	831,810,036	3,099	41.82	268,412	6.883	355.45	650	77.78
A-(1)	30,665,976	126	1.54	243,381	7.070	357.67	608	74.13
ALTB,A(1)	24,080,819	84	1.21	286,676	7.730	358.46	636	77.56
ALTB, A-(1)	2,281,560	8	0.11	285,195	7.437	358.85	629	80.75
B(1)	487,664	2	0.02	243,832	7.899	359.76	563	72.87
C(1)	211,401	1	0.01	211,401	5.875	350	502	80.00
Progressive Express™ I(2)	44,863,817	152	2.26	295,157	6.959	359.27	717	78.90
Progressive Express™ II (2)	18,011,323	63	0.91	285,894	7.131	359.24	648	77.49
Progressive Express™ III(2)	1,464,856	4	0.07	366,214	6.491	358.97	606	79.1
Progressive Express™ IV(2)	442,590	2	0.02	221,295	9.044	358.36	588	85.48
Progressive Express™ VI(2)	370,410	2	0.02	185,205	9.875	359.47	543	73.82
Total:	$1,989,063,547	7,005	100.00%	$283,949	6.769%	354.87	691	76.49%

______________

(1)       All of these sample mortgage loans were reviewed and placed into risk categories based on the credit standards of the Progressive Series Program. Credit grades of A+, A, A-, B and C correspond to Progressive Series I+, I and II, III and III+, IV and V respectively.

(2)      These sample mortgage loans were originated under the Seller's Progressive Express™ Program. The underwriting for these sample mortgage loans is generally based on the borrower's “Credit Score” score and therefore these sample mortgage loans do not correspond to the alphabetical risk categories listed above. All of the mortgage loans originated pursuant to the Express Priority Refi™ Program have been placed in Progressive Express™ Programs II and III.

See “—Underwriting Standards” below for a description of the Seller's risk categories.

•     Property Types

Property Type	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Single Family Residence	$1,273,266,067	4,363	64.01%	$291,833	6.698%	355.45	689	76.34%
Condominium	213,241,272	1,005	10.72	212,180	6.845	353.86	697	77.80
Planned Unit Development	167,369,425	605	8.41	276,644	6.665	355.07	695	77.50
Deminimis Planned Unit Development	128,546,212	387	6.46	332,161	6.905	352.01	690	77.23
2 Family	77,498,883	262	3.90	295,797	6.990	354.12	694	76.32
4 Family	46,727,150	126	2.35	370,850	7.160	355.98	704	72.63
3 Family	38,085,084	105	1.91	362,715	7.280	353.59	702	72.60
Hi-Rise	29,357,072	78	1.48	376,373	7.224	350.19	711	76.15
Townhouse	8,677,734	46	0.44	188,646	7.227	351.87	684	79.97
Condotel	5,954,911	25	0.30	238,196	7.069	359.06	704	70.94
Condononowa	197,442	2	0.01	98,721	8.963	336.05	680	81.96
Rowhouse	142,294	1	0.01	142,294	7.500	359.00	659	80.00
Total	$1,989,063,547	7,005	100.00%	$283,949	6.769%	354.87	691	76.49%

•

Geographic Distribution of Mortgaged Properties

State	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	$2,588,009	16	0.13%	$161,751	7.396%	289.17	691	80.58%
Arkansas	745,950	3	0.04	248,650	7.906	359.79	618	84.05
Arizona	74,954,429	356	3.77	210,546	6.792	356.43	691	77.54
California	1,086,922,456	2,919	54.64	372,361	6.561	355.78	697	75.08
Colorado	23,033,926	111	1.16	207,513	6.887	355.85	663	78.03
Connecticut	8,113,483	31	0.41	261,725	7.046	358.62	678	78.54
District of Columbia	995,200	3	0.05	331,733	7.047	359.42	655	75.78
Delaware	1,745,400	7	0.09	249,343	7.216	358.90	643	79.65
Florida	237,604,200	1,149	11.95	206,792	7.146	352.28	695	77.99
Georgia	21,237,302	115	1.07	184,672	6.722	353.76	685	78.80
Hawaii	31,093,100	63	1.56	493,541	6.985	353.77	700	73.60
Iowa	1,281,088	6	0.06	213,515	7.061	357.12	653	79.30
Idaho	2,766,843	16	0.14	172,928	6.637	335.34	702	76.45
Illinois	40,774,317	206	2.05	197,934	7.278	351.51	684	79.78
Indiana	2,265,966	24	0.11	94,415	7.888	350.11	666	83.42
Kansas	751,683	5	0.04	150,337	6.863	357.67	650	76.94
Kentucky	1,615,638	17	0.08	95,038	6.884	353.08	671	81.09
Louisiana	517,400	6	0.03	86,233	7.042	341.87	700	81.33
Massachusetts	16,946,052	66	0.85	256,758	7.000	349.67	677	78.20
Maryland	64,109,013	238	3.22	269,366	6.956	354.54	674	78.74
Maine	1,891,905	10	0.10	189,191	7.063	359.14	689	79.76
Michigan	9,045,209	61	0.45	148,282	6.874	357.27	669	78.93
Minnesota	17,700,369	99	0.89	178,792	6.897	355.21	660	81.24
Missouri	5,171,168	35	0.26	147,748	7.008	356.85	678	82.43
Mississippi	1,132,298	9	0.06	125,811	7.239	336.81	682	83.10
Montana	747,520	2	0.04	373,760	6.272	356.59	617	65.43
North Carolina	9,823,980	61	0.49	161,049	7.079	354.58	669	81.84
Nebraska	190,150	2	0.01	95,075	7.215	359.52	636	77.38
New Hampshire	2,068,823	9	0.10	229,869	7.022	358.77	681	78.23
New Jersey	41,702,859	154	2.10	270,798	7.078	353.64	670	77.23
New Mexico	1,693,496	16	0.09	105,844	7.346	351.42	712	76.76
Nevada	60,746,985	244	3.05	248,963	6.961	354.89	689	77.91
New York	40,579,288	106	2.04	382,823	7.117	356.16	690	76.73
Ohio	6,909,716	44	0.35	157,039	6.932	358.91	654	81.25
Oklahoma	280,810	3	0.01	93,603	7.512	339.93	666	81.47
Oregon	15,015,587	78	0.75	192,508	6.740	357.72	672	76.59
Pennsylvania	8,034,610	42	0.40	191,300	7.195	352.99	667	80.30
Rhode Island	2,823,849	15	0.14	188,257	7.299	353.88	665	77.33
South Carolina	4,634,660	31	0.23	149,505	6.867	348.85	671	82.21
South Dakota	642,700	4	0.03	160,675	7.656	358.00	738	69.99
Tennessee	5,865,428	39	0.29	150,396	6.929	358.11	685	81.36
Texas	11,501,884	80	0.58	143,774	7.289	353.63	691	78.81
Utah	4,274,567	30	0.21	142,486	7.152	354.26	708	77.44
Virginia	77,758,731	282	3.91	275,740	7.038	353.30	683	78.79
Vermont	170,876	1	0.01	170,876	7.625	359.00	717	95.00
Washington	34,927,002	168	1.76	207,899	6.661	355.87	680	77.99
Wisconsin	2,694,420	18	0.14	149,690	6.876	359.06	662	82.62
Wyoming	973,200	5	0.05	194,640	6.472	358.45	650	79.45
Total	$1,989,063,547	7,005	100.00%	$283,949	6.769%	354.87	691	76.49%

No more than approximately 0.46% of the sample mortgage loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by mortgaged properties located in any one zip code.

•     Debt to Income Ratio

Range of Debt-to- Income Ratio (%)	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
0.01 - 5.00	$874,698	5	0.04%	$174,940	6.904%	358.30	672	76.93%
5.01 - 10.00	3,217,471	8	0.16	402,184	6.836	358.81	689	79.08
10.01 - 15.00	10,033,914	42	0.50	238,903	6.492	355.17	701	70.84
15.01 - 20.00	13,849,865	63	0.70	219,839	6.776	351.40	703	76.74
20.01 - 25.00	39,668,288	163	1.99	243,364	6.757	352.67	699	73.98
25.01 - 30.00	94,196,982	362	4.74	260,213	6.707	356.28	698	75.46
30.01 - 35.00	208,081,303	700	10.46	297,259	6.655	356.27	694	74.87
35.01 - 40.00	334,714,453	1,117	16.83	299,655	6.651	354.86	694	76.79
40.01 - 45.00	416,412,555	1,391	20.94	299,362	6.730	355.36	691	77.38
45.01 - 50.00	457,883,100	1,658	23.02	276,166	6.811	356.11	679	78.40
50.01 - 55.00	11,405,350	36	0.57	316,815	6.612	357.98	692	72.94
Greater than 55.00	2,763,832	7	0.14	394,833	6.202	358.68	724	82.31
Unknown	395,961,736	1,453	19.91	272,513	6.951	352.03	699	74.61
Total	$1,989,063,547	7,005	100.00%	$283,949	6.769%	354.87	691	76.49%

As of the Cut-off Date, the weighted average debt to income ratio of the sample mortgage loans was approximately 40.22% per annum.

Prepayment Penalty Period

Number of Months	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
No Penalty	$520,357,208	1,885	26.16%	$276,052	6.878%	349.23	703	75.54%
6 Months	50,735,453	141	2.55	359,826	7.046	356.59	700	73.09
7 Months	7,226,807	21	0.36	344,134	6.791	355.43	723	71.13
12 Months	448,479,158	1,426	22.55	314,502	6.744	356.02	694	76.63
24 Months	642,841,806	2,329	32.32	276,016	6.708	357.56	678	77.76
36 Months	263,425,772	1,040	13.24	253,294	6.667	357.15	691	76.45
60 Months	55,997,344	163	2.82	343,542	6.875	354.86	704	73.53
Total	$1,989,063,547	7,005	100.00%	$283,949	6.769%	354.87	691	76.49%

•     Months Remaining to Scheduled Maturity

Range of Months	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
121 - 180	$42,850,674	546	2.15%	$78,481	10.267%	175.88	696	92.44%
181 - 240	1,732,643	10	0.09	173,264	6.926	238.53	683	75.95
301 - 360	1,944,480,229	6,449	97.76	301,517	6.692	358.92	691	76.14
Total	$1,989,063,547	7,005	100.00%	$283,949	6.769%	354.87	691	76.49%

As of the Cut-off Date, the weighted average months remaining to scheduled maturity of the sample mortgage loans was approximately 355 months.

•     Credit Scores

Range of Credit Scores	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Unknown	$4,784,169	25	0.24%	$191,367	7.060%	358.17	N/A	72.91%
> 820	1,284,720	3	0.06	428,240	6.386	360.00	828	76.66
801 - 820	22,584,347	60	1.14	376,406	6.412	358.14	806	66.71
781 - 800	72,010,732	222	3.62	324,373	6.449	356.14	789	72.36
761 - 780	120,505,374	384	6.06	313,816	6.512	355.25	769	74.33
741 - 760	151,781,287	524	7.63	289,659	6.584	354.14	750	75.42
721 - 740	194,600,742	643	9.78	302,645	6.553	354.59	731	75.49
701 - 720	232,494,513	791	11.69	293,925	6.725	353.80	710	76.99
681 - 700	274,277,428	944	13.79	290,548	6.776	353.08	690	76.40
661 - 680	265,359,854	918	13.34	289,063	6.835	354.65	670	77.19
641 - 660	342,633,830	1,321	17.23	259,375	6.882	355.44	650	78.07
621 - 640	247,601,519	940	12.45	263,406	6.995	356.09	631	78.08
601 - 620	45,065,610	170	2.27	265,092	7.119	358.89	613	75.38
581 - 600	12,487,938	50	0.63	249,759	7.473	358.83	592	75.33
561 - 580	880,107	5	0.04	176,021	7.879	359.11	570	77.54
541 - 560	327,476	3	0.02	109,159	9.721	344.09	553	78.53
521 - 540	172,500	1	0.01	172,500	9.875	360.00	535	75.00
501 - 520	211,401	1	0.01	211,401	5.875	350.00	502	80.00
Total	$1,989,063,547	7,005	100.00%	$283,949	6.769%	354.87	691	76.49%

As of the Cut-off Date, the Weighted Average Credit Score of the sample mortgage loans was approximately 691.

•     Range of Months to First Roll*

Range of Months	WA MTR	Current Balance	No. of Loans	% of Total by Current Balance	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
1 – 6	4	$140,527,467	367	8.50%	$382,909	6.634%	358.95	696	74.79%
7 – 12	11	259,216,080	758	15.68	341,974	6.558	359.40	693	77.37
13 – 18	17	1,136,533	5	0.07	227,307	5.835	352.77	652	73.54
19 – 24	23	888,227,654	3,168	53.74	280,375	6.816	358.82	680	77.82
25 – 31	31	1,144,720	4	0.07	286,180	6.520	354.53	679	82.71
32 – 37	35	142,679,318	479	8.63	297,869	6.590	358.74	694	76.89
38 – 55	55	89,925	1	0.01	89,925	5.750	355.00	675	75.00
56 – 61	59	204,056,266	642	12.35	317,845	6.509	359.07	710	74.04
62 – 85	83	10,641,653	23	0.64	462,681	5.908	359.36	732	69.61
Greater than 85.00	119	5,201,190	18	0.31	288,955	6.245	358.71	726	70.48
Total		$1,652,920,805	5,465	100.00%	$302,456	6.694%	358.94	689	76.87%

______________

As of the Cut-off Date, the weighted average months to first roll of the sample mortgage loans was approximately 26 months.

*Excludes fixed rate mortgage loans.

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Underwriting Standards

General

Approximately 35.43% of the sample mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Seller’s Progressive Series Program which is described below. Approximately 3.28% of the sample mortgage loans were underwritten pursuant to, or in accordance with, the standards of the Progressive Express™ Program, each of which is described below. Approximately 61.30% of the sample mortgage loans were acquired by the Seller in bulk purchases from third-party originators, the underwriting standards of whom were reviewed for acceptability by the Master Servicer and are generally similar to the underwriting standards of the Seller as described below.

Details of Specific Programs

The following provisions apply to all of the mortgage loans originated under the Seller's Progressive Series Program and Progressive Express™ Program.

Eligibility. The Seller generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with the related program parameters and accuracy of the legal documents.

Variations. The Seller uses the following parameters as guidelines only. On a case-by-case basis, the Seller may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including instances where the prospective mortgagor:

•	has demonstrated an ability to save and devote a greater portion of income to basic housing needs;
•	may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market;
•	has demonstrated an ability to maintain a debt free position;
•	may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and
•	has net worth substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

Appraisals. The Seller does not publish an approved appraiser list for the conduit seller. Each conduit seller maintains its own list of appraisers, provided that each appraiser must:

•	be a state licensed or certified appraiser;
•

meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989, regardless of whether the seller is subject to those regulations;

•	be experienced in the appraisal of properties similar to the type being appraised;
•	be actively engaged in appraisal work; and
•	subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

With respect to the Seller's Progressive Series Program or Progressive Express™ Program in general one full appraisal is required on each loan. In addition, an automated valuation model, or AVM, or a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained either (a) when the loan-to-value ratio is 90.01% to 95% or (b) when the property has multiple units and the loan-to-value ratio is greater than 80%, or (c) the loan is a Progressive Express™ No Doc Program and the loan-to-value ratio is 80.01% to 90%. In addition, a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained when the loan is a Progressive Express™ No Doc Program and the loan-to-value ratio is equal to or greater than 90.01%. An enhanced field review is also required when the loan-to-value ratio is equal to or greater than 95.01% or when the loan amount is above $500,000 or the property is located in Georgia and the loan-to-value ratio is 70.01% and above. Generally, when the loan amount is greater than $750,000 but less than $1,500,000, a full appraisal with interior photos plus a Fannie Mae Form 2055 are required or when the loan amount is greater than $1,500,000, two full appraisals with interior photos are required. At the underwriter's discretion, any one of the above appraisal reviews may be required when program parameters do not require an appraisal review.

The Progressive Series Program

General. The underwriting guidelines utilized in the Progressive Series Program, as developed by the Seller, are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Progressive Series Program is designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Progressive Series Program consists of seven mortgage loan programs. Each program has different credit criteria, reserve requirements, qualifying ratios and loan-to-value ratio restrictions. Series I is designed for credit history and income requirements typical of “A” credit borrowers. In the event a borrower does not fit the Series I criteria, the borrower's mortgage loan is placed into either Series II, III, III+, IV, V or VI, depending on which series' mortgage loan parameters meets the borrower's unique credit profile. Series II, III, III+, IV, V or VI allow for less restrictive standards because of certain compensating or offsetting factors such as a lower loan-to-value ratio, verified liquid assets, job stability, pride of ownership and, in the case of refinanced mortgage loans, length of time owning the mortgaged property. The philosophy of the Progressive Series Program is that no single borrower characteristic should automatically determine whether an application for a mortgage loan should be approved or disapproved. Lending decisions are based on a risk analysis assessment after the review of the entire mortgage loan file. Each mortgage loan is individually underwritten with emphasis placed on the overall quality of the mortgage loan. The Progressive Series I, II, III, III+, IV, V and VI Program borrowers are required to have debt service-to-income ratios within the range of 45% to 60% calculated on the basis of monthly income and depending on the loan-to-value ratio of the mortgage loan.

Under the Progressive Series Program, the Seller underwrites one- to four-family mortgage loans with loan-to-value ratios at origination of up to 100%, depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders other than the Seller at origination; however, the combined loan-to-value ratio (“CLTV”) generally may not exceed 100%. Generally, when the loan-to-value ratio is 97.00% to 100.00%, second liens are ineligible. Mortgage loans with a loan-to-value ratio of up to 95.00% on owner-occupied mortgage properties are allowed a CLTV of up to 100%. Generally, second home-owner-occupied and non-owner-occupied mortgage properties are allowed a maximum CLTV of up to 95%. Under the Seller's 80/20 program, which is available to Progressive Series I and II borrowers only, the Seller may allow second lien financing at the same time as the origination of the first lien with CLTVs of up to 100%.

The mortgage loans in the Progressive Series Program generally bear rates of interest that are greater than those which are originated in accordance with Freddie Mac and Fannie Mae standards. In general, the maximum amount for mortgage loans originated under the Progressive Series Program is $2 million for owner-occupied, second home and non-owner occupied properties. Generally, on owner-occupied properties, with a minimum credit score of 620, the maximum loan-to-value is 70% on full and reduced documentation, and the CLTV generally is 90% on full documentation and 80% on reduced documentation. Generally, on second home and non-owner occupied, with a minimum credit score of 681, the maximum loan-to-value is 60% full and reduced documentation, and the CLTV is 80% on full documentation and reduced documentation; on a second home, with a minimum credit score of 620, the maximum loan-to-value is 70%, the CLTV is 90% with a loan amount of $1 million; generally on non-owner occupied properties, with a minimum credit score of 620, the maximum loan-to-value is 70%, and the CLTV is 80% with a loan amount of $1 million.

All of the mortgage loans originated under the Progressive Series I, II and III Programs are prior approved and/or underwritten either by employees of the Seller or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Generally all of the mortgage loans originated under the Series III+, IV, V and VI Programs are prior approved and/or underwritten by employees of the Seller and underwritten by designated conduit sellers. Generally, all of the Series I, Series II and Series III Program mortgage loans with loan-to-value ratios at origination in excess of 80% have mortgage insurance which may include insurance by Radian, Republic Mortgage Insurance Corporation, General Electric Mortgage Insurance, PMI or United Guaranty Insurance. The borrower may elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan-to-value ratio between 80.01% and 85.00% requires 22% coverage, a loan-to-value ratio between 85.01% and 90.00% requires 25% coverage, a loan-to-value ratio between 90.01% and 95.00% requires 30% coverage and a loan-to-value ratio between 95.01% and 100% requires 35% coverage. Generally, when the borrower's credit score is less than 660 or the borrower does not make such an election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by Radian to the Seller providing coverage in the amount of (i) 22% coverage for a mortgage loan with a loan-to-value ratio between 80.01% and 85.00%, (ii) 25% coverage for a mortgage loan with a loan-to-value ratio between 85.01% and 90.00%, (iii) 30% coverage for a mortgage loan with a loan-to-value ratio between 90.01% and 95.00% and (iv) 35% coverage for a mortgage loan with a loan-to-value ratio between 95.01% and 100%. None of the Series III+ Program mortgage loans with loan-to-value ratios at origination in excess of 80% will be insured by a Primary Insurance Policy. All Series IV, V and VI Program mortgage loans have loan-to-value ratios at origination which are less than or equal to 85% and do not require a Primary Insurance Policy. The Seller receives verbal verification from the conduit seller of employment prior to funding or acquiring each Progressive Series Program mortgage loan.

Full/Alternative Documentation and Reduced Documentation Progressive Series Programs. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Seller requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

The Progressive Series Program allows for approval of an application pursuant to the (a) Full/Alternative Documentation Program, or (b) the Limited Documentation Program or the “No Income, No Assets” Program or the No Ratio Program (any of the foregoing, a “Reduced Documentation Program”). The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65), (ii) Statement of Assets and Liabilities (Fannie Mae Form 1003A or Freddie Mac Form 65A), (iii) In-File Tri-Merged Credit Report or Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the loan-to-value ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (Fannie Mae Form 1004 or Freddie Mac Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent one month personal bank statement for verification of liquid assets. In addition, self-employed borrowers must provide federal tax returns for the previous two years, including K-1's, federal business tax returns for two years, year-to-date financial statements and a signed IRS Form 4506 (Request for Copy of Tax Returns).

Under the Full Income Documentation/Stated Assets Program available to borrowers in the Series I, II and III programs, the borrower provides full income and employment documentation information, which the Seller is required to verify. The borrower states assets on the Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65); however, verification of assets is not required. With respect to the Full Income Documentation/Stated Assets Program, a mortgage loan is allowed to have a loan-to-value ratio at origination of up to 100%.

Under each Reduced Documentation Program, which is available to borrowers in every Progressive Series Program, the Seller obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application. Under this program the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated. However, income is not verified. Permitted maximum loan-to-value ratios (including secondary financing) under the Reduced Documentation Program generally are limited.

Under the “Stated Income Stated Assets” program available to borrowers in the Series I & II program, the borrower provides income and asset information, which the Seller is not required to verify, on the mortgage loan application. However, a debt-to-income ratio is calculated. Employment information is provided and is verbally verified. Permitted maximum loan-to-value ratios (including secondary financing) under the Stated Income Stated Asset program generally are limited.

Under the “No Ratio” program available to borrowers in the Series I and II program, the borrower provides no income information, but provides employment and asset information, which the Seller is required to verify, on the mortgage loan application. With respect to the “No Ratio” program, a mortgage loan with a loan-to-value ratio at origination in excess of 80% is generally not eligible.

Under the “No Income, No Assets” Program available to borrowers in the Series I Program, the borrower provides no income information, but provides employment and unverified asset information on the mortgage loan application. With respect to the “No Income, No Assets” Program, a mortgage loan with a loan-to-value ratio at origination in excess of 80% is generally not eligible.

Under the Lite Income/Stated Assets Program which is available to borrowers for the Series I, II, and III Programs, the Seller obtains from prospective salaried borrowers a 30-day pay stub and from prospective self-employed borrowers bank statements for the most recent twelve-month period preceding the mortgage loan application and a year-to-date profit and loss statement. Under this program the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is provided. The maximum loan-to-value ratio under this program is 97%.

Under the Lite Documentation Program, which is available to Series III+, Series IV, and Series V Program self-employed borrowers, the previous 12 months bank statements are utilized in lieu of tax returns. Under these programs the borrower provides income information on the mortgage loan applicant and the debt-to-service-to income ratio is calculated. However, income is not verified. Permitted maximum loan-to-value ratios (including secondary financing) under the Lite Documentation Program generally are limited.

Under all Progressive Series Programs, the Seller or the conduit seller verbally verifies the borrower's employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Mortgage loans having a loan-to-value ratio at origination in excess of 95% where the related mortgaged property is used as a second or vacation home or is a non-owner occupied home are not eligible for the Series I, II or III Reduced Documentation Program. In general, the maximum loan amount for mortgage loans underwritten in accordance with Series I, II and III Reduced Documentation Program is $2,000,000 for purchase transactions, rate-term transactions and cash out refinance transactions. The maximum loan amount is $500,000 for mortgage loans underwritten in accordance with Series III+ Reduced Documentation Program, $400,000 for mortgage loans underwritten in accordance with Series IV and V Reduced Documentation Program, and $175,000 for mortgage loans underwritten in accordance with Series VI Reduced Documentation Program, however, exceptions are granted on a case-by-case basis. Secondary financing is allowed in the origination of the Reduced Documentation Program but must meet the CLTV requirements described above and certain other requirements for subordinate financing. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

Credit History. The Progressive Series Program defines an acceptable credit history in each of the Series I, II and III Programs. The Series I Program defines an acceptable credit history as a borrower who has “A” credit, meaning a minimum of four trade accounts, including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, with 24 months credit history, or at 80% loan-to-value and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30-day delinquent mortgage payments in the last 12 months, and a maximum of one 30-day delinquent payments on any revolving credit account within the past 12 months and a maximum of one 30-day delinquent payment on installment credit account within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge-offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge-offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge-offs that are not excessive or impact the borrower’s ability to repay the loan.

With respect to the Series II Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, 80% loan-to-value and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30-day delinquent mortgage payments in the last 12 months, and a maximum of one 30-day delinquent payment within the past 12 months on any installment credit account. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge-offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge-offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge-offs that are not excessive or impact the borrower’s ability to repay the loan.

With respect to the Series III Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, with 24-months credit history, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

With respect to the Series III+ Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $500 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed during the past 24 months. Tax liens are not allowed within the last 12 months.

With respect to the Series IV Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than four 30-day delinquent mortgage payments or three 30-day delinquent mortgage payments and one 60-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $1,000 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 18 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 18 months. Tax liens are not allowed within the last 12 months.

With respect to the Series V Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than five 30-day delinquent mortgage payments or two 60-day delinquent mortgage payments or one 90-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $4,000 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 12 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 12 months. Tax liens are not allowed within the last 12 months.

With respect to the Series VI program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than one 90-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs generally are paid prior to or at closing. Bankruptcies must be at least 6 months old. Foreclosures are not allowed in the past 6 months. Tax liens are not allowed within the last 6 months.

The Progressive Express™ Programs

Progressive Express™ Programs with Documentation

General. In July 1996, the Seller developed an additional series to the Progressive Program, the “Progressive Express™ Program.” The concept of the Progressive Express™ Program is to underwrite the loan focusing on the borrower's Credit Score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The Credit Score is an electronic evaluation of past and present credit accounts on the borrower's credit bureau report. This includes all reported accounts as well as public records and inquiries. The Progressive Express™ Program offers six levels of mortgage loan programs. The Progressive Express™ Program has a minimum Credit Score that must be met by the borrower's primary wage earner and does not allow for exceptions to the Credit Score requirement. The Credit Score requirement is as follows: Progressive Express™ I above 680, Progressive Express™ II 680-620, Progressive Express™ III 619-601, Progressive Express™ IV 600-581, Progressive Express™ V 580-551, and Progressive Express™ VI 550-500. Each Progressive Express™ program has different Credit Score requirements, credit criteria, reserve requirements, and loan-to-value ratio restrictions. Progressive Express™ I is designed for credit history and income requirements typical of “A+” credit borrowers. In the event a borrower does not fit the Progressive Express™ I criteria, the borrower's mortgage loan is placed into either Progressive Express™ II, III, IV, V, or VI, depending on which series' mortgage loan parameters meets the borrowers unique credit profile.

All of the mortgage loans originated under the Progressive Express™ program are prior approved and/or underwritten either by employees of the Seller or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express™ Program, the Seller underwrites single family dwellings with loan-to-value ratios at origination of up to 100%. In general, the maximum amount for mortgage loans originated under the Progressive Express Program is $750,000; however, the Seller may approve mortgage loans on a case-by-case basis where generally the maximum loan amount is up to $1 million, owner-occupied, with a minimum credit score of 681. The borrower must disclose employment and assets which both are verified by the Seller, the loan-to-value must not be greater than 70%, the CLTV must not be greater than 80% and the property must be single-family residence, excluding condominiums. For loans that exceed a 97% loan-to-value ratio to a maximum of a 100% loan-to-value ratio, (i) such loans must be for purchase transactions only, (ii) the borrower must have a minimum credit score of 700, (iii) the mortgaged property must be an owner-occupied, primary residence, (iv) the borrower must state income and assets on the Residential Loan Application and meet a debt ratio not to exceed 50% and (v) such loan must be underwritten utilizing the Impac Direct Access System for Lending (IDASL) automated underwriting system. Condominiums are not allowed on the 100% loan-to-value ratio feature. In order for the property to be eligible for the Progressive Express™ Program, it may include a single-family residence (1-unit), 2-4 units, condominium and/or planned unit development (PUD). Progressive Express™ I & II allow owner-occupied and second home single-family residence property subject to a maximum loan-to-value ratio of 95% and a maximum 100% CLTV on owner-occupied mortgaged properties and 95% on mortgaged properties that are second homes. Express III allows owner-occupied single-family residence property subject to a maximum 90% loan-to-value ratio and a CLTV of 95%. Progressive Express™ I & II allow owner-occupied and non-owner occupied properties to a maximum 90% loan-to-value ratio on 1-2 units and 80% loan-to-value ratio on 3-4 units with a maximum 100% CLTV on owner-occupied and Express II non-owner occupied to 95% CLTV. Express III allow non-owner occupied subject to a maximum 80% loan-to-value ratio on 1-4 units with a maximum 95% CLTV. Express IV, V and VI allow owner-occupied and second homes only and non-owner occupied property is not allowed. Express IV owner-occupied is subject to a maximum 90% loan-to-value ratio, Express V is subject to a maximum of 80% loan-to-value ratio and Express VI is subject to a maximum of 75% loan-to-value ratio and CLTV is not allowed on Express IV, V or VI. Express IV, V or VI loans secured by a second home are subject to a maximum of 70% loan-to-value ratio on Express IV, V and VI and CLTV is not allowed. Progressive Express™ Programs I through IV loans with loan-to-value ratios at origination in excess of 80% are generally insured by MGIC, Radian or RMIC. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan-to-value ratio between 80.01% and 85.00% requires 22% coverage, a loan-to-value ratio between 85.01% and 90.00% requires 25% coverage, a loan-to-value ratio between 90.00% and 95.00% requires 30% coverage and a loan-to-value ratio between 95.01% and 100% requires 35% coverage. Generally, when the borrower's credit score is less than 660 or the borrower does not make such an election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by Radian to the Seller providing coverage in the amount of (i) a loan-to-value ratio between 80.01% and 85.00% requires 22% coverage, (ii) a loan-to-value ratio between 85.01% and 90.00% requires 25% coverage, (iii) 30% for a mortgage loan with a loan-to-value ratio between 90.01% and 95.00% and (iv) 35% for mortgage loan with a loan-to-value ratio between 95.01% and 100%.

Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower must disclose employment and assets on the application, however, there is no verification of the information. If the borrower elects to verify assets, the Seller obtains from the borrower either verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application. The conduit seller obtains a verbal verification of employment on each borrower.

The Seller uses the foregoing parameters as guidelines only. The Seller may include certain provisions in the note that the Seller may not enforce. Full documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval under the Progressive Express™ Product Line.

Credit History. The Progressive Express™ Program defines an acceptable credit history in each of the programs I through VI. Progressive Express™ I defines an acceptable credit history as a borrower who has “A+” credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no 30-day delinquent mortgage payments in the past 12 months, and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ II, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months. In addition, a borrower must have a maximum of two 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ III, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades and no more than one 30-day late mortgage payment for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ IV, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no more than two 30-day late mortgage payments for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ V, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than two 30-day late mortgage payments in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 24 months. Judgments, suits, liens, collections or charge-offs, may not exceed $500 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

With respect to Progressive Express™ VI, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than four 30-day or three 30-day and one 60-day late mortgage payments in the past 12 months. All bankruptcies must be at least 18 months old and fully discharged. Foreclosures are not allowed in the past 18 months. Judgments, suits, liens, collections or charge-offs, may not exceed $1,000 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

Progressive Express™ No Doc Program

In May, 1999, the Seller introduced a Progressive Express™ No Doc Program (the “No Doc program”). The concept of the No Doc program is to underwrite the loan focusing on the borrower's credit score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The No Doc program has a minimum credit score and does not allow for exceptions to the credit score. The credit score requirement is as follows: 681 for Progressive Express™ No Doc I and 620 for Progressive Express™ No Doc II. Each program has a different credit score requirement and credit criteria.

All of the mortgage loans originated under the Progressive Express™ No Doc program are prior approved and/or underwritten either by employees of the Seller or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express™ No Doc program, the Seller employees or contracted mortgage insurance companies or delegated conduit sellers underwrite single family dwellings with loan-to-value ratios at origination up to 95% and $500,000. In order for the property to be eligible for the Progressive Express™ No Doc program, it must be a single family residence (single unit only), condominium and/or planned unit development (PUD) or 2-units to a maximum loan-to-value ratio of 80%. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, the loan-to-value ratios at origination in excess of 80%, generally are insured by MGIC, Radian or RMIC. For loan-to-value ratios of 80.01% to 85.00%, mortgage insurance coverage is 22%, for loan-to-value ratios 85.01% to 90.00%, mortgage insurance coverage is 25% and for loan-to-value ratios of 90% to 95%, mortgage insurance coverage is 30%. Generally, when the borrower's credit score is less than 660 or if the borrower does not make such election, the related mortgage loan will be covered by a modified primary insurance policy issued by Radian to the Seller providing coverage in the amount of 22% for a mortgage loan with a loan-to-value ratio between 80.01% and 85.00%, 25% for a mortgage loan with a loan-to-value ratio between 85.01% and 90.00% and 30% for a mortgage loan with a loan-to-value ratio of 90.01% to 95.00%.

Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower does not disclose income, employment, or assets and a Verbal Verification of Employment is not provided. Generally, borrowers provide a daytime telephone number as well as an evening telephone number. If the prospective borrower elects to state and verify assets on the Residential Loan Application, Seller obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application.

Credit History. The Progressive Express™ No Doc program defines an acceptable credit history as follows: Progressive Express™ No Doc I defines an acceptable credit history as a borrower who has “A+” credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no

30-day delinquent mortgage payments in the past 12 months and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed a satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs are allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ No Doc II a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months and a maximum of two 30-day delinquent payments on any revolving credit accounts and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

Decision One Mortgage

Decision One Mortgage is a wholly-owned subsidiary of HSBC Group, a publicly traded company. Decision One Mortgage is a mortgage company that originates, purchases and sells first-lien and second-lien mortgage loans. Decision One Mortgage emphasizes the origination of mortgage loans that are commonly referred to as Alt-A lending options, and non-conforming or sub-prime loans. Decision One Mortgage commenced lending operations on May of 1996. It is headquartered in Charlotte, NC.

Decision One Mortgage originates and purchases loans through its wholesale network of 10,000 independent mortgage brokers and through its network of 22 branch offices located in 18 states. Loans are processed, underwritten and closed through the branch network. For the twelve months ending December 31, 2004, Decision One Mortgage’s wholesale division originated $12.6 billion in mortgages, As of August 2005, originations were $9.898 billion. As of July 31,2005, Decision One Mortgage employed 1,390 associates nationwide.

Decision One Underwriting Standards.

Approximately 13.18% of the sample mortgage loans were originated by Decision One Mortgage in accordance with the underwriting criteria described herein.

Mortgage loans originated or acquired by Decision One Mortgage, referred to in this section as the originator, were done so in accordance with the underwriting guidelines established by it (collectively, the “Underwriting Guidelines”). The following is a general summary of the Underwriting Guidelines believed to be generally applied, with some variation, by the originator. This summary does not purport to be a complete description of the underwriting standards of Decision One Mortgage.

The Underwriting Guidelines are primarily intended to assess the borrower’s ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage loan pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While the originator’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor’s credit history, repayment ability and debt-service-to-income ratio, as well as the type and use of the mortgaged property.

The mortgage loans have been originated in accordance with the Underwriting Guidelines. On a case by case basis, exceptions to the Underwriting Guidelines are made where compensating factors exist.

Each applicant completes an application which includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area, and when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

The mortgage loans were originated consistent with and generally conform to the Underwriting Guidelines’ full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, the originator reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service to income ratio to determine the applicant’s ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. The Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the originator’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $750,000. The Underwriting Guidelines generally permit loans on one to four family residential properties to have a loan-to-value ratio at origination of up to 100% with respect to first-liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower’s credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt-service-to-income ratio, as well as the type and use of the property.

The Underwriting Guidelines require that the income of each applicant for a mortgage loan be verified. The income documentation required for the originator’s various programs is as follows: under the full documentation program, applicants are required to submit one form of verification from their employer(s) of stable income for at least 24 months; under the Bank Statement and Lite documentation programs, applicants are required to submit verification of stable income for at least 24 months along with consecutive and complete personal checking account bank statements; and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application (Fannie Mae Form 1003) if the applicant meets certain criteria. All the abovementioned programs require telephone verification of all the applicants’ employment.

In evaluating the credit quality of borrowers, the originator utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

The Underwriting Guidelines are divided into two major matrices. Below is a description of each matrix:

Core

The Core matrix is Decision One's all-inclusive Alt-A product offering and traditional Sub-prime lending options.

•	A+ grade offers Alt-A product offerings and competitive pricing for high FICO borrowers. Proof of reserves and verification of assets are required in most circumstances.
•	A through C grades provide lending options for Sub-prime borrowers with reductions in loan-to-value ratio’s and loan amounts to offset lower FICO scores.

Portfolio Plus

The Portfolio Plus matrix is Decision One’s high loan-to-value ratio and niche product offering. All credit grades target borrowers with proven payment ability by requiring credit depth and limited slow pay mortgage histories.

General Underwriting Procedures and Credit Risk Management

In addition to the credit requirements outlined in each matrix, the general underwriting procedures include:

•	Verbal verifications by a Decision One Mortgage employee of employer and home phone numbers.
•	External data integrity score that validates name, address, employment and social security number.
•	Automated Valuation Models (AVM’s) and collateral investigation tools to ensure value and integrity of the appraisal.
•	Internal watch list of brokers, appraisers and title companies.

Each underwriter receives training in Fraud Detection, Red Flag Awareness and Investigation. Underwriters have access to internal and external resources to identify risk and confirm the integrity of data in areas of credit capacity and collateral.

Exceptions: As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt-service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio, pride of ownership, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, stable employment, and longevity of current residence ownership.

The Mortgage Store

The information set forth in the following paragraphs has been provided by The Mortgage Store Financial, Inc. (“The Mortgage Store”).

General. The Mortgage Store is a wholly owned subsidiary of TMSF Holdings, Inc., a financial holding company. The Mortgage Store is engaged in nationwide residential mortgage banking to originate, finance, and sell conforming and non-conforming mortgage loans secured by single-family residences. The Mortgage Store’s mortgage brokering and direct wholesale lending emphasizes specialty products commonly known as Alt-A mortgages for one-to-four-unit family residences, Type A loans (including government-insured loans), as well as subprime mortgages for borrowers with lower credit ratings.

Underwriting Standards. Approximately 11.63% of the sample mortgage loans were originated by The Mortgage Store, referred to in this section as the originator, were done so in accordance with the underwriting criteria described in this section.

The Mortgage Store offers four distinct loan programs: Preferred Program; Alt A Program; Investment Combo Loan Program; and 100% Combo Loan Program.

Preferred Program. The Preferred Program utilizes the full documentation, stated income and no documentation programs and does not exceed a 95% loan-to-value ratio. Generally, the full documentation program requires the borrower to provide full income and employment documentation information, verification is required. The standard Fannie Mae (FNMA) approved forms for verification of income/employment, assets and certain payment histories may be provided. Generally, the stated income program requires the borrower to state employment covering a two year period and income on Fannie Mae Form 1003, however, verification of income is not required. Under the full documentation and stated income programs, a verbal verification of employment is required. Under the stated income program, if the borrower is self-employed, an independent written confirmation of self-employment is required. Under the full documentation and stated income programs, the borrower is required to verify at least six months of cash reserves. Generally, the no documentation program does not require the borrower to disclose income, employment or asset information.

Generally, under the Preferred Program, The Mortgage Store requires that a borrower establish an acceptable credit history. The borrower must have a valid and usable credit score, meaning a credit score that is generated based on a minimum of five trade lines being at least two years old and accurately reflecting the borrower’s credit history. In addition the borrower must have no late mortgage payments in the past 24 months, no late installment payments in the past 24 months and no more than one 30-day and no 60 day late revolving payments in the past 24 months. No charge-offs, collections, judgments, repos, tax liens and credit related liens are allowed within the past 24 months and any older items must be paid at or prior to closing. All bankruptcies must have been discharged at least seven years prior and good credit reestablished.

No Consumer Credit Counseling in the past seven years. No foreclosures in the last seven years. Generally, credit scores from each of the three credit repositories are required and the borrower must have a minimum credit score of 660.

Under the Preferred Program, The Mortgage Store obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgage property and verify that the property is in acceptable condition. Following each appraisal, the lender will order an appraisal review.

Under the Preferred Program, The Mortgage Store generally allows a loan-to-value ratio at origination of up to 95%, depending on, among other things, a borrower’s credit history, verified assets and, in the case of the full documentation and stated income programs, the nature of the borrower’s employment.

In addition, the maximum loan-to-value ratio at origination for any loan purchased by the seller is 95%. All loans over 80% loan-to-value ratio at origination acquired by the seller will have primary mortgage insurance provided by a Fannie Mae approved provider of mortgage insurance.

Alt A Program. The Alt A Program utilizes the full documentation, stated income, no ratio and no documentation programs and does not exceed a 100% loan-to-value ratio. Generally, the full documentation program requires the borrower to provide full income and employment documentation information, with verification required. The standard Fannie Mae (FNMA) approved forms for verification of income/employment, assets and certain payment histories may be provided. Generally, the stated income and no ratio programs require the borrower to state employment covering a two year period and income on Fannie Mae Form 1003, however, verification of income is not required. Under the no ratio program, the borrower’s income source must be one which would reasonably support the ability to repay the mortgage debt, but, does not require the borrower to disclose an income amount. Under the full documentation, stated income and no ratio programs, a verbal verification of employment is required. Under the stated income program, the borrower must have been employed for at least two years in the same line of work. Under the stated income and no ratio programs, if the borrower is self-employed, an independent written confirmation of self-employment is required. Under the stated income program, the borrower may be required to verify assets for cash reserves. Generally, the no documentation program does not require the borrower to disclose income, employment or asset information.

Generally, under the Alt A Program, The Mortgage Store requires that a borrower establish an acceptable credit history. A minimum FICO score of 580 is required for all co-borrowers on owner occupied and second home properties and a minimum FICO score of 620 is required for all borrowers for investment properties. The Alt A Program generally defines an acceptable credit history as a borrower who has a minimum of three trade lines (collection accounts do not satisfy trade line requirement) with 24 months credit history, a 24 month look-back period to the dates on which the accounts were opened, no minimum balance is required and the accounts do not need to be currently open. In addition the borrower must have no late mortgage payments in the past 12 months however, one late payment in the last 24 months may be considered. Revolving and consumer loan payments are not considered for loan-to-value ratios 90% or less and greater than 620 FICO. For loan-to-value ratios greater than 90%, two 30 day revolving payments and one 30 day installment payment may be considered. Charge-offs, collections or judgments may not exceed $1,000 cumulatively in the past 24 months. All items with respect to title must be cleared and all outstanding items must be paid prior to closing with respect to purchases or at closing with respect to refinances. Tax liens are not allowed within the past 24 months. All bankruptcies must have been discharged at 24 months prior and good credit reestablished. Consumer Credit Counseling must be completed 24 months prior and good credit reestablished. Foreclosures are not allowed within the last 36 months.

Under the Alt A Program, The Mortgage Store obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgage property and verify that the property is in acceptable condition. Following each appraisal, the lender will order an appraisal review.

Under the Alt A Program, The Mortgage Store generally allows a loan-to-value ratio at origination of up to 100%, depending on, among other things, a borrower’s credit history, verified assets and, in the case of the full documentation, stated income and no ratio programs, the nature of the borrower’s employment.

In addition, the maximum loan-to-value ratio at origination for any loan purchased by the seller is 100%. All loans over 80% loan-to-value ratio at origination acquired by the seller will have primary mortgage insurance provided by a Fannie Mae approved providers of mortgage insurance. Under the stated income, no ratio and no documentation programs, mortgage insurance buyout may be required if the borrower has a minimum credit score of less than 660. Under the no documentation program, mortgage insurance buyout is not permitted if the borrower has a minimum credit score of greater than 660.

All loan programs under the Alt A Program are based on an assumption that the borrower is a native or naturalized U.S. citizen. With proper documentation, permanent resident aliens are granted the same loan terms as U.S. citizens. Loans to non-permanent resident aliens may be granted under certain conditions. If a non-permanent resident alien signs the mortgage note as a co-borrower with either a U.S. citizen or a lawful permanent resident alien, the mortgage loan may be made under the same terms that are available to U.S. citizens and permanent residents aliens. A mortgage loan with a conforming balance may be granted to a non-permanent resident alien if documentation is provided by the borrower showing that the borrower is a legal resident with a U.S. source of income that can be expected to continue for three years. A mortgage loan with a nonconforming balance may be granted to a non-permanent resident alien if two year credit, employment and residence history in the U.S. is established as well as verification that employment will continue for an additional two years. In addition, all funds must be in U.S. institutions and if transferred from a foreign country, proof of ownership is required. Mortgage loans for non-permanent resident aliens who do not have two years credit, employment or residence history must be considered under Foreign National guidelines.

Investment Combo Loan Program. The Investment Combo Loan Program utilizes the full documentation and stated income programs and does not exceed a 95% CLTV ratio. Generally, the full documentation program requires the borrower to provide full income and employment documentation information, with verification required. The standard Fannie Mae (FNMA) approved forms for verification of income/employment, assets and certain payment histories may be provided. Generally, the stated income program requires the borrower to state employment covering a two year period and income on Fannie Mae Form 1003, however, verification of income is not required. Under the full documentation and stated income programs, a verbal verification of employment is required. Under the stated income program, the borrower must have been employed for at least two years in the same line of work or, if the borrower is self-employed, an independent written confirmation of self-employment is required. Under the stated income program, the borrower may be required to verify assets for cash reserves.

Generally, under the full documentation program, a minimum FICO score of 620 is required for all borrowers. Generally, under the stated income program, a minimum FICO score of 640 is required for the primary wage earner and a minimum FICO score of 620 is required for all co-borrowers. Generally, under the Investment Combo Loan Program, The Mortgage Store requires that a borrower establish an acceptable credit history. The Investment Combo Loan Program generally defines an acceptable credit history as a borrower who has a minimum of three trade lines (collection accounts do not satisfy trade line requirement) with 24 months credit history, a 24 month look-back period to the dates on which the trade lines were opened, no minimum balance is required and the accounts do not need to be currently open. In addition, the borrower must have no late mortgage payments in the past 24 months. In the past 12 months, the borrower must have no more than one 30-day late installment payment and no 60 day late revolving payments. Charge-offs, collections or judgments may not exceed cumulatively $1,000 in the past 24 months. All items with respect to title must be cleared and all outstanding items must be paid prior to closing with respect to purchases or at closing with respect to refinances. All bankruptcies, foreclosures and Consumer Credit Counseling must have been discharged at least 36 months prior.

Under the Investment Combo Loan Program, The Mortgage Store obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgage property and verify that the property is in acceptable condition. Following each appraisal, the lender will order an appraisal review.

Under the Investment Combo Loan Program, The Mortgage Store generally allows a CLTV ratio at origination of up to 95%, depending on, among other things, a borrower’s credit history, verified assets and, in the case of the full documentation and stated income programs, the nature of the borrower’s employment.

In addition, the maximum loan-to-value ratio at origination for any loan purchased by the seller is 95%.

100% Combo Loan Program. The 100% Combo Loan Program utilizes the full documentation, stated income, 12 months bank statements and no ratio programs and does not exceed a 100% CLTV ratio. Generally, the full documentation program requires the borrower to provide full income and employment documentation information, with verification required. The standard Fannie Mae (FNMA) approved forms for verification of income/employment, assets and certain payment histories may be provided. Generally, the stated income and no ratio programs require the borrower to state employment covering a two year period and income on Fannie Mae Form 1003, however, verification of income is not required. Under the no ratio program, the borrower’s income source must be one which would reasonably support the ability to repay the mortgage debt. Under the full documentation, stated income and no ratio programs, a verbal verification of employment is required. Under the stated income program, the borrower must have been employed for at least two years in the same line of work. Under the stated income and no ratio programs, if the borrower is self-employed, an independent written confirmation of self-employment is required. Under the stated income program, the borrower may be required to verify assets for cash reserves.

Generally, the 12 months bank statements program is for self-employed borrowers or wage earner borrowers. Under the 12 months bank statements program, self-employed borrowers are required to verify two years of self-employment. HELOC second loans are not eligible for bank statement documentation. Under the 12 months bank statements program, salaried borrowers and fixed income borrowers would normally utilize bank statements to support difficult to document income. The borrower should state all sources and amounts of income on Fannie Mae Form 1003, bank statements are then used to support the income received. Under the 12 months bank statements program, the borrower’s primary source of income must be verified and secondary source of income may be verified at the underwriter’s discretion. Military personnel borrowers are not eligible for the 12 months bank statements program. Under the 12 months bank statements program, personal bank statements must be in the borrower’s name, third parties who are co-owners of the personal bank account are not permitted under the 12 months bank statements program. Under the 12 months bank statements program, business bank statements must be in the borrower’s business name or DBA, third parties who are co-owners of the business bank account are not permitted under the 12 months bank statements program. A correlating P&L statement is also required. Corporate bank statements may only be used with verification that the borrower is 100% owner of the corporation. Partnership bank statements in lieu of personal bank statements are not permitted under the 12 months bank statements program. All pages for each bank statement are required for the most recent consecutive 12 months from the same account.

Generally, under the full documentation, stated income and 12 months bank statements programs, a minimum FICO score of 620 is required for all borrowers. Generally, under the no ratio program, a minimum FICO score of 640 is required for all borrowers. Generally, under the 100% Combo Loan Program, The Mortgage Store requires that a borrower establish an acceptable credit history. The 100% Combo Loan Program generally defines an acceptable credit history as a borrower who has a minimum of three trade lines (collection accounts do not satisfy trade line requirement) with 24 months credit history, a 24 month look-back period to the dates on which the trade lines were opened, no minimum balance is required and the accounts do not need to be currently open. In addition the borrower must have no late mortgage payments in the past 24 months. In the past 12 months, the borrower must have no more than three 30-day late installment payment and no 60 day late revolving payments. Charge-offs, collections or judgments may not cumulatively exceed $1,000 in the past 24 months. All items with respect to title must be cleared and all outstanding items must be paid prior to closing with respect to purchases or at closing with respect to refinances. All bankruptcies, foreclosures and Consumer Credit Counseling must have been discharged at least 36 months prior.

Under the 100% Combo Loan Program, The Mortgage Store obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgage property and verify that the property is in acceptable condition. Following each appraisal, the lender will order an appraisal review.

Under the 100% Combo Loan Program, The Mortgage Store generally allows a CLTV ratio at origination of up to 100%, depending on, among other things, a borrower’s credit history, verified assets and, in the case of the full documentation and stated income programs, the nature of the borrower’s employment.

In addition, the maximum loan-to-value ratio at origination for any loan purchased by the seller is 100%.

In addition, see “The Mortgage Pools — Underwriting Standards” in the prospectus.

Delinquency and Foreclosure Experience of the Seller

Based solely upon information provided by the Seller, the following tables summarize, for the respective dates indicated, the delinquency, foreclosure, bankruptcy and REO property status with respect to all one- to four-family residential mortgage loans originated or acquired by the Seller which were being master serviced by the Seller at the dates indicated. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month. A mortgage loan is considered “30 days” delinquent if a payment due on the first of the month is not received by the second day of the following month, and so forth.

At December 31, 2001	At December 31, 2002	At December 31, 2003	At December 31, 2004	At September 30, 2005

Number of Loans	Principal Amount	Number of Loans	Principal Amount	Number of Loans	Principal Amount	Number of Loans	Principal Amount	Number of Loans	Principal Amount

(Dollars in thousands)	(Dollars in thousands)	(Dollars in thousands)	(Dollars in thousands)	(Dollars in thousands)

Total Loan Outstanding	37,972	$ 5,568,740	48,520	$ 8,694,474	65,256	$ 13,919,693	120,889	$ 28,404,008	124,301	$ 31,127,391
DELINQUENCY [1]
Period of Delinquency:
30-59 Days	2,064	$287,616	2,331	$383,855	2,432	$419,202	5,464	$1,235,080	6,292	$1,458,017
60-89 Days	531	72,460	644	100,878	601	105,455	1,003	205,486	1,266	276,250
90- Days or More	705	72,544	616	71,466	560	87,297	646	87,227	1,162	182,205
Total Delinquencies	3,300	$432,620	3,591	$556,200	3,593	$611,954	7,113	$1,527,793	$8,720	$1,916,472
Delinquencies as a Percentage of Total Loans Outstanding	8.69%	7.77%	7.40%	6.40%	5.51%	4.40%	5.88%	5.38%	7.02%	6.16%

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The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were in foreclosure at the respective dates indicated (“Foreclosure Loans”), (b) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated (“Bankruptcy Loans”) and (c) REO properties that have been purchased upon foreclosure of the related mortgage loans. All Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled “Foreclosures Pending,” “Bankruptcies Pending” and “REO Properties,” respectively, and are not included in the “30-59 Days,” “60-89 Days,” “90 Days or More” and “Total Delinquencies” sections of the table. See the section of the table entitled “Total Delinquencies plus Foreclosures Pending and Bankruptcies Pending” for total delinquency balances, percentages and numbers which include Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled “REO Properties” for delinquency balances, percentages and numbers related to REO properties that have been purchased upon foreclosure of the related mortgage loans.

At December 31, 2001	At December 31, 2002	At December 31, 2003	At December 31, 2004	At September 30, 2005

Number of Loans	Principal Amount	Number of Loans	Principal Amount	Number of Loans	Principal Amount	Number of Loans	Principal Amount	Number of Loans	Principal Amount

(Dollars in thousands)	(Dollars in thousands)	(Dollars in thousands)	(Dollars in thousands)	(Dollars in thousands)

FORECLOSURES PENDING[1]	931	$ 132,571	1,452	$ 212,309	1,049	$ 158,261	1,637	$258,189	1,579	$280,038

Foreclosures Pending as a Percentage of Total Loans Outstanding	2.45%	2.38%	2.99%	2.44%	1.61%	1.14%	1.35%	0.91%	1.27%	0.90%

BANKRUPTCIES PENDING[2]	259	$22,054	328	$26,402	227	$19,912	320	$ 23,807	423	$ 60,205
Bankruptcies Pending as a Percentage of Total Loans Outstanding	0.68%	0.40%	0.68%	0.30%	0.35%	0.14%	0.26%	0.08%	0.34%	0.19%
Total Delinquencies plus Foreclosures Pending and Bankruptcies Pending	4,490	$ 587,245	5,371	$ 794,910	4,869	$ 790,127	9,070	$1,809,789	10,722	$2,256,715
Total Delinquencies plus Foreclosures Pending and Bankruptcies Pending as a Percentage of Total Loans Outstanding	11.82%	10.55%	11.07%	9.14%	7.46%	5.68%	7.50%	6.37%	8.63%	7.25%

REO PROPERTIES[3]	223	$37,631	329	$53,055	316	$50,383	319	$ 53,388	347	$ 68,350

REO Properties as a Percentage	0.59%	0.68%	0.68%	0.61%	0.48%	0.36%	0.26%	0.19%	0.28%	0.22%

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Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the Master Servicer’s policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is 60 days or more delinquent. However, the Master Servicer may delay the foreclosure process as a result of loss mitigation efforts.

[2]	Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

[3]	REO properties that have been purchased upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by the Seller after the respective dates indicated.

Based solely on information provided by the Seller, the following table presents the changes in the Seller’s charge-offs and recoveries for the periods indicated.

	Twelve Months Ended December 31, 2001	Twelve Months Ended December 31, 2002	Twelve Months Ended December 31, 2003	Twelve Months Ended December 31, 2004	Nine Months Ended September 30, 2005
	(Dollars in thousands)	(Dollars in thousands)	(Dollars in thousands)	(Dollars in thousands)	(Dollars in thousands)

Charge-offs: Mortgage Loan Properties	$6,475	$2,416	$3,049	$1,524	$2,587
REO Properties	4,584	4,043	10,687	6,356	9,880
Recoveries: Mortgage Loan Properties	849	1,509	913	2,564	1,598
REO Properties	0	0	0	0	0
Net charge-offs	$10,210	$4,950	$12,823	$5,316	$10,869
Ratio of net charge-offs to average loans outstanding during the indicated period*.	0.21%	0.07%	0.12%	0.02%	0.05%

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*The information on this table does not include statistical information on mortgage loans which have recently been sold on a servicing-released basis by the Seller to third parties.

The above data on charge-offs and recoveries are calculated on the basis of the total mortgage loans originated or acquired by the Seller. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated charge-offs. In the absence of such mortgage loans, the charge-off percentages indicated above would be higher and could be substantially higher. Because the mortgage pool will consist of a fixed group of mortgage loans, the actual charge-off percentages with respect to the mortgage pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

The information set forth in the preceding paragraphs concerning the Seller has been provided by the Seller.

Recent Developments

On May 16, 2005, Impac Mortgage Holdings, Inc. (“IMH”) amended its annual report on Form 10-K/A for the year ended December 31, 2004 to include audits by its independent registered public accounting firm of the financial statements and of management’s assessment of internal control over financial reporting. Management concluded in its assessment that its internal control over financial reporting was ineffective as of December 31, 2004 due to the identification of two previously reported material weaknesses. IMH stated that these have been a focus of its remediation efforts prior to and since year end. The results reported in the financial statements did not require revision and IMH received an unqualified opinion on its financial statements, an unqualified opinion on management’s assessment and an adverse opinion on the effectiveness of internal control over financial reporting.

Additional Information

The description in this prospectus supplement of the sample mortgage loans and the mortgaged properties is based upon the sample mortgage pool as of the Cut-off Date, as adjusted for the scheduled principal payments due on or before that date. However, some of the sample mortgage loans may not be included in the final pool of mortgage loans in the trust as a result of incomplete documentation or otherwise if the company deems this removal necessary or desirable, and may be prepaid at any time. The characteristics of the final pool will not materially differ from the information provided with respect to the sample pool. Within 15 days of the Closing Date, tables reflecting the final composition of the mortgage loans will be filed on Form 8-K with the Commission.

YIELD ON THE CERTIFICATES

Shortfalls in Collections of Interest

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of the Mortgage Loans—Soldiers' and Sailors' Civil Relief Act of 1940” in the prospectus. The Subservicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans subserviced by it, but only to the extent of its aggregate Subservicing Fee for the related Due Period. The Master Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of the sum of its aggregate Master Servicing Fee and the Subservicing Fee for such distribution date. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting Prepayment Interest Shortfall exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates. Prepayment Interest Shortfalls and Relief Act Shortfalls with respect to the Class A-1W Certificates will not be covered by the Certificate Guaranty Insurance Policy. Any resulting shortfalls will be allocated among the certificates as provided in this prospectus supplement under “Description of the Certificates—Interest Distributions.”

General Yield and Prepayment Considerations

The yield to maturity of the Offered Certificates will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the Seller). Certain of the mortgage loans contain prepayment charge provisions. The rate of principal payments may or may not be less than the rate of principal payments for mortgage loans that did not have prepayment charge provisions. The mortgage loans are subject to the “due-on-sale” provisions included therein. See “The Mortgage Pool” herein.

Prepayments, liquidations and purchases of the mortgage loans (including any optional purchases) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend, in the case of the Offered Certificates, upon the degree to which such class of certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease. The mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their mortgage loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their mortgage loans with adjustable-rate mortgage loans with low introductory interest rates. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Because principal distributions are paid to certain classes of Offered Certificates before other such classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

To the extent the related Net WAC Rate becomes the Pass-Through Rate on the Offered Certificates, then in any such case, less interest will accrue on such certificates than would otherwise be the case. For a discussion of factors that could limit the Pass-Through Rate on the certificates, see “Risk Factors—The Pass-Through Rates on the Offered Certificates are Subject to Limitation” in this prospectus supplement.

Approximately 0.31%, 53.33% and 30.11% of the sample mortgage loans have initial interest only periods of three, five and ten years, respectively. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period, except in the case of a prepayment.

Approximately 73.84% of the sample mortgage loans provide for payment by the borrower of a prepayment charge in limited circumstances on certain prepayments. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. The Master Servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if the Master Servicer does so in compliance with the prepayment charge waiver standards set forth in the Agreement. If the Master Servicer waives any prepayment charge other than in accordance with the standards set forth in the Agreement, the Master Servicer will be required to pay the amount of the waived prepayment charge. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

Yield Sensitivity of the Offered Certificates

If the amount of overcollateralization has been reduced to zero and the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero, the yield to maturity on the Class A Certificates will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by the Certificate Guaranty Insurance Policy in the case of the Class A-1W Certificates) will be allocated to the Class A Certificates, on a pro rata basis, provided, however, that any Realized Losses allocable to the Class A-1 Certificates will be instead applied to the Class A-1M Certificates until the Certificate Principal Balance of the Class A-1M Certificates has been reduced to zero. If the amount of overcollateralization has been reduced to zero and the Certificate Principal Balances of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Certificates. If the amount of overcollateralization has been reduced to zero and the Certificate Principal Balances of the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Certificates. If the amount of overcollateralization has been reduced to zero and the Certificate Principal Balances of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates have been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-3 Certificates. If the amount of overcollateralization has been reduced to zero and the Certificate Principal Balances e of the Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates have been reduced to zero, the yield to maturity on the Class M-4 Certificates will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-4 Certificates. If the amount of overcollateralization has been reduced to zero and the Certificate Principal Balances of the Class M-6, Class M-7, Class M-8 and Class B Certificates have been reduced to zero, the yield to maturity on the Class M-5 Certificates will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-5 Certificates. If the amount of overcollateralization has been reduced to zero and the Certificate Principal Balances of the Class M-7, Class M-8 and Class B Certificates have been reduced to zero, the yield to maturity on the Class M-6 Certificates will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-6 Certificates. If the amount of overcollateralization has been reduced to zero and the Certificate Principal Balances of the Class M-8 Certificates and Class B Certificates have been reduced to zero, the yield to maturity on the Class M-7 Certificates will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-7 Certificates. If the amount of overcollateralization has been reduced to zero and the Certificate Principal Balance of the Class B Certificates have been reduced to zero, the yield to maturity on the Class M-8 Certificates will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-8 Certificates. The initial undivided interests in the trust evidenced by the Class A-1, Class A-1M, Class A-1W, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates are approximately 40.22%, 4.47%, 16.34%, 11.65%, 5.92%, 6.94%, 3.52%, 3.60%, 2.25%, 0.75%, 0.95%, 0.65%, 0.50%, 0.50%, 0.50% and 0.70%, respectively, of the Cut-off Date Balance.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the company expects that the Master Servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the Trustee, then any related expenses shall be reimbursable by the trust to the Master Servicer, which will reduce the amount available to pay principal of and interest on the Offered Certificates. For additional information regarding the recording of mortgages in the name of MERS see “The Mortgage Pool—Mortgage Loan Characteristics” in this prospectus supplement.

Investors in the Offered Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of such investors to fully recover their investments. Once Realized Losses have been allocated to the Offered Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss

Amounts may be repaid to the Offered Certificates (other than a Realized Loss allocated to the Class A-1W Certificates which is covered by the Certificate Guaranty Insurance Policy) from Net Monthly Excess Cashflow and from payments from the Interest Rate Swap Agreement, according to the priorities set forth under “—Overcollateralization Provisions” above. In addition, the Certificate Principal Balances of the Offered Certificates may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such certificates.

Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Subordinate Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A Certificates and Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event could result from either delinquencies or losses, it is possible for the Subordinate Certificates to receive no principal distributions (unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage loans.

Yield Sensitivity of the Offered Certificates

The yield to investors on the Offered Certificates will be sensitive to fluctuations in the level of One-Month LIBOR. The Pass-Through Rate on the Offered Certificates will vary with One-Month LIBOR. Changes in the level of One-Month LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of One-Month LIBOR. Investors in the Offered Certificates should also fully consider the effect on the yields on those certificates of changes in the level of One-Month LIBOR.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such certificate. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth herein under “The Mortgage Pool.”

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Prepayment Assumption. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were determined assuming that (the “Structuring Assumptions”): (i) the mortgage pool consists of 483 loans having the characteristics set forth in the table below, (ii) the closing date for the Offered Certificates occurs on December 29, 2005 and the Offered Certificates are sold to investors on such date, (iii) distributions on the certificates are made on the 25th day of each month regardless of the day on which the distribution date actually occurs, commencing in January 2006, in accordance with the allocation of the Available Distribution Amount set forth above under “Description of the Certificates—Allocation of Available Funds,” (iv) the prepayment rates are the percentages of the Prepayment Assumption set forth in the “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” tables below, (v) prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in December 2005, and include 30 days' interest thereon, (vi) the tables below set forth percentages of declining balance and weighted average lives under various prepayment scenarios, assuming the optional termination is not exercised, (vii) scheduled payments for all mortgage loans are received on the first day of each month, commencing in January 2006, the principal portion of such payments is computed prior to giving effect to prepayments received in such month, there are no losses, defaults or delinquencies with respect to the mortgage loans and no shortfalls due to the application of the Relief Act are incurred, (viii) the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining term to maturity so that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining term to maturity, in some cases, following an interest-only period, except for the balloon loan which requires a lump sum payment at stated maturity, (ix) One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year CMT remain constant at 4.340%, 4.637%, 4.830% and 4.350% per annum, respectively, (x) no Swap Termination Payments are made, (xi) the Pass-Through Rates for the Offered Certificates are as set forth herein and (xii) hypothetical mortgage loans 355-483 with the characteristics set forth in the following table make their initial payment of principal and interest beginning in February 2006, or, with respect to the mortgage loans with an initial interest-only period, make their initial interest payment beginning in February 2006. Nothing contained in the foregoing assumptions should be construed as a representation that the mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the Structuring Assumptions.

Assumed Mortgage Loan Characteristics

Loan Number	Principal Balance ($)	Gross Mortgage Rate (%)	Adjusted Net Mortgage Rate( %)	Age (months)	Remaining Term to Maturity (months)	Loan Type	Gross Margin (%)	Months To Next Rate Adjustment	Adjustment Frequency (months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Original Interest Only Term (months)	Index
1	650,000.00	6.25000	5.84330	1	359	Adjustable Rate	2.25000	119	12	5.00000	2.00000	11.25000	2.25000	120	One-Year LIBOR
2	185,854.90	7.25000	6.84330	1	359	Adjustable Rate	5.00000	119	6	5.00000	1.00000	13.25000	7.25000	N/A	Six-Month LIBOR
3	258,643.36	6.25000	5.84330	1	359	Adjustable Rate	5.00000	119	6	5.00000	1.00000	12.25000	6.25000	N/A	Six-Month LIBOR
4	134,550.00	5.75000	5.34330	2	358	Adjustable Rate	2.75000	118	6	1.00000	1.00000	9.99900	2.75000	120	Six-Month LIBOR
5	330,800.00	7.12500	6.71830	1	359	Adjustable Rate	5.00000	119	6	5.00000	1.00000	13.12500	7.12500	120	Six-Month LIBOR
6	704,750.00	6.48665	6.07995	1	359	Adjustable Rate	5.00000	119	6	5.00000	1.00000	12.48670	6.48670	120	Six-Month LIBOR
7	264,750.00	7.25000	6.84330	1	359	Adjustable Rate	5.00000	119	6	5.00000	1.00000	13.25000	7.25000	120	Six-Month LIBOR
8	1,534,400.00	5.75000	5.34330	2	358	Adjustable Rate	2.25000	118	6	6.00000	2.00000	11.75000	2.25000	120	Six-Month LIBOR
9	155,000.00	6.50000	6.09330	1	359	Adjustable Rate	5.00000	119	6	5.00000	1.00000	12.50000	6.50000	60	Six-Month LIBOR
10	109,062.58	7.31639	6.93895	2	178	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11	73,966.17	9.94197	9.16027	4	176	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12	22,249.42	12.50000	11.71830	5	175	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13	84,731.60	6.99000	6.70830	1	179	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14	54,818.81	6.50000	6.21830	1	179	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15	687,200.00	6.94863	6.66693	0	180	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16	2,635,864.15	6.79532	6.42638	3	176	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	330,000.00	11.62386	10.84216	5	175	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
18	48,000.00	10.75000	9.96830	4	176	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
19	540,126.37	10.43478	9.65308	5	175	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
20	487,540.05	5.37500	4.96830	4	356	Adjustable Rate	2.25000	20	12	3.00000	2.00000	11.37500	2.25000	N/A	One-Year LIBOR
21	475,000.00	5.62500	5.21830	1	359	Adjustable Rate	2.75000	23	12	2.00000	2.00000	11.62500	3.62500	120	One-Year LIBOR
22	112,500.00	6.87500	6.46830	0	360	Adjustable Rate	3.25000	24	6	3.00000	1.00000	12.87500	3.25000	N/A	Six-Month LIBOR
23	100,000.00	7.50000	7.09330	0	360	Adjustable Rate	3.25000	24	6	3.00000	1.00000	13.50000	3.25000	N/A	Six-Month LIBOR
24	336,764.06	6.73640	5.12591	1	359	Adjustable Rate	5.99800	23	6	3.00000	1.00000	12.73640	6.73640	N/A	Six-Month LIBOR
25	4,980,125.02	7.23558	6.82888	1	359	Adjustable Rate	4.73150	23	6	2.87980	1.00000	13.29570	5.32560	N/A	Six-Month LIBOR
26	174,098.84	6.75000	6.34330	2	358	Adjustable Rate	4.37500	22	6	3.00000	1.00000	12.75000	4.37500	N/A	Six-Month LIBOR
27	735,639.57	7.16164	6.41549	2	358	Adjustable Rate	5.86730	22	6	3.00000	1.00000	13.16160	7.02480	N/A	Six-Month LIBOR
28	1,554,934.80	6.93894	6.28192	1	359	Adjustable Rate	5.23030	23	6	3.00000	1.05440	12.99340	6.09990	N/A	Six-Month LIBOR
29	541,045.39	5.77258	5.36588	2	358	Adjustable Rate	4.77260	22	6	3.00000	1.00000	11.77260	5.77260	N/A	Six-Month LIBOR
30	553,330.67	7.12410	6.71740	1	359	Adjustable Rate	3.89080	23	6	3.00000	1.00000	13.12410	4.34850	N/A	Six-Month LIBOR
31	585,697.14	7.24520	6.83850	1	359	Adjustable Rate	5.51740	23	6	3.00000	1.00000	13.24520	7.24520	N/A	Six-Month LIBOR
32	317,037.13	8.00000	7.59330	1	359	Adjustable Rate	5.00000	23	6	3.00000	1.00000	14.00000	8.00000	N/A	Six-Month LIBOR
33	27,635,266.35	6.96837	6.41299	1	359	Adjustable Rate	5.02040	23	6	3.00000	1.00680	12.99640	5.92290	N/A	Six-Month LIBOR
34	7,457,703.89	6.43077	6.02407	3	357	Adjustable Rate	4.00910	21	6	3.00000	1.00000	12.40900	4.46760	N/A	Six-Month LIBOR
35	957,646.81	6.90000	6.39462	1	359	Adjustable Rate	5.68520	23	6	3.00000	1.00000	12.90000	6.79330	N/A	Six-Month LIBOR
36	131,087.04	6.75000	6.34330	1	359	Adjustable Rate	3.25000	23	6	3.00000	1.00000	12.75000	3.25000	N/A	Six-Month LIBOR
37	1,228,399.72	7.23701	6.83031	2	358	Adjustable Rate	5.07860	22	6	3.00000	1.00000	13.23700	5.89830	N/A	Six-Month LIBOR
38	175,900.00	7.37500	6.96830	0	360	Adjustable Rate	3.25000	24	6	3.00000	1.00000	13.37500	3.25000	N/A	Six-Month LIBOR
39	918,427.49	7.29377	6.88707	1	359	Adjustable Rate	3.25000	23	6	3.00000	1.00000	13.29380	3.25000	N/A	Six-Month LIBOR
40	1,201,468.97	7.51132	7.10462	1	359	Adjustable Rate	3.83170	23	6	3.00000	1.00000	13.51130	4.03480	N/A	Six-Month LIBOR
41	19,903,876.67	7.32007	6.87789	2	358	Adjustable Rate	4.82240	22	6	3.02120	1.00000	13.33730	5.40660	N/A	Six-Month LIBOR
42	532,000.00	6.75000	6.34330	0	360	Adjustable Rate	3.75000	24	6	3.00000	1.00000	12.75000	3.75000	120	Six-Month LIBOR
43	13,489,518.00	6.97683	6.57013	2	358	Adjustable Rate	3.99440	22	6	3.00000	1.00000	12.99520	4.72740	120	Six-Month LIBOR
44	9,729,050.00	6.94972	6.54302	2	358	Adjustable Rate	2.97710	22	6	3.00000	1.00000	12.94970	3.08350	120	Six-Month LIBOR
45	267,000.00	6.94972	6.54302	2	358	Adjustable Rate	5.00000	22	6	3.00000	1.00000	12.94970	5.63820	120	Six-Month LIBOR
46	2,812,826.00	6.59364	6.14325	2	358	Adjustable Rate	5.02410	22	6	3.43090	1.14360	12.59360	6.29200	120	Six-Month LIBOR
47	1,969,175.00	6.92218	6.51548	2	358	Adjustable Rate	5.00000	22	6	3.00000	1.00000	12.92220	6.92220	120	Six-Month LIBOR
48	180,000.00	6.75000	6.34330	1	359	Adjustable Rate	5.00000	23	6	3.00000	1.00000	12.75000	6.75000	120	Six-Month LIBOR
49	2,978,645.00	6.75623	6.34953	2	358	Adjustable Rate	5.00000	22	6	3.00000	1.00000	12.75620	6.75620	120	Six-Month LIBOR
50	198,750.00	6.87500	6.46830	1	359	Adjustable Rate	5.00000	23	6	3.00000	1.00000	12.87500	6.87500	120	Six-Month LIBOR
51	516,000.00	7.05705	6.65035	1	359	Adjustable Rate	5.00000	23	6	3.00000	1.00000	13.05700	5.89030	120	Six-Month LIBOR

52	80,130,517.99	6.61147	6.16697	2	358	Adjustable Rate	4.82530	22	6	3.00240	1.00870	12.61150	6.17180	120	Six-Month LIBOR
53	60,023,006.30	6.77308	6.35430	2	358	Adjustable Rate	3.71470	22	6	3.00000	1.00550	12.71510	4.20360	120	Six-Month LIBOR
54	1,058,900.00	5.57295	5.16625	2	358	Adjustable Rate	5.22550	22	6	3.00000	1.00000	11.57290	5.22550	120	Six-Month LIBOR
55	414,300.00	7.33620	6.92950	1	359	Adjustable Rate	3.98920	23	6	3.00000	1.00000	13.33620	5.09800	120	Six-Month LIBOR
56	355,000.00	7.50000	7.09330	0	360	Adjustable Rate	3.25000	24	6	3.00000	1.00000	13.50000	3.25000	120	Six-Month LIBOR
57	13,284,650.00	6.88706	6.48036	1	359	Adjustable Rate	2.92950	23	6	3.00000	1.00000	12.88710	2.92950	120	Six-Month LIBOR
58	1,099,249.00	6.52137	6.11467	2	358	Adjustable Rate	3.52080	22	6	3.00000	1.00000	12.52140	3.52080	120	Six-Month LIBOR
59	27,930,941.41	6.82576	6.38583	1	359	Adjustable Rate	3.38260	23	6	2.99270	1.02770	12.83140	4.41810	120	Six-Month LIBOR
60	2,788,400.00	6.79784	6.39114	1	359	Adjustable Rate	5.34570	23	6	3.00000	1.00000	12.79780	6.30300	60	Six-Month LIBOR
61	1,807,250.00	7.01681	6.61011	1	359	Adjustable Rate	4.19690	23	6	3.00000	1.00000	13.01680	4.49410	60	Six-Month LIBOR
62	73,216,316.93	6.90131	6.47633	1	359	Adjustable Rate	3.67120	23	6	3.00000	1.00000	12.89880	3.85100	60	Six-Month LIBOR
63	1,388,588.00	6.96922	6.56252	1	359	Adjustable Rate	3.25000	23	6	3.00000	1.00000	12.96920	3.25000	60	Six-Month LIBOR
64	3,133,244.92	6.42696	5.93237	1	359	Adjustable Rate	5.28540	23	6	3.00000	1.00000	12.42700	6.35820	60	Six-Month LIBOR
65	94,400.00	7.62500	7.21830	0	360	Adjustable Rate	3.25000	24	6	3.00000	1.00000	13.62500	3.25000	60	Six-Month LIBOR
66	10,242,909.90	6.94179	6.35191	1	359	Adjustable Rate	5.31300	23	6	3.35630	1.04040	12.78380	5.98900	60	Six-Month LIBOR
67	201,920.00	6.62500	6.21830	2	358	Adjustable Rate	3.25000	22	6	3.00000	1.00000	12.62500	3.25000	60	Six-Month LIBOR
68	9,072,797.93	6.67296	6.10921	1	359	Adjustable Rate	5.67400	23	6	3.00000	1.00000	12.67300	6.67300	60	Six-Month LIBOR
69	881,000.00	8.11450	7.70780	0	360	Adjustable Rate	3.27840	24	6	3.00000	1.00000	14.11450	3.27840	60	Six-Month LIBOR
70	10,741,704.74	6.69758	5.88446	1	359	Adjustable Rate	5.46680	23	6	3.00000	1.00000	12.69760	6.44680	60	Six-Month LIBOR
71	232,008,216.20	6.65967	6.08850	1	359	Adjustable Rate	4.97430	23	6	3.01750	1.00720	12.65450	5.68560	60	Six-Month LIBOR
72	8,955,797.00	6.70506	6.27707	1	359	Adjustable Rate	3.84170	23	6	3.00000	1.00000	12.70510	4.32550	60	Six-Month LIBOR
73	1,988,639.40	6.54886	5.85352	1	359	Adjustable Rate	5.35830	23	6	3.00000	1.00000	12.54890	6.31170	60	Six-Month LIBOR
74	1,407,420.00	6.54708	5.43476	1	359	Adjustable Rate	5.32340	23	6	3.00000	1.00000	12.54710	6.19550	60	Six-Month LIBOR
75	217,000.00	6.70000	6.29330	1	359	Adjustable Rate	5.75000	23	6	3.00000	1.00000	12.70000	6.70000	60	Six-Month LIBOR
76	276,000.00	7.72428	7.31758	0	360	Adjustable Rate	3.25000	24	6	3.00000	1.00000	13.72430	3.25000	60	Six-Month LIBOR
77	522,600.00	6.51039	5.62436	1	359	Adjustable Rate	5.51040	23	6	3.00000	1.00000	12.51040	6.51040	60	Six-Month LIBOR
78	13,093,668.38	7.28535	6.28205	1	359	Adjustable Rate	5.72870	23	6	2.92860	1.07140	13.35670	6.45680	60	Six-Month LIBOR
79	1,576,282.00	7.59555	7.18885	2	358	Adjustable Rate	3.25000	22	6	3.00000	1.00000	13.59560	3.25000	60	Six-Month LIBOR
80	204,720.00	7.87500	7.46830	0	360	Adjustable Rate	4.00000	24	6	3.00000	1.00000	13.87500	4.00000	60	Six-Month LIBOR
81	259,850.00	8.50000	8.09330	0	360	Adjustable Rate	3.25000	24	6	3.00000	1.00000	14.50000	3.25000	60	Six-Month LIBOR
82	4,585,242.00	7.46672	7.06002	0	360	Adjustable Rate	3.25000	24	6	3.00000	1.00000	13.46670	3.33390	60	Six-Month LIBOR
83	2,314,448.00	7.27574	6.86904	1	359	Adjustable Rate	3.22130	23	6	3.00000	1.00000	13.27570	3.22130	60	Six-Month LIBOR
84	374,500.00	7.50000	7.09330	0	360	Adjustable Rate	3.25000	24	6	3.00000	1.00000	13.50000	3.25000	60	Six-Month LIBOR
85	87,197,358.94	7.13378	6.58491	1	359	Adjustable Rate	4.92840	23	6	3.06170	1.00000	13.13690	5.44330	60	Six-Month LIBOR
86	149,689.53	6.37500	6.09330	1	239	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
87	834,414.92	6.58061	6.27786	1	239	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
88	182,853.62	7.12500	6.84330	1	239	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
89	340,000.00	6.37500	6.09330	0	240	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
90	157,695.30	8.69544	8.22966	5	234	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
91	67,989.96	10.50000	9.71830	3	237	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
92	223,000.00	6.50000	6.09330	2	358	Adjustable Rate	3.25000	34	12	2.00000	2.00000	12.50000	3.25000	120	One-Year LIBOR
93	107,200.00	5.37500	4.96830	2	358	Adjustable Rate	2.25000	34	12	2.00000	2.00000	11.37500	2.25000	120	One-Year LIBOR
94	134,404.07	7.35056	6.94386	2	358	Adjustable Rate	3.50000	34	6	6.00000	2.00000	13.35060	3.50000	N/A	Six-Month LIBOR
95	183,460.76	6.12500	5.71830	2	358	Adjustable Rate	3.25000	34	6	3.00000	1.00000	12.12500	3.25000	N/A	Six-Month LIBOR
96	1,198,947.70	6.44450	6.03780	2	358	Adjustable Rate	4.22440	34	6	3.00000	1.00000	12.44450	4.59080	N/A	Six-Month LIBOR
97	508,121.60	6.71975	6.31305	4	356	Adjustable Rate	5.71970	32	6	3.00000	1.00000	12.71970	6.71970	N/A	Six-Month LIBOR
98	310,000.00	7.50000	7.09330	0	360	Adjustable Rate	3.37500	36	6	3.00000	1.00000	13.50000	3.37500	N/A	Six-Month LIBOR
99	120,629.56	5.99000	5.58330	1	359	Adjustable Rate	2.25000	35	6	6.00000	2.00000	11.99000	2.25000	N/A	Six-Month LIBOR
100	283,503.43	6.57715	6.17045	2	358	Adjustable Rate	5.57710	34	6	3.00000	1.00000	12.57710	6.57710	N/A	Six-Month LIBOR
101	397,982.63	6.75437	6.34767	1	359	Adjustable Rate	5.75440	35	6	3.00000	1.00000	12.75440	6.75440	N/A	Six-Month LIBOR
102	111,679.52	6.25000	5.84330	3	357	Adjustable Rate	2.87500	33	6	6.00000	2.00000	12.25000	2.87500	N/A	Six-Month LIBOR
103	4,253,683.87	6.84777	6.36062	1	359	Adjustable Rate	5.03260	35	6	2.98240	1.01760	12.84780	5.60740	N/A	Six-Month LIBOR
104	620,567.93	6.07739	5.51324	3	357	Adjustable Rate	3.28250	33	6	4.33300	1.44430	11.69080	3.51500	N/A	Six-Month LIBOR
105	127,971.29	8.62500	8.21830	3	357	Adjustable Rate	6.55000	33	6	3.00000	1.00000	14.62500	8.62500	N/A	Six-Month LIBOR
106	578,154.39	7.34713	6.94043	1	359	Adjustable Rate	2.25000	35	6	6.00000	2.00000	13.34710	2.25000	N/A	Six-Month LIBOR

107	3,552,565.02	7.13569	6.59475	1	359	Adjustable Rate	5.17790	35	6	2.96290	1.03710	13.07410	5.93440	N/A	Six-Month LIBOR
108	304,000.00	6.62500	6.21830	1	359	Adjustable Rate	3.25000	35	6	2.00000	1.00000	12.62500	3.25000	120	Six-Month LIBOR
109	457,000.00	6.87500	6.46830	3	357	Adjustable Rate	3.50000	33	6	6.00000	2.00000	12.87500	3.50000	120	Six-Month LIBOR
110	283,000.00	6.37500	5.96830	4	356	Adjustable Rate	3.50000	32	6	6.00000	2.00000	12.37500	3.50000	120	Six-Month LIBOR
111	4,541,885.00	6.49910	6.09240	2	358	Adjustable Rate	3.31560	34	6	2.80160	1.08440	12.42410	3.31560	120	Six-Month LIBOR
112	2,282,800.00	6.87342	6.46672	2	358	Adjustable Rate	2.87200	34	6	6.00000	2.00000	12.87340	2.87200	120	Six-Month LIBOR
113	4,468,000.00	6.93927	6.53257	1	359	Adjustable Rate	2.25000	35	6	6.00000	2.00000	12.93930	2.25000	120	Six-Month LIBOR
114	144,200.00	6.12500	5.71830	4	356	Adjustable Rate	3.50000	32	6	6.00000	2.00000	12.12500	3.50000	120	Six-Month LIBOR
115	10,609,710.00	6.27773	5.85085	1	359	Adjustable Rate	3.20310	35	6	2.73660	1.35770	12.27770	3.39880	120	Six-Month LIBOR
116	6,154,093.00	6.79481	6.36568	2	358	Adjustable Rate	3.39970	34	6	4.92590	1.64200	12.79480	3.69930	120	Six-Month LIBOR
117	1,067,000.00	6.93627	6.52957	1	359	Adjustable Rate	2.48200	35	6	5.74700	1.91570	12.93630	2.52410	120	Six-Month LIBOR
118	170,700.00	7.75000	7.34330	2	358	Adjustable Rate	2.75000	34	6	3.00000	1.00000	13.75000	2.75000	120	Six-Month LIBOR
119	6,992,995.99	6.83185	6.42515	1	359	Adjustable Rate	3.07380	35	6	3.32190	1.93650	12.83180	3.75360	120	Six-Month LIBOR
120	1,275,200.00	7.48620	7.07950	2	358	Adjustable Rate	4.25000	34	6	3.00000	1.00000	13.48620	7.48620	36	Six-Month LIBOR
121	1,759,600.00	6.33545	5.92875	2	358	Adjustable Rate	4.25000	34	6	3.00000	1.00000	12.33540	6.33540	36	Six-Month LIBOR
122	1,667,200.00	6.55746	6.15076	1	359	Adjustable Rate	4.25000	35	6	3.00000	1.00000	12.55750	6.55750	36	Six-Month LIBOR
123	512,000.00	6.87500	6.46830	1	359	Adjustable Rate	4.25000	35	6	3.00000	1.00000	12.87500	6.87500	36	Six-Month LIBOR
124	438,250.00	7.58821	7.18151	2	358	Adjustable Rate	4.25000	34	6	3.00000	1.00000	13.58820	7.58820	36	Six-Month LIBOR
125	580,000.00	6.74483	6.33813	2	358	Adjustable Rate	4.25000	34	6	3.00000	1.00000	12.74480	6.74480	36	Six-Month LIBOR
126	12,724,244.43	6.63552	6.17444	1	359	Adjustable Rate	3.91100	35	6	3.00000	1.00000	12.71530	4.16170	60	Six-Month LIBOR
127	152,800.00	5.62500	5.21830	2	358	Adjustable Rate	3.37500	34	6	3.00000	1.00000	11.62500	3.37500	60	Six-Month LIBOR
128	2,012,677.00	6.63146	5.62186	1	359	Adjustable Rate	5.63150	35	6	3.00000	1.00000	12.63150	6.63150	60	Six-Month LIBOR
129	9,999,415.00	6.47747	5.64241	1	359	Adjustable Rate	4.61470	35	6	3.00000	1.00000	12.52290	5.29720	60	Six-Month LIBOR
130	169,000.00	6.99000	6.58330	1	359	Adjustable Rate	2.25000	35	6	6.00000	2.00000	12.99000	2.25000	60	Six-Month LIBOR
131	1,377,000.00	6.35014	5.78105	2	358	Adjustable Rate	5.35010	34	6	3.00000	1.00000	12.35010	6.35010	60	Six-Month LIBOR
132	1,809,810.00	6.83911	6.33964	1	359	Adjustable Rate	4.86570	35	6	2.86480	1.13520	12.97440	5.19480	60	Six-Month LIBOR
133	1,056,000.00	6.86324	6.17233	2	358	Adjustable Rate	5.86320	34	6	3.00000	1.00000	12.86320	6.86320	60	Six-Month LIBOR
134	212,000.00	9.50000	9.09330	0	360	Adjustable Rate	3.37500	36	6	3.00000	1.00000	15.50000	3.37500	60	Six-Month LIBOR
135	14,076,918.99	6.46011	5.82879	2	358	Adjustable Rate	4.75140	34	6	3.00000	1.00000	12.49890	5.55010	60	Six-Month LIBOR
136	1,239,800.00	6.75084	6.34414	1	359	Adjustable Rate	3.60190	35	6	3.00000	1.00000	12.75080	3.60190	60	Six-Month LIBOR
137	412,000.00	5.99000	5.58330	1	359	Adjustable Rate	3.37500	35	6	3.00000	1.00000	11.99000	3.37500	60	Six-Month LIBOR
138	261,500.00	7.19455	6.78785	1	359	Adjustable Rate	3.65220	35	6	3.00000	1.00000	13.19460	3.65220	60	Six-Month LIBOR
139	27,627,310.00	6.36195	5.86932	1	359	Adjustable Rate	3.63510	35	6	4.15170	1.11280	12.38910	3.98360	60	Six-Month LIBOR
140	65,873.21	11.99000	11.20830	4	356	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
141	4,380,137.66	11.03169	10.24999	4	356	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
142	982,339.37	9.89989	9.11819	5	355	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
143	2,057,163.64	10.64238	9.86068	4	356	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
144	82,625.31	11.75000	10.96830	14	346	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
145	916,900.76	10.51433	9.73263	4	356	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
146	392,503.17	9.67549	8.89379	4	356	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
147	673,577.89	10.90346	10.12176	4	356	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
148	102,234.84	11.55460	10.77290	5	355	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
149	18,784,166.57	10.65867	9.89504	5	355	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
150	47,499.89	9.87500	9.09330	3	357	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
151	2,660,895.80	10.83409	10.05239	4	356	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
152	1,010,219.56	10.81099	10.02929	4	356	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
153	297,679.39	9.00000	8.21830	5	355	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
154	81,000.00	11.25000	10.46830	3	357	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
155	4,924,987.53	10.30657	9.52487	3	357	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
156	196,000.00	7.50000	7.09330	0	360	Adjustable Rate	4.00000	12	12	2.00000	2.00000	13.50000	4.00000	N/A	One-Year LIBOR
157	4,827,206.67	6.68134	6.26815	1	359	Adjustable Rate	4.20250	11	12	2.05550	2.05550	12.73680	4.36190	N/A	One-Year LIBOR
158	147,884.55	7.25000	6.84330	1	359	Adjustable Rate	4.00000	11	12	2.00000	2.00000	13.25000	4.00000	N/A	One-Year LIBOR
159	285,388.73	5.87500	5.46830	1	359	Adjustable Rate	4.00000	11	12	2.00000	2.00000	11.87500	4.00000	N/A	One-Year LIBOR
160	1,383,229.31	7.21837	6.81167	1	359	Adjustable Rate	4.00000	11	12	2.00000	2.00000	13.21840	4.00000	N/A	One-Year LIBOR
161	4,373,823.50	7.20839	6.73910	1	359	Adjustable Rate	4.04840	11	12	2.00000	2.00000	13.20840	4.04840	N/A	One-Year LIBOR

162	8,412,650.00	6.41340	6.00670	1	359	Adjustable Rate	3.99710	11	12	2.00000	2.00000	12.41340	3.99710	120	One-Year LIBOR
163	272,000.00	6.62500	6.21830	0	360	Adjustable Rate	4.00000	12	12	2.00000	2.00000	12.62500	4.00000	120	One-Year LIBOR
164	191,250.00	6.62500	6.21830	1	359	Adjustable Rate	4.00000	11	12	2.00000	2.00000	12.62500	4.00000	120	One-Year LIBOR
165	672,000.00	7.12500	6.71830	3	357	Adjustable Rate	3.00000	9	12	2.00000	2.00000	13.12500	7.12500	120	One-Year LIBOR
166	470,400.00	5.37500	4.96830	3	357	Adjustable Rate	3.00000	9	12	2.00000	2.00000	11.37500	5.37500	120	One-Year LIBOR
167	428,000.00	6.25000	5.84330	0	360	Adjustable Rate	4.00000	12	12	2.00000	2.00000	12.25000	4.00000	120	One-Year LIBOR
168	1,820,845.00	6.23065	5.82395	3	357	Adjustable Rate	3.05110	9	12	2.00000	2.00000	12.23070	6.23070	120	One-Year LIBOR
169	472,000.00	6.75000	6.34330	0	360	Adjustable Rate	4.00000	12	12	2.00000	2.00000	12.75000	4.00000	120	One-Year LIBOR
170	1,274,824.00	6.83070	6.42400	0	360	Adjustable Rate	4.00000	12	12	2.00000	2.00000	12.89210	4.00000	120	One-Year LIBOR
171	7,924,450.00	6.77788	6.37118	1	359	Adjustable Rate	4.00000	11	12	2.00000	2.00000	12.77790	4.00000	60	One-Year LIBOR
172	2,443,300.00	6.76514	6.35844	1	359	Adjustable Rate	4.00000	11	12	2.00000	2.00000	12.76510	4.00000	60	One-Year LIBOR
173	131,145,947.00	6.38859	5.96066	1	359	Adjustable Rate	4.00860	11	12	1.99810	1.99480	12.38860	4.01970	60	One-Year LIBOR
174	3,405,915.86	6.40960	6.00290	0	360	Adjustable Rate	3.99100	12	12	2.00000	2.00000	12.40960	3.99100	60	One-Year LIBOR
175	856,800.00	6.57190	6.16520	0	360	Adjustable Rate	4.00000	12	12	2.00000	2.00000	12.57190	4.00000	60	One-Year LIBOR
176	103,500.00	7.25000	6.84330	0	360	Adjustable Rate	4.00000	12	12	2.00000	2.00000	13.25000	4.00000	60	One-Year LIBOR
177	1,515,200.00	6.74298	6.33628	0	360	Adjustable Rate	3.97760	12	12	2.00000	2.00000	12.74300	3.97760	60	One-Year LIBOR
178	1,539,000.00	6.77071	6.36401	0	360	Adjustable Rate	4.00000	12	12	2.00000	2.00000	12.77070	4.00000	60	One-Year LIBOR
179	570,700.00	6.74174	6.33504	1	359	Adjustable Rate	3.41910	11	12	2.00000	2.00000	12.52390	5.37960	60	One-Year LIBOR
180	1,254,320.00	6.80493	6.39823	1	359	Adjustable Rate	4.00000	11	12	2.00000	2.00000	12.80490	4.00000	60	One-Year LIBOR
181	977,000.00	6.42544	6.01874	0	360	Adjustable Rate	4.00000	12	12	2.00000	2.00000	12.42540	4.00000	60	One-Year LIBOR
182	8,116,626.00	6.86351	6.40333	0	360	Adjustable Rate	4.07200	12	12	2.00000	2.00000	12.86350	4.07200	60	One-Year LIBOR
183	4,250,551.00	7.09234	6.68564	0	360	Adjustable Rate	4.04870	12	12	2.00000	2.00000	13.09230	4.04870	60	One-Year LIBOR
184	24,707,785.65	6.64439	6.23769	0	360	Adjustable Rate	3.97830	12	12	2.03010	2.00000	12.63440	3.97830	60	One-Year LIBOR
185	777,872.96	6.99000	6.58330	3	357	Adjustable Rate	2.75000	1	1	1.00000	1.00000	9.99900	2.75000	N/A	LIBOR_1MO
186	390,799.54	5.87500	5.46830	2	358	Adjustable Rate	3.00000	1	1	1.00000	1.00000	12.00000	5.87500	N/A	LIBOR_1MO
187	712,553.16	6.17967	5.77297	1	359	Adjustable Rate	3.37190	1	1	1.00000	1.00000	11.25580	5.24990	N/A	LIBOR_1MO
188	2,981,400.00	7.08543	6.67873	2	358	Adjustable Rate	3.12330	1	1	1.00000	1.00000	11.01340	5.24140	120	LIBOR_1MO
189	1,847,950.00	7.33333	6.92663	2	358	Adjustable Rate	2.75000	1	1	1.00000	1.00000	9.99900	2.75000	120	LIBOR_1MO
190	183,200.00	6.99000	6.58330	0	360	Adjustable Rate	3.00000	1	1	1.00000	1.00000	12.00000	6.99000	120	LIBOR_1MO
191	3,282,250.00	7.03520	6.62850	1	359	Adjustable Rate	2.75000	1	1	1.00000	1.00000	9.99900	2.75000	120	LIBOR_1MO
192	300,000.00	8.12500	7.71830	1	359	Adjustable Rate	3.00000	1	1	1.00000	1.00000	12.00000	8.12500	120	LIBOR_1MO
193	324,000.00	5.75000	5.34330	1	359	Adjustable Rate	3.00000	1	1	1.00000	1.00000	12.00000	5.75000	120	LIBOR_1MO
194	4,773,506.00	6.26632	5.85962	2	358	Adjustable Rate	3.00000	1	1	1.00000	1.00000	12.00000	6.02520	120	LIBOR_1MO
195	1,437,000.00	6.28622	5.87952	2	358	Adjustable Rate	2.92690	1	1	1.00000	1.00000	11.41520	5.04700	120	LIBOR_1MO
196	1,945,650.00	6.37645	5.96975	2	358	Adjustable Rate	3.31960	1	1	1.00000	1.00000	9.48140	3.31960	120	LIBOR_1MO
197	932,556.00	5.85286	5.44616	2	358	Adjustable Rate	3.00000	1	1	1.00000	1.00000	12.00000	4.95710	120	LIBOR_1MO
198	1,500,000.00	6.12500	5.71830	0	360	Adjustable Rate	4.00000	1	1	1.00000	1.00000	9.99900	4.00000	60	LIBOR_1MO
199	1,338,850.00	5.97462	5.56792	1	359	Adjustable Rate	3.00000	1	1	1.00000	1.00000	12.05480	5.97460	60	LIBOR_1MO
200	161,250.00	6.62500	6.21830	1	359	Adjustable Rate	3.00000	1	1	1.00000	1.00000	12.00000	6.62500	60	LIBOR_1MO
201	1,019,670.42	7.37366	5.79594	0	360	Adjustable Rate	5.51580	6	6	2.03200	1.51600	14.06160	5.51580	N/A	Six-Month LIBOR
202	525,183.43	7.17124	6.76454	1	359	Adjustable Rate	6.85620	5	6	3.05480	2.02740	14.54110	6.85620	N/A	Six-Month LIBOR
203	200,307.91	8.80424	6.58330	1	359	Adjustable Rate	6.89680	5	6	1.00000	1.00000	14.80420	8.09560	N/A	Six-Month LIBOR
204	470,666.04	6.66855	6.26185	3	357	Adjustable Rate	3.33030	3	6	1.00000	1.00000	12.66860	5.92540	N/A	Six-Month LIBOR
205	393,705.81	6.50864	6.10194	1	359	Adjustable Rate	3.48710	5	6	1.00000	1.00000	12.50860	3.48710	N/A	Six-Month LIBOR
206	424,406.55	6.37500	5.96830	1	359	Adjustable Rate	6.55000	5	6	1.00000	1.00000	12.37500	6.55000	N/A	Six-Month LIBOR
207	4,531,557.93	6.61179	6.10171	1	359	Adjustable Rate	4.20530	5	6	1.66110	1.66110	12.56220	4.43890	N/A	Six-Month LIBOR
208	1,954,240.00	6.05380	5.64710	2	358	Adjustable Rate	3.58380	4	6	1.00000	1.00000	11.97170	4.51230	120	Six-Month LIBOR
209	3,336,750.00	6.63533	6.22863	1	359	Adjustable Rate	2.75000	5	6	1.00000	1.00000	12.63530	2.75000	120	Six-Month LIBOR
210	468,500.00	6.56630	6.15960	0	360	Adjustable Rate	3.76470	6	6	1.47070	1.00000	13.50760	3.76470	120	Six-Month LIBOR
211	3,664,250.00	7.12134	6.71464	2	358	Adjustable Rate	2.53490	4	6	1.00000	1.00000	13.12130	2.53490	120	Six-Month LIBOR
212	1,637,407.00	6.80822	6.40152	2	358	Adjustable Rate	3.00000	4	6	1.00000	1.00000	12.00000	6.80820	120	Six-Month LIBOR
213	958,110.00	5.25000	4.84330	6	354	Adjustable Rate	2.87500	6	6	1.00000	1.00000	11.25000	5.25000	120	Six-Month LIBOR
214	2,212,500.00	6.11893	5.71223	2	358	Adjustable Rate	2.98650	4	6	1.00000	1.00000	11.93220	6.11890	120	Six-Month LIBOR
215	3,446,431.91	6.35010	5.83712	2	358	Adjustable Rate	3.19920	4	6	1.00000	1.00000	12.19260	4.69280	120	Six-Month LIBOR
216	318,200.00	6.37500	5.96830	0	360	Adjustable Rate	4.00000	6	6	1.00000	1.00000	12.37500	4.00000	120	Six-Month LIBOR

217	10,544,282.00	7.10355	6.69685	1	359	Adjustable Rate	2.97510	5	6	1.00000	1.00000	13.10350	2.97510	120	Six-Month LIBOR
218	4,573,550.00	6.13802	5.73132	2	358	Adjustable Rate	3.12560	5	6	1.32800	1.32800	12.53160	3.33990	120	Six-Month LIBOR
219	536,000.00	6.87500	6.46830	3	357	Adjustable Rate	5.87500	3	6	1.00000	1.00000	12.87500	5.87500	60	Six-Month LIBOR
220	17,104,294.00	6.35886	5.87885	1	359	Adjustable Rate	4.33670	5	6	1.08270	1.08270	12.35890	4.33670	60	Six-Month LIBOR
221	1,260,000.00	6.88786	6.48116	1	359	Adjustable Rate	4.00000	5	6	1.00000	1.00000	12.88790	4.00000	60	Six-Month LIBOR
222	785,200.00	6.39996	5.99326	1	359	Adjustable Rate	4.36420	5	6	1.00000	1.00000	12.40000	4.36420	60	Six-Month LIBOR
223	1,336,600.00	6.68377	6.27707	1	359	Adjustable Rate	4.51540	5	6	1.00000	1.00000	12.68380	4.51540	60	Six-Month LIBOR
224	187,200.00	5.87500	5.46830	1	359	Adjustable Rate	4.75000	5	6	1.00000	1.00000	11.87500	4.75000	60	Six-Month LIBOR
225	368,000.00	6.62500	6.21830	0	360	Adjustable Rate	4.00000	6	6	1.00000	1.00000	12.62500	4.00000	60	Six-Month LIBOR
226	719,691.12	6.79435	6.09369	1	359	Adjustable Rate	4.45880	5	6	1.00000	1.00000	12.79440	4.45880	60	Six-Month LIBOR
227	626,400.00	7.01940	6.61270	1	359	Adjustable Rate	4.00000	5	6	1.00000	1.00000	13.01940	4.00000	60	Six-Month LIBOR
228	618,900.00	7.71135	7.30465	1	359	Adjustable Rate	3.63160	5	6	1.00000	1.00000	13.71140	3.63160	60	Six-Month LIBOR
229	4,334,258.00	7.03794	6.63124	0	360	Adjustable Rate	3.97300	6	6	1.00000	1.00000	13.03790	3.97300	60	Six-Month LIBOR
230	6,201,650.00	6.75446	6.34776	0	360	Adjustable Rate	4.05260	6	6	1.00000	1.00000	12.75450	4.05260	60	Six-Month LIBOR
231	25,912,911.00	6.71845	6.29102	1	359	Adjustable Rate	4.31820	5	6	1.00000	1.00000	12.71070	4.38840	60	Six-Month LIBOR
232	68,458.50	8.50000	8.21830	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
233	680,952.98	6.25023	5.96853	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
234	486,022.06	7.02718	6.74548	2	358	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
235	872,781.75	6.71960	6.43790	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
236	354,424.27	7.64945	7.36775	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
237	265,754.30	7.25000	6.96830	3	355	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
238	9,566,798.33	6.95098	6.66168	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
239	1,327,876.69	6.37868	6.09698	2	358	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
240	115,520.43	7.87500	7.59330	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
241	4,002,411.84	7.13727	6.78839	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
242	2,176,505.72	6.55234	6.27064	2	358	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
243	299,696.66	7.44340	7.16170	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
244	646,027.90	7.82600	7.54430	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
245	757,865.30	6.51927	6.23757	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
246	287,989.00	8.60450	7.94241	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
247	374,781.32	6.42518	6.14348	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
248	823,363.06	7.30037	7.01867	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
249	325,450.67	6.87500	6.59330	2	358	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
250	10,968,008.57	6.64518	6.33351	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
251	24,153,789.45	6.75884	6.37771	2	358	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
252	3,410,574.81	6.60014	6.31844	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
253	1,804,877.93	7.00394	6.72224	2	358	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
254	267,258.18	6.50000	6.21830	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
255	41,948.45	11.75000	10.96830	4	356	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
256	43,721,776.94	6.67466	6.37062	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
257	690,220.00	6.47706	6.19536	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
258	1,408,000.00	6.91051	6.62881	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
259	288,000.00	7.00000	6.71830	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
260	14,338,372.10	6.74938	6.46768	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
261	3,123,154.99	6.79251	6.51081	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
262	3,774,500.00	6.88668	6.60498	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
263	181,150.00	7.99731	7.71561	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
264	7,921,560.00	7.00087	6.71917	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
265	2,037,200.00	6.69208	6.41038	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
266	114,800.00	7.25000	6.96830	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
267	500,100.00	7.02815	6.74645	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
268	1,216,000.00	6.66571	6.38401	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
269	6,320,269.31	6.69372	6.41202	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
270	22,392,621.66	6.52169	6.20859	2	358	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
271	1,982,500.00	6.12500	5.84330	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A

272	808,000.00	6.15408	5.87238	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
273	706,900.00	6.30149	6.01979	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
274	359,200.00	8.12500	7.84330	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
275	59,134,452.34	6.53889	6.25719	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
276	458,750.00	7.34877	7.06707	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
277	982,175.00	7.03305	6.75135	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
278	10,118,131.00	7.05369	6.77199	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
279	187,600.00	7.12500	6.84330	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
280	424,000.00	7.62500	7.34330	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
281	3,412,900.00	7.14303	6.73812	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
282	481,273.43	6.31408	6.03238	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
283	406,500.00	7.68035	7.39865	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
284	136,500.00	7.25000	6.96830	2	358	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
285	164,000.00	7.75000	7.46830	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
286	298,400.00	6.87500	6.59330	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
287	7,030,997.95	6.60506	6.32085	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
288	6,182,147.00	6.61861	6.33691	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
289	2,753,050.00	5.88607	5.60437	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
290	346,495.30	8.96586	8.56296	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
291	8,948,382.98	6.75935	6.47124	1	359	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
292	530,164.77	6.12500	5.71830	2	358	Adjustable Rate	2.25000	58	12	5.00000	2.00000	11.12500	2.25000	N/A	One-Year LIBOR
293	980,000.00	6.75000	6.34330	3	357	Adjustable Rate	3.25000	57	12	5.00000	1.00000	11.75000	3.25000	120	One-Year LIBOR
294	885,600.00	5.69332	5.28662	1	359	Adjustable Rate	2.25000	59	12	5.00000	2.00000	10.69330	2.25000	120	One-Year LIBOR
295	116,717.00	5.62500	5.21830	1	359	Adjustable Rate	2.25000	59	12	5.00000	2.00000	10.62500	2.25000	60	One-Year LIBOR
296	2,342,900.00	6.01201	5.60531	0	360	Adjustable Rate	2.75000	60	12	5.00000	2.00000	11.01200	2.75000	84	One-Year LIBOR
297	564,537.68	6.32114	5.91444	1	359	Adjustable Rate	3.71410	59	6	3.00000	1.00000	12.32110	3.71410	N/A	Six-Month LIBOR
298	299,387.80	7.50485	6.72938	1	359	Adjustable Rate	2.87500	59	6	6.00000	2.00000	13.50480	2.87500	N/A	Six-Month LIBOR
299	227,000.00	6.50000	6.09330	0	360	Adjustable Rate	6.55000	60	6	3.00000	1.00000	12.50000	6.50000	N/A	Six-Month LIBOR
300	2,887,198.41	6.57799	6.17129	2	358	Adjustable Rate	2.25000	58	6	5.08380	1.57290	12.39550	2.25000	N/A	Six-Month LIBOR
301	569,188.62	5.58996	5.18326	3	357	Adjustable Rate	4.26400	57	6	4.43360	1.18880	10.77870	4.26400	N/A	Six-Month LIBOR
302	179,872.96	7.75000	6.31330	1	359	Adjustable Rate	2.87500	59	6	6.00000	2.00000	13.75000	2.87500	N/A	Six-Month LIBOR
303	479,616.15	7.12500	6.71830	1	359	Adjustable Rate	5.00000	59	6	3.00000	1.00000	13.12500	7.12500	N/A	Six-Month LIBOR
304	142,209.56	7.75000	6.46330	1	359	Adjustable Rate	2.87500	59	6	6.00000	2.00000	13.75000	2.87500	N/A	Six-Month LIBOR
305	861,175.50	6.94213	6.33754	1	359	Adjustable Rate	2.87500	59	6	6.00000	2.00000	12.94210	2.87500	N/A	Six-Month LIBOR
306	1,366,357.60	6.70675	6.30005	1	359	Adjustable Rate	4.33720	59	6	4.74770	1.37990	12.40280	5.49100	N/A	Six-Month LIBOR
307	12,613,104.55	6.90920	6.31820	1	359	Adjustable Rate	2.84580	59	6	5.95240	1.94320	12.86160	2.84580	N/A	Six-Month LIBOR
308	897,250.00	7.54494	6.52176	0	360	Adjustable Rate	4.06780	60	6	3.00000	1.00000	13.54490	4.06780	N/A	Six-Month LIBOR
309	187,870.62	7.87500	7.46830	1	359	Adjustable Rate	2.25000	59	6	5.00000	1.00000	12.87500	2.25000	N/A	Six-Month LIBOR
310	158,682.63	6.00000	5.59330	2	358	Adjustable Rate	2.25000	58	6	6.00000	2.00000	12.00000	2.25000	N/A	Six-Month LIBOR
311	7,600,163.67	6.49402	6.06098	1	359	Adjustable Rate	2.82800	59	6	5.57730	1.68550	12.23370	2.82800	N/A	Six-Month LIBOR
312	3,644,362.00	6.57600	6.16930	1	359	Adjustable Rate	3.25000	59	6	5.00000	1.00000	11.57600	3.25000	120	Six-Month LIBOR
313	3,711,574.00	6.93769	6.53099	1	359	Adjustable Rate	3.51970	59	6	4.01290	1.06470	12.36380	3.88060	120	Six-Month LIBOR
314	2,362,600.00	6.99029	6.58359	1	359	Adjustable Rate	2.65860	59	6	5.21050	1.68670	12.91500	2.65860	120	Six-Month LIBOR
315	1,600,000.00	6.47469	6.06799	1	359	Adjustable Rate	2.64750	59	6	5.00000	1.00000	11.47470	2.64750	120	Six-Month LIBOR
316	15,991,200.00	6.52156	6.11486	1	359	Adjustable Rate	2.35030	59	6	5.90190	1.90190	12.42340	2.35030	120	Six-Month LIBOR
317	252,000.00	7.50000	7.09330	1	359	Adjustable Rate	4.50000	59	6	2.00000	1.00000	13.50000	7.50000	120	Six-Month LIBOR
318	980,000.00	7.02602	6.61932	1	359	Adjustable Rate	2.98520	59	6	3.93060	1.00000	12.56070	2.98520	120	Six-Month LIBOR
319	239,015.00	7.55000	7.14330	2	358	Adjustable Rate	6.55000	58	6	3.00000	1.00000	14.55000	7.55000	120	Six-Month LIBOR
320	3,787,750.00	6.16068	5.75398	1	359	Adjustable Rate	2.49660	59	6	4.81330	1.11730	11.30100	2.69430	120	Six-Month LIBOR
321	14,375,419.00	6.44541	6.03871	2	358	Adjustable Rate	2.67260	58	6	5.18750	1.31710	11.79440	2.78250	120	Six-Month LIBOR
322	424,000.00	7.75000	7.34330	0	360	Adjustable Rate	3.50000	60	6	3.00000	1.00000	13.75000	3.50000	120	Six-Month LIBOR
323	259,000.00	5.87500	5.46830	0	360	Adjustable Rate	2.25000	60	6	6.00000	2.00000	11.87500	2.25000	120	Six-Month LIBOR
324	1,576,903.00	6.38128	5.97458	1	359	Adjustable Rate	2.64770	59	6	5.41550	1.41550	11.79680	2.64770	120	Six-Month LIBOR
325	5,194,469.99	6.67476	6.26806	2	358	Adjustable Rate	2.25000	58	6	5.52770	1.52770	12.20240	2.25000	120	Six-Month LIBOR
326	165,900.00	6.25000	5.84330	1	359	Adjustable Rate	2.25000	59	6	5.00000	1.00000	11.25000	2.25000	120	Six-Month LIBOR

327	21,050,139.55	6.65287	6.24617	1	359	Adjustable Rate	2.77420	59	6	5.58910	1.72990	12.43490	3.00060	120	Six-Month LIBOR
328	260,000.00	6.50000	6.09330	0	360	Adjustable Rate	3.25000	60	6	3.00000	1.00000	11.50000	3.25000	60	Six-Month LIBOR
329	8,610,572.00	6.50700	6.10030	1	359	Adjustable Rate	3.50280	59	6	3.31360	1.10450	12.50700	3.98030	60	Six-Month LIBOR
330	192,000.00	7.12500	6.71830	0	360	Adjustable Rate	3.50000	60	6	3.00000	1.00000	13.12500	3.50000	60	Six-Month LIBOR
331	1,137,000.00	7.18008	6.77338	0	360	Adjustable Rate	4.00000	60	6	5.00000	1.00000	12.18010	4.00000	60	Six-Month LIBOR
332	5,447,800.00	6.92822	6.52152	1	359	Adjustable Rate	3.34080	59	6	3.71720	1.13220	12.76790	3.64680	60	Six-Month LIBOR
333	63,000.00	6.99000	6.58330	1	359	Adjustable Rate	2.25000	59	6	6.00000	2.00000	12.99000	2.25000	60	Six-Month LIBOR
334	609,900.00	6.90209	6.49539	0	360	Adjustable Rate	3.52710	60	6	3.00000	1.00000	12.90210	3.52710	60	Six-Month LIBOR
335	219,900.00	7.62500	7.21830	0	360	Adjustable Rate	3.50000	60	6	3.00000	1.00000	13.62500	3.50000	60	Six-Month LIBOR
336	342,000.00	7.75000	7.34330	0	360	Adjustable Rate	3.75000	60	6	3.00000	1.00000	13.75000	3.75000	60	Six-Month LIBOR
337	4,979,820.00	6.72650	6.31980	1	359	Adjustable Rate	4.34680	59	6	3.00000	1.00000	12.72650	4.62400	60	Six-Month LIBOR
338	1,019,300.00	7.11992	6.71322	1	359	Adjustable Rate	3.03190	59	6	3.00000	1.00000	12.92810	3.03190	60	Six-Month LIBOR
339	264,750.00	6.50000	6.09330	0	360	Adjustable Rate	3.50000	60	6	3.00000	1.00000	12.50000	3.50000	60	Six-Month LIBOR
340	1,334,642.00	7.02609	6.61939	0	360	Adjustable Rate	3.50000	60	6	3.00000	1.00000	13.02610	3.50000	60	Six-Month LIBOR
341	85,500.00	10.00000	9.59330	0	360	Adjustable Rate	3.50000	60	6	3.00000	1.00000	16.00000	3.50000	60	Six-Month LIBOR
342	42,323,700.00	6.09484	5.68814	0	360	Adjustable Rate	2.57070	60	6	5.33810	1.60130	11.79530	2.62940	60	Six-Month LIBOR
343	231,774.51	6.12500	5.71830	1	359	Adjustable Rate	4.25000	83	12	3.00000	1.00000	12.12500	6.12500	N/A	One-Year CMT
344	232,778.92	6.25000	5.84330	1	359	Adjustable Rate	2.25000	83	12	5.00000	2.00000	11.25000	2.25000	N/A	One-Year LIBOR
345	1,146,000.00	5.65401	5.24731	1	359	Adjustable Rate	2.01900	83	12	5.00000	2.00000	10.65400	2.01900	84	One-Year LIBOR
346	630,000.00	5.75000	5.34330	0	360	Adjustable Rate	3.75000	84	6	3.00000	1.00000	11.75000	3.75000	N/A	Six-Month LIBOR
347	650,000.00	6.62500	6.21830	1	359	Adjustable Rate	2.25000	83	6	6.00000	2.00000	12.62500	2.25000	120	Six-Month LIBOR
348	1,336,000.00	5.65419	5.24749	0	360	Adjustable Rate	3.75000	84	6	3.00000	1.00000	11.65420	3.75000	120	Six-Month LIBOR
349	330,000.00	6.37500	5.96830	1	359	Adjustable Rate	2.25000	83	6	6.00000	2.00000	12.37500	2.25000	120	Six-Month LIBOR
350	225,000.00	5.87500	5.46830	1	359	Adjustable Rate	2.25000	83	6	5.00000	1.00000	10.87500	2.25000	120	Six-Month LIBOR
351	257,100.00	6.37500	5.96830	1	359	Adjustable Rate	3.75000	83	6	3.00000	1.00000	12.37500	3.75000	60	Six-Month LIBOR
352	213,750.00	8.12500	7.71830	1	359	Adjustable Rate	3.75000	83	6	3.00000	1.00000	14.12500	3.75000	60	Six-Month LIBOR
353	602,150.00	6.48890	6.08220	1	359	Adjustable Rate	3.75000	83	6	3.00000	1.00000	12.48890	3.75000	60	Six-Month LIBOR
354	3,262,100.00	5.72892	5.32222	1	359	Adjustable Rate	2.25000	83	6	6.00000	2.00000	11.72890	2.25000	60	Six-Month LIBOR
355	402,900.00	5.94726	5.54056	2	358	Adjustable Rate	5.00000	118	6	3.00000	1.00000	11.94730	5.94730	120	Six-Month LIBOR
356	407,693.47	6.05738	5.65068	2	358	Adjustable Rate	5.00000	118	6	3.00000	1.00000	12.05740	6.05740	N/A	Six-Month LIBOR
357	171,848.25	6.62500	6.21830	1	359	Adjustable Rate	5.00000	119	6	3.00000	1.00000	12.62500	6.62500	N/A	Six-Month LIBOR
358	480,429.90	5.87500	5.59330	2	177	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
359	995,276.00	6.90915	6.50245	2	358	Adjustable Rate	4.53660	22	6	3.00000	1.00000	12.90910	5.94360	120	Six-Month LIBOR
360	278,600.00	6.11665	5.70995	2	358	Adjustable Rate	4.70840	22	6	3.00000	1.00000	12.11670	5.47510	120	Six-Month LIBOR
361	1,561,500.00	5.96774	5.56104	2	358	Adjustable Rate	5.00000	22	6	3.00000	1.00000	11.96770	5.96770	120	Six-Month LIBOR
362	920,500.00	5.87398	5.46728	2	358	Adjustable Rate	5.00000	22	6	3.00000	1.00000	11.87400	5.87400	120	Six-Month LIBOR
363	25,230,673.00	6.13518	5.72848	2	358	Adjustable Rate	4.86030	22	6	3.00000	1.00000	12.13520	5.81330	120	Six-Month LIBOR
364	3,388,549.00	6.65463	6.24793	2	358	Adjustable Rate	4.48050	22	6	3.00000	1.00000	12.23900	4.95080	120	Six-Month LIBOR
365	3,088,800.00	6.66266	6.25596	2	358	Adjustable Rate	4.06870	22	6	2.74160	1.08610	12.83490	4.06870	120	Six-Month LIBOR
366	495,600.00	7.37500	6.96830	0	360	Adjustable Rate	3.25000	24	6	3.00000	1.00000	13.37500	3.25000	60	Six-Month LIBOR
367	613,900.00	7.57041	7.16371	0	360	Adjustable Rate	3.25000	24	6	3.00000	1.00000	13.57040	3.25000	60	Six-Month LIBOR
368	9,065,891.00	7.00898	6.60228	1	359	Adjustable Rate	3.45120	23	6	3.00000	1.00000	13.00900	3.46480	60	Six-Month LIBOR
369	1,777,720.00	7.08899	6.15954	2	358	Adjustable Rate	6.08900	22	6	3.00000	1.00000	13.08900	7.08900	60	Six-Month LIBOR
370	2,551,360.00	7.02663	6.39029	2	358	Adjustable Rate	5.63860	22	6	3.31040	1.00000	12.87140	6.48340	60	Six-Month LIBOR
371	603,600.00	6.70997	6.30327	2	358	Adjustable Rate	5.71000	22	6	3.00000	1.00000	12.71000	6.71000	60	Six-Month LIBOR
372	2,721,452.00	6.64904	5.84503	2	358	Adjustable Rate	5.64900	22	6	3.00000	1.00000	12.64900	6.64900	60	Six-Month LIBOR
373	43,624,444.54	6.69272	6.08037	2	358	Adjustable Rate	5.32690	22	6	3.02460	1.00000	12.68040	6.18340	60	Six-Month LIBOR
374	239,500.00	7.73487	7.32817	0	360	Adjustable Rate	3.25000	24	6	3.00000	1.00000	13.73490	3.25000	60	Six-Month LIBOR
375	916,954.00	6.62307	5.70328	2	358	Adjustable Rate	5.62310	22	6	3.00000	1.00000	12.62310	6.62310	60	Six-Month LIBOR
376	116,000.00	7.62500	7.21830	2	358	Adjustable Rate	3.25000	22	6	3.00000	1.00000	13.62500	3.25000	60	Six-Month LIBOR
377	3,369,920.00	7.01718	6.18594	2	358	Adjustable Rate	5.27380	22	6	3.00000	1.00000	13.01720	5.95490	60	Six-Month LIBOR
378	246,950.00	7.82524	7.41854	1	359	Adjustable Rate	3.25000	23	6	3.00000	1.00000	13.82520	3.25000	60	Six-Month LIBOR
379	346,000.00	5.62500	5.21830	1	359	Adjustable Rate	3.00000	23	6	3.00000	1.00000	11.62500	3.00000	60	Six-Month LIBOR
380	2,797,920.00	7.80938	7.40268	0	360	Adjustable Rate	3.19860	24	6	3.00000	1.00000	13.80940	3.19860	60	Six-Month LIBOR
381	253,742.00	7.62931	7.22261	1	359	Adjustable Rate	3.25000	23	6	3.00000	1.00000	13.62930	3.25000	60	Six-Month LIBOR

382	12,252,460.00	7.14417	6.58937	2	358	Adjustable Rate	4.94040	22	6	3.00000	1.00000	13.14420	5.46160	60	Six-Month LIBOR
383	83,832.34	6.00000	5.59330	2	358	Adjustable Rate	5.00000	22	6	3.00000	1.00000	12.00000	6.00000	N/A	Six-Month LIBOR
384	1,522,804.41	7.55471	7.14801	1	359	Adjustable Rate	3.77160	23	6	3.00000	1.00000	13.55470	4.11830	N/A	Six-Month LIBOR
385	80,300.87	7.00000	6.59330	3	357	Adjustable Rate	3.75000	21	6	3.00000	1.00000	13.00000	3.75000	N/A	Six-Month LIBOR
386	1,035,382.84	7.75570	7.34900	2	358	Adjustable Rate	4.83340	22	6	3.91050	1.00000	13.30040	5.18950	N/A	Six-Month LIBOR
387	208,955.15	5.83671	5.43001	1	359	Adjustable Rate	5.00000	23	6	3.00000	1.00000	11.83670	5.83670	N/A	Six-Month LIBOR
388	313,637.57	6.12500	5.71830	2	358	Adjustable Rate	5.00000	22	6	3.00000	1.00000	12.12500	6.12500	N/A	Six-Month LIBOR
389	6,303,988.12	6.73851	6.33181	2	358	Adjustable Rate	5.53670	22	6	2.94960	1.01680	12.89090	6.09480	N/A	Six-Month LIBOR
390	2,041,962.08	7.33493	6.92823	2	358	Adjustable Rate	4.01380	22	6	3.00000	1.00000	12.92850	4.29640	N/A	Six-Month LIBOR
391	1,248,767.46	8.21315	7.80645	1	359	Adjustable Rate	6.16830	23	6	3.00000	1.00000	14.21310	7.38740	N/A	Six-Month LIBOR
392	199,858.13	7.72500	7.31830	1	359	Adjustable Rate	3.25000	23	6	3.00000	1.00000	13.72500	3.25000	N/A	Six-Month LIBOR
393	118,924.11	8.25000	7.84330	1	359	Adjustable Rate	3.25000	23	6	3.00000	1.00000	14.25000	3.25000	N/A	Six-Month LIBOR
394	2,770,119.00	8.09133	7.57921	2	358	Adjustable Rate	5.02440	22	6	3.00000	1.00000	14.09130	5.76640	N/A	Six-Month LIBOR
395	397,600.00	5.75000	5.34330	3	357	Adjustable Rate	3.50000	33	6	6.00000	2.00000	11.75000	3.50000	120	Six-Month LIBOR
396	2,086,580.00	7.06106	6.65436	2	358	Adjustable Rate	4.12630	34	6	3.00000	1.00000	13.06110	4.59160	120	Six-Month LIBOR
397	88,000.00	6.75000	6.34330	3	357	Adjustable Rate	3.50000	33	6	6.00000	2.00000	12.75000	3.50000	120	Six-Month LIBOR
398	352,500.00	6.12500	5.71830	2	358	Adjustable Rate	5.00000	34	6	3.00000	1.00000	12.12500	6.12500	120	Six-Month LIBOR
399	126,000.00	7.12500	6.71830	5	355	Adjustable Rate	3.50000	31	6	6.00000	2.00000	13.12500	3.50000	120	Six-Month LIBOR
400	100,800.00	6.50000	6.09330	2	358	Adjustable Rate	3.50000	34	6	3.00000	1.00000	12.50000	3.50000	120	Six-Month LIBOR
401	275,000.00	6.00000	5.59330	2	358	Adjustable Rate	5.00000	34	6	3.00000	1.00000	12.00000	6.00000	120	Six-Month LIBOR
402	1,008,324.00	5.81558	5.40888	2	358	Adjustable Rate	5.00000	34	6	3.00000	1.00000	11.81560	5.81560	120	Six-Month LIBOR
403	312,875.00	7.74576	7.33906	2	358	Adjustable Rate	4.05610	34	6	3.00000	1.00000	13.74580	5.30740	120	Six-Month LIBOR
404	436,472.00	6.46133	6.05463	2	358	Adjustable Rate	5.00000	34	6	2.73090	1.26910	12.46130	5.82230	120	Six-Month LIBOR
405	2,135,510.00	6.75189	6.34519	2	358	Adjustable Rate	4.41580	34	6	3.00000	1.00000	13.05580	4.71970	60	Six-Month LIBOR
406	166,400.00	6.64000	6.23330	2	358	Adjustable Rate	5.64000	34	6	3.00000	1.00000	12.64000	6.64000	60	Six-Month LIBOR
407	2,531,510.00	7.07088	6.66418	2	358	Adjustable Rate	5.75450	34	6	3.00000	1.00000	13.59210	6.61420	60	Six-Month LIBOR
408	110,510.00	8.25000	7.84330	2	358	Adjustable Rate	3.37500	34	6	3.00000	1.00000	14.25000	3.37500	60	Six-Month LIBOR
409	3,446,050.00	6.52796	5.93163	1	359	Adjustable Rate	3.58160	35	6	3.95840	1.00000	12.52800	3.87460	60	Six-Month LIBOR
410	397,523.88	7.00000	6.59330	1	359	Adjustable Rate	4.37500	35	6	3.00000	1.00000	13.00000	4.37500	N/A	Six-Month LIBOR
411	539,981.97	5.63043	5.22373	2	358	Adjustable Rate	4.57610	34	6	3.00000	1.00000	11.63040	4.94570	N/A	Six-Month LIBOR
412	86,719.60	6.37500	5.96830	1	359	Adjustable Rate	5.00000	35	6	3.00000	1.00000	12.37500	6.37500	N/A	Six-Month LIBOR
413	193,668.39	9.50000	8.71830	3	357	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60	N/A
414	74,680.64	11.00000	10.21830	4	356	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
415	56,071.75	10.53937	9.75767	4	356	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
416	1,267,900.00	6.70935	6.30265	0	360	Adjustable Rate	4.00000	12	12	2.00000	2.00000	12.70940	4.00000	120	One-Year LIBOR
417	1,000,000.00	6.25000	5.84330	0	360	Adjustable Rate	4.00000	12	12	2.00000	2.00000	12.25000	4.00000	120	One-Year LIBOR
418	1,625,300.00	7.11252	6.70582	2	358	Adjustable Rate	3.97560	10	12	2.00000	2.00000	13.11250	3.97560	60	One-Year LIBOR
419	791,250.00	7.36916	6.96246	2	358	Adjustable Rate	4.00000	10	12	2.00000	2.00000	13.36920	4.00000	60	One-Year LIBOR
420	22,906,987.00	6.54751	6.10265	0	360	Adjustable Rate	4.01030	12	12	2.00000	2.00000	12.54750	4.01030	60	One-Year LIBOR
421	226,150.00	6.87500	6.46830	0	360	Adjustable Rate	4.00000	12	12	2.00000	2.00000	12.87500	4.00000	60	One-Year LIBOR
422	890,400.00	7.11678	6.71008	0	360	Adjustable Rate	3.97140	12	12	2.00000	2.00000	13.11680	3.97140	60	One-Year LIBOR
423	459,250.00	7.19325	6.78655	1	359	Adjustable Rate	4.00000	11	12	2.00000	2.00000	13.19320	4.00000	60	One-Year LIBOR
424	2,630,844.00	6.80934	6.40264	1	359	Adjustable Rate	4.00000	11	12	2.00000	2.00000	12.80930	4.00000	60	One-Year LIBOR
425	1,770,538.00	7.43597	7.02927	2	358	Adjustable Rate	4.00000	10	12	2.00000	2.00000	13.43600	4.00000	60	One-Year LIBOR
426	5,272,571.00	7.03826	6.63156	1	359	Adjustable Rate	4.13820	11	12	2.19120	2.00000	12.97450	4.13820	60	One-Year LIBOR
427	2,266,253.12	6.70347	6.29677	0	360	Adjustable Rate	4.00000	12	12	2.00000	2.00000	12.70350	4.00000	N/A	One-Year LIBOR
428	348,000.00	6.50000	6.09330	0	360	Adjustable Rate	3.80000	12	12	2.00000	2.00000	12.50000	3.80000	N/A	One-Year LIBOR
429	136,000.00	6.62500	6.21830	0	360	Adjustable Rate	4.00000	12	12	2.00000	2.00000	12.62500	4.00000	N/A	One-Year LIBOR
430	3,156,789.86	7.38755	6.98085	1	359	Adjustable Rate	3.77080	11	12	2.00000	2.00000	13.38750	3.77080	N/A	One-Year LIBOR
431	242,412.00	5.50000	5.09330	2	358	Adjustable Rate	3.00000	1	1	1.00000	1.00000	12.00000	5.50000	120	LIBOR_1MO
432	388,500.00	5.50000	5.09330	2	358	Adjustable Rate	3.00000	1	1	1.00000	1.00000	12.00000	5.50000	120	LIBOR_1MO
433	468,000.00	5.85577	5.44907	2	358	Adjustable Rate	4.23080	1	1	1.00000	1.00000	12.00000	5.85580	120	LIBOR_1MO
434	1,075,250.00	7.10102	6.69432	2	358	Adjustable Rate	3.00000	1	1	1.00000	1.00000	12.00000	7.10100	120	LIBOR_1MO
435	395,295.00	7.45000	7.04330	2	358	Adjustable Rate	4.00000	1	1	1.00000	1.00000	9.99900	4.00000	60	LIBOR_1MO
436	256,000.00	6.87500	6.46830	0	360	Adjustable Rate	2.75000	1	1	1.00000	1.00000	9.99900	2.75000	N/A	LIBOR_1MO

437	607,755.16	5.87500	5.46830	2	358	Adjustable Rate	3.00000	1	1	1.00000	1.00000	12.00000	5.87500	N/A	LIBOR_1MO
438	880,000.00	7.16875	6.76205	3	357	Adjustable Rate	4.04660	3	6	1.00000	1.00000	12.00000	4.04660	120	Six-Month LIBOR
439	500,000.00	5.62500	5.21830	2	358	Adjustable Rate	2.75000	4	6	1.00000	1.00000	11.62500	2.75000	120	Six-Month LIBOR
440	176,951.00	5.00000	4.59330	2	358	Adjustable Rate	3.50000	4	6	1.00000	1.00000	11.00000	3.50000	120	Six-Month LIBOR
441	2,386,300.00	5.93902	5.53232	1	359	Adjustable Rate	3.57320	5	6	1.00000	1.00000	11.93900	3.57320	120	Six-Month LIBOR
442	2,422,550.00	6.53332	6.12662	0	360	Adjustable Rate	4.45970	6	6	1.00000	1.00000	12.53330	4.45970	60	Six-Month LIBOR
443	352,000.00	6.25000	5.84330	0	360	Adjustable Rate	4.00000	6	6	1.00000	1.00000	12.25000	4.00000	60	Six-Month LIBOR
444	496,776.00	6.97801	6.57131	1	359	Adjustable Rate	3.86940	5	6	1.00000	1.00000	12.97800	3.86940	60	Six-Month LIBOR
445	581,250.00	6.87500	6.46830	2	358	Adjustable Rate	4.00000	4	6	1.00000	1.00000	12.87500	4.00000	60	Six-Month LIBOR
446	4,731,750.00	6.85089	6.44419	1	359	Adjustable Rate	3.91600	5	6	1.00000	1.00000	12.85090	3.91600	60	Six-Month LIBOR
447	212,000.00	7.87500	7.46830	0	360	Adjustable Rate	4.00000	6	6	1.00000	1.00000	13.87500	4.00000	N/A	Six-Month LIBOR
448	500,264.77	6.81990	6.41320	1	359	Adjustable Rate	4.00000	5	6	1.00000	1.00000	12.81990	4.00000	N/A	Six-Month LIBOR
449	294,752.16	6.87500	6.46830	1	359	Adjustable Rate	4.00000	5	6	1.00000	1.00000	12.87500	4.00000	N/A	Six-Month LIBOR
450	2,774,200.00	6.30973	6.02803	3	357	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
451	1,304,000.00	6.05033	5.76863	2	358	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	N/A
452	384,000.00	6.87500	6.59330	0	360	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
453	444,395.60	6.16324	5.88154	2	356	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
454	3,346,259.04	6.31638	6.03468	3	356	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
455	5,877,351.20	6.03070	5.74900	2	357	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
456	1,914,204.00	5.44625	5.03955	2	358	Adjustable Rate	2.25000	58	12	5.00000	2.00000	10.44620	2.25000	120	One-Year LIBOR
457	3,208,750.00	5.69919	5.29249	2	358	Adjustable Rate	2.25000	58	12	5.00000	2.00000	10.69920	2.25000	120	One-Year LIBOR
458	466,973.13	5.50000	5.09330	2	358	Adjustable Rate	2.25000	58	12	5.00000	2.00000	10.50000	2.25000	N/A	One-Year LIBOR
459	578,663.16	6.39162	5.98492	1	359	Adjustable Rate	2.75000	59	12	5.00000	2.00000	11.39160	2.75000	N/A	One-Year LIBOR
460	196,000.00	6.12500	5.71830	2	358	Adjustable Rate	2.25000	58	6	5.00000	1.00000	11.12500	2.25000	120	Six-Month LIBOR
461	507,500.00	7.20603	6.79933	2	358	Adjustable Rate	4.12160	58	6	5.00000	1.00000	12.20600	4.12160	120	Six-Month LIBOR
462	252,000.00	7.50000	7.09330	2	358	Adjustable Rate	4.25000	58	6	5.00000	1.00000	12.50000	4.25000	120	Six-Month LIBOR
463	280,043.00	6.76008	6.35338	2	358	Adjustable Rate	3.74510	58	6	5.00000	1.00000	11.76010	3.74510	120	Six-Month LIBOR
464	1,274,500.00	6.29335	5.88665	2	358	Adjustable Rate	2.25000	58	6	5.00000	1.00000	11.29340	2.25000	120	Six-Month LIBOR
465	4,200,600.00	6.43833	6.03163	2	358	Adjustable Rate	3.33060	58	6	4.72310	1.00000	11.57680	3.33060	120	Six-Month LIBOR
466	1,785,100.00	6.48234	6.07564	1	359	Adjustable Rate	2.80190	59	6	3.45490	1.00000	12.25490	4.00970	120	Six-Month LIBOR
467	830,092.00	6.84041	6.43371	1	359	Adjustable Rate	3.50000	59	6	3.00000	1.00000	12.84040	3.50000	60	Six-Month LIBOR
468	196,000.00	7.00000	6.59330	2	358	Adjustable Rate	4.00000	58	6	5.00000	1.00000	12.00000	4.00000	60	Six-Month LIBOR
469	288,000.00	7.25000	6.84330	0	360	Adjustable Rate	3.50000	60	6	3.00000	1.00000	13.25000	3.50000	60	Six-Month LIBOR
470	506,250.00	6.16389	5.75719	1	359	Adjustable Rate	3.50000	59	6	3.00000	1.00000	12.16390	3.50000	60	Six-Month LIBOR
471	1,447,500.00	7.47960	7.07290	1	359	Adjustable Rate	3.50000	59	6	3.00000	1.00000	13.47960	3.50000	60	Six-Month LIBOR
472	944,000.00	6.83739	6.43069	0	360	Adjustable Rate	3.50000	60	6	3.00000	1.00000	12.83740	3.50000	60	Six-Month LIBOR
473	2,438,400.00	7.29354	6.88684	2	358	Adjustable Rate	3.66990	58	6	4.71290	1.12920	12.63080	3.66990	60	Six-Month LIBOR
474	385,097.02	6.50000	6.09330	3	357	Adjustable Rate	3.50000	57	6	3.00000	1.00000	12.50000	3.50000	N/A	Six-Month LIBOR
475	301,713.39	8.25000	5.73330	2	358	Adjustable Rate	7.25000	58	6	3.00000	1.00000	15.25000	8.25000	N/A	Six-Month LIBOR
476	820,480.44	6.80752	6.40082	3	357	Adjustable Rate	3.80490	57	6	5.00000	1.00000	11.80750	3.80490	N/A	Six-Month LIBOR
477	755,448.61	6.75996	6.35326	2	358	Adjustable Rate	3.70770	58	6	3.46520	1.00000	12.70310	3.88340	N/A	Six-Month LIBOR
478	1,942,182.33	6.78812	6.38142	3	357	Adjustable Rate	3.54900	57	6	4.90660	1.00000	11.83480	3.76210	N/A	Six-Month LIBOR
479	107,836.53	7.00000	6.59330	1	359	Adjustable Rate	3.50000	59	6	3.00000	1.00000	13.00000	3.50000	N/A	Six-Month LIBOR
480	2,125,642.89	6.09173	5.68503	1	359	Adjustable Rate	2.90510	59	6	5.57010	1.57010	11.66180	2.90510	N/A	Six-Month LIBOR
481	407,000.00	6.25000	5.84330	2	358	Adjustable Rate	2.25000	82	12	6.00000	2.00000	12.25000	2.25000	84	One-Year LIBOR
482	363,000.00	6.12500	5.71830	2	358	Adjustable Rate	5.00000	82	6	3.00000	1.00000	12.12500	6.12500	120	Six-Month LIBOR
483	755,000.00	5.12500	4.718300	1	359	Adjustable Rate	2.250000	83	6	6.000000	2.000000	11.125000	2.250000	60	Six-Month LIBOR

Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of the Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the dates shown, at various constant percentages of the Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class A-1, Class A-1M and Class A-1W Certificates
Prepayment Assumption	0%	80%	100%	140%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	90	84	79	74	68
December 25, 2007	73	61	50	38	25
December 25, 2008	52	34	19	7	0
December 25, 2009	42	27	17	7	0
December 25, 2010	35	21	12	6	0
December 25, 2011	29	16	8	4	0
December 25, 2012	24	12	5	2	0
December 25, 2013	20	9	4	2	0
December 25, 2014	17	7	3	1	0
December 25, 2015	14	5	2	*	0
December 25, 2016	12	4	1	*	0
December 25, 2017	10	3	1	0	0
December 25, 2018	8	2	*	0	0
December 25, 2019	6	2	*	0	0
December 25, 2020	5	1	*	0	0
December 25, 2021	4	1	0	0	0
December 25, 2022	3	1	0	0	0
December 25, 2023	3	*	0	0	0
December 25, 2024	2	*	0	0	0
December 25, 2025	2	*	0	0	0
December 25, 2026	1	0	0	0	0
December 25, 2027	1	0	0	0	0
December 25, 2028	1	0	0	0	0
December 25, 2029	*	0	0	0	0
December 25, 2030	*	0	0	0	0
December 25, 2031	*	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity**	5.09	3.44	2.53	1.92	1.44

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class A-2A Certificates
Prepayment Assumption	0%	80%	100%	140%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	75	62	50	37	24
December 25, 2007	36	6	0	0	0
December 25, 2008	0	0	0	0	0
December 25, 2009	0	0	0	0	0
December 25, 2010	0	0	0	0	0
December 25, 2011	0	0	0	0	0
December 25, 2012	0	0	0	0	0
December 25, 2013	0	0	0	0	0
December 25, 2014	0	0	0	0	0
December 25, 2015	0	0	0	0	0
December 25, 2016	0	0	0	0	0
December 25, 2017	0	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity**	1.60	1.25	1.02	0.87	0.77

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class A-2B Certificates
Prepayment Assumption	0%	80%	100%	140%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	58	4	0
December 25, 2008	71	0	0	0	0
December 25, 2009	23	0	0	0	0
December 25, 2010	0	0	0	0	0
December 25, 2011	0	0	0	0	0
December 25, 2012	0	0	0	0	0
December 25, 2013	0	0	0	0	0
December 25, 2014	0	0	0	0	0
December 25, 2015	0	0	0	0	0
December 25, 2016	0	0	0	0	0
December 25, 2017	0	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity**	3.50	2.40	2.06	1.80	1.55

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class A-2C Certificates
Prepayment Assumption	0%	80%	100%	140%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	50
December 25, 2008	100	87	27	0	0
December 25, 2009	100	60	17	0	0
December 25, 2010	92	34	0	0	0
December 25, 2011	68	13	0	0	0
December 25, 2012	48	0	0	0	0
December 25, 2013	31	0	0	0	0
December 25, 2014	17	0	0	0	0
December 25, 2015	6	0	0	0	0
December 25, 2016	0	0	0	0	0
December 25, 2017	0	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity**	7.16	4.52	3.00	2.28	2.04

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class A-2D Certificates
Prepayment Assumption	0%	80%	100%	140%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	55	0
December 25, 2009	100	100	100	55	0
December 25, 2010	100	100	92	46	0
December 25, 2011	100	100	63	29	0
December 25, 2012	100	95	44	19	0
December 25, 2013	100	72	30	12	0
December 25, 2014	100	55	21	7	0
December 25, 2015	100	42	15	4	0
December 25, 2016	92	32	10	1	0
December 25, 2017	76	24	6	0	0
December 25, 2018	62	18	4	0	0
December 25, 2019	51	14	2	0	0
December 25, 2020	42	10	*	0	0
December 25, 2021	34	7	0	0	0
December 25, 2022	28	5	0	0	0
December 25, 2023	23	3	0	0	0
December 25, 2024	18	1	0	0	0
December 25, 2025	14	*	0	0	0
December 25, 2026	11	0	0	0	0
December 25, 2027	8	0	0	0	0
December 25, 2028	6	0	0	0	0
December 25, 2029	4	0	0	0	0
December 25, 2030	2	0	0	0	0
December 25, 2031	*	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity**	15.26	10.31	7.41	4.93	2.32

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-1 Certificates
Prepayment Assumption	0%	80%	100%	140%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	92
December 25, 2009	96	63	38	80	92
December 25, 2010	80	48	26	13	66
December 25, 2011	67	36	18	8	38
December 25, 2012	56	27	13	5	20
December 25, 2013	46	21	9	1	9
December 25, 2014	38	16	6	0	2
December 25, 2015	32	12	3	0	0
December 25, 2016	26	9	0	0	0
December 25, 2017	22	7	0	0	0
December 25, 2018	18	5	0	0	0
December 25, 2019	15	2	0	0	0
December 25, 2020	12	0	0	0	0
December 25, 2021	10	0	0	0	0
December 25, 2022	8	0	0	0	0
December 25, 2023	6	0	0	0	0
December 25, 2024	5	0	0	0	0
December 25, 2025	3	0	0	0	0
December 25, 2026	*	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity**	8.94	5.91	4.68	4.57	5.72

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-2 Certificates
Prepayment Assumption	0%	80%	100%	140%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	96	63	38	21	34
December 25, 2010	80	48	26	13	3
December 25, 2011	67	36	18	8	0
December 25, 2012	56	27	13	2	0
December 25, 2013	46	21	9	0	0
December 25, 2014	38	16	4	0	0
December 25, 2015	32	12	0	0	0
December 25, 2016	26	9	0	0	0
December 25, 2017	22	7	0	0	0
December 25, 2018	18	2	0	0	0
December 25, 2019	15	0	0	0	0
December 25, 2020	12	0	0	0	0
December 25, 2021	10	0	0	0	0
December 25, 2022	8	0	0	0	0
December 25, 2023	6	0	0	0	0
December 25, 2024	1	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity**	8.86	5.84	4.52	4.11	3.92

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-3 Certificates
Prepayment Assumption	0%	80%	100%	140%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	100
December 25, 2009	96	63	38	21	9
December 25, 2010	80	48	26	13	0
December 25, 2011	67	36	18	8	0
December 25, 2012	56	27	13	0	0
December 25, 2013	46	21	9	0	0
December 25, 2014	38	16	0	0	0
December 25, 2015	32	12	0	0	0
December 25, 2016	26	9	0	0	0
December 25, 2017	22	*	0	0	0
December 25, 2018	18	0	0	0	0
December 25, 2019	15	0	0	0	0
December 25, 2020	12	0	0	0	0
December 25, 2021	10	0	0	0	0
December 25, 2022	7	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity**	8.78	5.76	4.42	3.92	3.43

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-4 Certificates
Prepayment Assumption	0%	80%	100%	140%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	80
December 25, 2009	96	63	38	21	5
December 25, 2010	80	48	26	13	0
December 25, 2011	67	36	18	2	0
December 25, 2012	56	27	13	0	0
December 25, 2013	46	21	3	0	0
December 25, 2014	38	16	0	0	0
December 25, 2015	32	12	0	0	0
December 25, 2016	26	5	0	0	0
December 25, 2017	22	0	0	0	0
December 25, 2018	18	0	0	0	0
December 25, 2019	15	0	0	0	0
December 25, 2020	12	0	0	0	0
December 25, 2021	8	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity**	8.70	5.70	4.37	3.81	3.20

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-5 Certificates
Prepayment Assumption	0%	80%	100%	140%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	15
December 25, 2009	96	63	38	21	0
December 25, 2010	80	48	26	13	0
December 25, 2011	67	36	18	0	0
December 25, 2012	56	27	12	0	0
December 25, 2013	46	21	0	0	0
December 25, 2014	38	16	0	0	0
December 25, 2015	32	9	0	0	0
December 25, 2016	26	0	0	0	0
December 25, 2017	22	0	0	0	0
December 25, 2018	18	0	0	0	0
December 25, 2019	15	0	0	0	0
December 25, 2020	9	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity**	8.59	5.62	4.27	3.70	3.00

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-6 Certificates
Prepayment Assumption	0%	80%	100%	140%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	14
December 25, 2009	96	63	38	21	0
December 25, 2010	80	48	26	3	0
December 25, 2011	67	36	18	0	0
December 25, 2012	56	27	0	0	0
December 25, 2013	46	21	0	0	0
December 25, 2014	38	16	0	0	0
December 25, 2015	32	0	0	0	0
December 25, 2016	26	0	0	0	0
December 25, 2017	22	0	0	0	0
December 25, 2018	18	0	0	0	0
December 25, 2019	11	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity**	8.46	5.52	4.20	3.59	2.86

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-7 Certificates
Prepayment Assumption	0%	80%	100%	140%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	0
December 25, 2009	96	63	38	21	0
December 25, 2010	80	48	26	0	0
December 25, 2011	67	36	11	0	0
December 25, 2012	56	27	0	0	0
December 25, 2013	46	21	0	0	0
December 25, 2014	38	1	0	0	0
December 25, 2015	32	0	0	0	0
December 25, 2016	26	0	0	0	0
December 25, 2017	22	0	0	0	0
December 25, 2018	10	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity**	8.28	5.39	4.09	3.50	2.73

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class M-8 Certificates
Prepayment Assumption	0%	80%	100%	140%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	0
December 25, 2009	96	63	38	4	0
December 25, 2010	80	48	22	0	0
December 25, 2011	67	36	0	0	0
December 25, 2012	56	25	0	0	0
December 25, 2013	46	2	0	0	0
December 25, 2014	38	0	0	0	0
December 25, 2015	32	0	0	0	0
December 25, 2016	22	0	0	0	0
December 25, 2017	6	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity**	7.97	5.17	3.91	3.34	2.65

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the

Following Percentages of the Prepayment Assumption

	Class B Certificates
Prepayment Assumption	0%	80%	100%	140%	180%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
December 25, 2006	100	100	100	100	100
December 25, 2007	100	100	100	100	100
December 25, 2008	100	100	100	100	0
December 25, 2009	96	62	18	0	0
December 25, 2010	80	35	0	0	0
December 25, 2011	67	14	0	0	0
December 25, 2012	49	0	0	0	0
December 25, 2013	33	0	0	0	0
December 25, 2014	19	0	0	0	0
December 25, 2015	7	0	0	0	0
December 25, 2016	0	0	0	0	0
December 25, 2017	0	0	0	0	0
December 25, 2018	0	0	0	0	0
December 25, 2019	0	0	0	0	0
December 25, 2020	0	0	0	0	0
December 25, 2021	0	0	0	0	0
December 25, 2022	0	0	0	0	0
December 25, 2023	0	0	0	0	0
December 25, 2024	0	0	0	0	0
December 25, 2025	0	0	0	0	0
December 25, 2026	0	0	0	0	0
December 25, 2027	0	0	0	0	0
December 25, 2028	0	0	0	0	0
December 25, 2029	0	0	0	0	0
December 25, 2030	0	0	0	0	0
December 25, 2031	0	0	0	0	0
December 25, 2032	0	0	0	0	0
December 25, 2033	0	0	0	0	0
December 25, 2034	0	0	0	0	0
December 25, 2035	0	0	0	0	0
Weighted Average Life to Maturity**	7.04	4.54	3.46	3.11	2.57

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of any class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of Offered Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Final Scheduled Distribution Dates

The final scheduled distribution date with respect to the Offered Certificates will be the distribution date in March 2036, which is the second distribution date following the month of the last possible scheduled monthly payment of a mortgage loan. Due to losses and prepayments on the mortgage loans, the final scheduled distribution date on each class of certificates may be substantially earlier. In addition, the actual final distribution date may be later than the final scheduled distribution date. With respect to the Class A-1W Certificates, the Certificate Guaranty Insurance Policy will pay the Certificate Principal Balance of that certificate to the extent unpaid on the final scheduled distribution date.

THE CERTIFICATE INSURER

The following information has been supplied by Ambac Assurance Corporation, the Certificate Insurer, for inclusion in this prospectus supplement. No representation is made by the Company, the Master Servicer, the Underwriters, the Trustee or any of their affiliates as to the accuracy and completeness of this information.

Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody’s Investors Service, Inc., Standard & Poor’s and Fitch Ratings have each assigned a triple-A financial strength rating to Ambac Assurance Corporation.

The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, prepared in accordance with U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 15, 2005; Commission File No. 1-10777), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of September 30, 2005 and for the three- and nine-month periods ended September 30, 2005 and September 30, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 2005 (which was filed with the Commission on November 9, 2005), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of June 30, 2005 and for the three- and six-month periods ended June 30, 2005 and June 30, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2005 (which was filed with the Commission on August 9, 2005), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2005 and for the three - month periods ended March 31, 2005 and March 31, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2005 (which was filed with the Commission on

May 10, 2005), and the Current Reports on Form 8-K filed with the Commission on April 11, 2005, April 20, 2005, May 5, 2005, July 20, 2005, August 2, 2005, December 5, 2005, and December 9, 2005 and the information deemed to be filed under Item 2.02 contained in Ambac Financial Group's Current Report on Form 8-K dated and filed on October 19, 2005, as they relate to Ambac Assurance Corporation, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All consolidated financial statements of Ambac Assurance Corporation and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

The following table sets forth the capitalization of Ambac Assurance Corporation and subsidiaries as of December 31, 2003, December 31, 2004 and September 30, 2005 in conformity with U. S. generally accepted accounting principles.

Ambac Assurance Corporation and Subsidiaries

Consolidated Capitalization Table

(Dollars in Millions)

	December 31, 2003	December 31, 2004	September 30, 2005 (unaudited)

Unearned premiums	$ 2,553	$ 2,783	$ 2,888
Long-term debt	189	1,074	1,069
Notes payable to affiliates	84	--	--
Other liabilities	2,008	2,192	2,015
Total liabilities	4,834	6,049	5,972
Stockholder's equity:
Common stock	82	82	82
Additional paid-in capital	1,144	1,233	1,252
Accumulated other comprehensive income	243	238	165
Retained earnings	3,430	4,094	4,314
Total stockholder's equity	4,899	5,647	5,813
Total liabilities and stockholder's equity	$ 9,733	$ 11,696	$ 11,785

For additional financial information concerning Ambac Assurance Corporation, see the audited consolidated financial statements of Ambac Assurance Corporation incorporated by reference herein. Copies of the consolidated financial statements of Ambac Assurance Corporation incorporated by reference, and copies of Ambac Assurance Corporation’s annual statement for the year ended December 31, 2004 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac Assurance Corporation. The address of Ambac Assurance Corporation’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

DESCRIPTION OF THE CERTIFICATES

General

The Series 2005-2 Certificates will consist of nineteen classes of certificates, sixteen of which are offered hereby. Only the Offered Certificates are offered by this prospectus supplement.

The Class C Certificates and the Class R Certificates, which are not offered hereby, will be entitled to distributions on any distribution date only after all required distributions have been made on the Offered Certificates. The Certificate Principal Balance of the Class C Certificates as of any date of determination will be equal to aggregate stated principal balance of the mortgage loans minus the aggregate Certificate Principal Balance of all other classes of certificates and will be entitled to distributions of interest as provided in the Agreement. The Class R Certificates will not have a principal balance and will not be entitled to distributions of interest.

The Class P Certificates, which are not offered hereby, will have an initial Certificate Principal Balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans.

Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance as set forth on page S-5 hereof and will have the Pass-Through Rate as defined under “Glossary” in this prospectus supplement. The Pass-Through Rate on each class of the Offered Certificates will be limited to the Net WAC Rate. The holders of the Offered Certificates will not be entitled to recover interest in excess of any applicable limitation on the Pass-Through Rate thereof on any future distribution date from excess cashflow or from any other source except to the extent of certain payments from the Interest Rate Swap Agreement and available Net Monthly Excess Cashflow deposited in the Net WAC Shortfall Reserve Fund as provided in “—Overcollateralization Provisions” below.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof.

The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The company has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under “—Definitive Certificates.” Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to certificateholders in accordance with DTC procedures. See “—Registration of the Book-Entry Certificates” and “—Definitive Certificates” in this prospectus supplement.

The definitive certificates, if ever issued, will be transferable and exchangeable at the offices of the Trustee designated by the Trustee from time to time for these purposes. The Trustee has initially designated its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services - Impac Secured Assets Corp., 2005-2, for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the Trustee to the persons in whose names the certificates are registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of the class at the location specified by the Trustee in the notice to certificateholders of the final distribution.

Registration of the Book-Entry Certificates

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificateholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, certificateholders will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. Accordingly, certificateholders may experience delays in their receipt of payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificateholders will not be recognized by the Trustee as certificateholders, as such term is used in the Agreement and certificateholders will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which certificateholders have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective certificateholders. Accordingly, although certificateholders will not possess definitive certificates, the Rules provide a mechanism by which certificateholders, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry Certificates.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, certificateholders may experience delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights, authorize divergent action.

The company, the Master Servicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to certificateholders or their nominees, respectively, rather than to DTC or its nominee, only if (1) the company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Certificates and the company is unable to locate a qualified successor, (2) the company, at its option, elects to terminate the book-entry system through DTC, or (3) after the occurrence of an Event of Default, certificateholders representing in the aggregate not less than 51% of the voting rights of the Book-Entry Certificates advise the Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the certificateholders' best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all certificateholders through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual certificateholders, and thereafter the Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement. Definitive certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

Calculation of One-Month LIBOR

On each LIBOR Determination Date, the Trustee will determine One-Month LIBOR for the next Accrual Period for the Offered Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

On each LIBOR Determination Date, if the rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related Accrual Period for the Offered Certificates will be established by the Trustee as follows:

(a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Allocation of Available Funds

Distributions to holders of each class of Offered Certificates will be made on each distribution date from the Available Distribution Amount.

Interest Distributions on the Offered Certificates

On each distribution date the Trustee shall withdraw from the Certificate Account that portion of the Available Distribution Amount for such distribution date consisting of the Interest Remittance Amount and the Insured Amount, if any, for such distribution date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such distribution date.

(i)           to the Class A Certificates, pro rata, the related Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for each such class for such distribution date (with the interest portion of any Insured Amount used to pay the related Monthly Interest Distributable Amount solely on the Class A-1W Certificates); and

(ii)         from the remaining Interest Remittance Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, the related Monthly Interest Distributable Amount for each such class for such distribution date.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Subservicer or Master Servicer will be allocated, first, in reduction of amounts otherwise distributable to the Class C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Offered Certificates will not be entitled to reimbursement for any such interest shortfalls. Unpaid Interest Shortfalls Amounts allocated to the certificates shall only be reimbursed as described in “—Overcollateralization Provisions” below.

Principal Distributions on the Offered Certificates

Except as provided below, on each distribution date (a) prior to the Stepdown Date or (b) on or after the Stepdown Date if a Trigger Event is in effect, the holders of each class of Offered Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

(i)           pro rata (based on (x) the aggregate Certificate Principal Balance of the Class A-1, Class A-1M and Class A-1W Certificates in the case of clause (a) below and (y) the aggregate Certificate Principal Balance of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates in the case of clause (b) below):

(a)           to the Class A-1, Class A-1M and Class A-1W Certificates, pro rata, based on the Certificate Principal Balances thereof, until the Certificate Principal Balance of each such class is reduced to zero (with any Insured Amount used to pay principal solely on the Class A-1W Certificates); and

(b)           sequentially, to the to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such class is reduced to zero; and

(ii)         from the remaining Principal Distribution Amount, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, until the Certificate Principal Balance of each such class is reduced to zero.

Except as provided below, on each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of Offered Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

(i)          in an amount equal to the Class A Principal Distribution Amount, pro rata (based on (x) the aggregate Certificate Principal Balance of the Class A-1, Class A-1M and Class A-1W Certificates in the case of clause (a) below and (y) the aggregate Certificate Principal Balance of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates in the case of clause (b) below):

(a)           to the Class A-1, Class A-1M and Class A-1W Certificates, pro rata, based on the Certificate Principal Balances thereof, until the Certificate Principal Balance of each such class is reduced to zero (with any Insured Amount used to pay principal solely on the Class A-1W Certificates); and

(b)           sequentially, to the to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such class is reduced to zero; and

(ii)            sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, the Subordinated Class Principal Distribution Amount for each such class, until the Certificate Principal Balance of each such class is reduced to zero.

Notwithstanding the foregoing, on any distribution date on which the aggregate Certificate Principal Balance of the Subordinate Certificates and the Overcollateralized Amount have been reduced to zero, the Principal Distribution Amount will be paid to the Class A Certificates on a pro rata basis, based on the Certificate Principal Balances thereof, until reduced to zero.

The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on or after the Stepdown Date on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the trust of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, the Certificate Guaranty Insurance Policy for the Class A-1W Certificates, as described below, and excess interest and overcollateralization, as described under “—Overcollateralization Provisions” herein.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any distribution date, prior to distributions on the Subordinate Certificates, distributions in respect of interest, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

The rights of the holders of Subordinate Certificates with higher payment priorities to receive distributions in respect of interest will be senior to the rights of holders of Subordinate Certificates with lower payment priorities, to the extent described herein.

The subordination feature is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions and to afford such holders protection against Realized Losses.

Overcollateralization Provisions

Interest collections on the mortgage loans are expected to be generated in excess of the fees and expenses payable by the trust and the amount of interest payable to the holders of the Offered Certificates. In addition, on or after the Stepdown Date, so long as no Trigger Event is in effect, the Overcollateralized Amount may be reduced by a payment of the Overcollateralization Release Amount. The Agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be applied on such distribution date as follows:

(i)           to the Certificate Insurer, the aggregate of all payments, if any, made by the Certificate Insurer under the Certificate Guaranty Insurance Policy with respect to the Class A-1W Certificates, including interest thereon, to the extent not previously paid or reimbursed;

(ii)         to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, payable to such holders as part of the Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Offered Certificates” above;

(iii)        to the holders of the Class A Certificates, pro rata, in an amount equal to any related Allocated Realized Loss Amount for each such class;

(iv)        sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in each case in an amount equal to the sum of the Unpaid Interest Shortfall Amount and the Allocated Realized Loss Amount (such amount to be applied first to cover Unpaid Interest Shortfall Amount for such class and second to cover Allocated Realized Loss Amount for such class) for each such class;

(v)          to the Net WAC Shortfall Reserve Fund to pay the Offered Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any remaining Net WAC Shortfall Amount for each such class; provided that any Net Monthly Excess Cashflow remaining after such allocation to pay Net WAC Shortfall Amount based on the Certificate Principal Balances of these certificates will be distributed to each such class of certificates with respect to which there remains any unpaid Net WAC Shortfall Amount (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net WAC Shortfall Amount;

(vi)        to the Supplemental Interest Trust for payment to the Swap Provider any Swap Termination Payments owed to the Swap Provider due to a Swap Provider Trigger Event not previously paid; and

(vii)	to the holders of the Class C Certificates as provided in the Agreement.

The Certificate Guaranty Insurance Policy

On the Closing Date, the Certificate Insurer will issue the Certificate Guaranty Insurance Policy in favor of the Trustee on behalf of the Class A-1W Certificateholders. The Certificate Guaranty Insurance Policy will unconditionally and irrevocably guarantee certain payments on the Class A-1W Certificates. Provided that timely notice has been received by the Certificate Insurer, the Certificate Insurer will be required to forward the Insured Amount, if any, to the Trustee by the related distribution date. For purposes of the foregoing, amounts in the Certificate Account available for interest payments on any distribution date shall be deemed to include all amounts in the Certificate Account for such distribution date available for distribution on such distribution date. Notwithstanding the foregoing two sentences, the Certificate Insurer shall not be obligated to pay any Preference Amount in respect of principal (other than principal paid in connection with Realized Losses) except on the final scheduled distribution date or earlier termination of the trust pursuant to the terms of the Agreement. Prepayment Interest Shortfalls, Net WAC Shortfalls Amounts and any Relief Act Shortfalls will not be covered by the Certificate Guaranty Insurance Policy. Pursuant to the terms of the Agreement, draws under the Certificate Guaranty Insurance Policy in respect of any Realized Losses allocated to the Class A-1W Certificates for that distribution date will be paid to the Class A-1W Certificateholders by the Trustee as principal. In the absence of payments under the Certificate Guaranty Insurance Policy, Class A-1W Certificateholders will directly bear the credit risks associated with their investment to the extent such risks are not covered by overcollateralization or otherwise.

The Interest Rate Swap Agreement

Wells Fargo Bank, N.A. as the supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Barclays Bank PLC (in that capacity, the “Swap Provider”). The interest rate swap agreement will be held in the supplemental interest trust (the “Supplemental Interest Trust”). Pursuant to the Swap Administration Agreement (defined below), the Swap Administrator (defined below) will receive and distribute funds with respect to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On each distribution date, the Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Supplemental Interest Trust (the “Swap Account”), certain amounts, if any, received from the Swap Provider, from which distributions to the trust will be made as described in this prospectus supplement. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Swap Administration Agreement and the Swap Account will not be assets of any REMIC.

Under the Interest Rate Swap Agreement and the Swap Administration Agreement, on or before each distribution date on or prior to the distribution date in December 2010, the Swap Administrator will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) the fixed rate specified in the table below, (y) the Notional Amount (as defined below) for that distribution date, and (z) a fraction, the numerator of which is 30 (except for the first distribution date, the numerator shall be 26) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Swap Administrator a floating amount for that distribution date, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, (y) the Notional Amount (as defined below) for that distribution date and (z) a fraction, the numerator of which is equal to the number of days in the related calculation period as provided in the Interest Rate Swap Agreement and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on each such distribution date (a) by the Swap Administrator to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Swap Administrator, to the extent that the Floating Swap Payment for such distribution date exceeds the Fixed Swap Payment for such distribution date. On each distribution date on which the Swap Administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount.

The notional amount with respect to the Interest Rate Swap Agreement and each distribution date will be the lesser of (i) the calculation amount specified in the table below for such distribution date and (ii) the aggregate Certificate Principal Balance of the Offered Certificates at the beginning of the related calculation period (such lesser amount, the “Notional Amount”). The Interest Rate Swap Agreement will terminate immediately following the distribution date in December 2010, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

Distribution Date	Calculation Amount of Interest Rate Swap Agreement ($)	Fixed Rate (%)
January 2006	1,331,384,106	4.75666
February 2006	1,700,433,174	4.77054
March 2006	1,690,404,851	4.77069
April 2006	1,676,675,309	4.77084
May 2006	1,659,233,504	4.77100
June 2006	1,638,091,518	4.77116
July 2006	1,613,284,671	4.77132
August 2006	1,584,872,880	4.77149
September 2006	1,552,940,336	4.77166
October 2006	1,517,596,661	4.77184
November 2006	1,478,975,503	4.77203
December 2006	1,437,355,997	4.77220
January 2007	1,394,562,242	4.77223
February 2007	1,352,132,994	4.77223
March 2007	1,310,985,846	4.77223
April 2007	1,271,082,295	4.77223
May 2007	1,232,384,639	4.77223
June 2007	1,194,856,925	4.77223
July 2007	1,158,463,973	4.77223
August 2007	1,123,171,698	4.77223
September 2007	1,088,946,825	4.77223
October 2007	1,055,757,147	4.77223
November 2007	995,223,722	4.77914
December 2007	649,079,247	4.84054
January 2008	413,838,805	4.82900
February 2008	361,528,247	4.83041
March 2008	350,497,819	4.83041
April 2008	339,801,667	4.83041
May 2008	329,429,316	4.83041
June 2008	319,371,291	4.83041
July 2008	309,618,066	4.83041
August 2008	300,160,301	4.83041
September 2008	290,989,207	4.83041
October 2008	282,096,045	4.83041
November 2008	273,472,737	4.83041
December 2008	238,931,640	4.84937
January 2009	206,226,345	4.84407
February 2009	80,742,885	4.87990
March 2009	78,271,880	4.87990
April 2009	75,875,800	4.87990
May 2009	73,552,530	4.87990
June 2009	71,299,730	4.87990
July 2009	69,115,500	4.87990
August 2009	66,997,535	4.87990
September 2009	64,943,865	4.87990
October 2009	62,952,745	4.87990
November 2009	61,022,050	4.87990
December 2009	59,150,095	4.87990
January 2010	57,334,970	4.87990
February 2010	55,575,205	4.87990
March 2010	53,868,925	4.87990
April 2010	52,214,530	4.87990
May 2010	50,610,610	4.87990
June 2010	49,055,505	4.87990
July 2010	47,547,710	4.87990
August 2010	46,085,780	4.87990
September 2010	44,668,425	4.87990
October 2010	43,294,295	4.87990
November 2010	41,962,005	4.87990
December 2010	29,574,620	4.90903
January 2011	0	0

The respective obligations of the Swap Provider and the Swap Administrator to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

•

“Failure to Pay or Deliver” (which generally relates to the failure of either party to the interest rate swap agreement to perform its payment obligations as defined under the Interest Rate Swap Agreement),

•

“Bankruptcy” which generally relates to the insolvency of, or inability to pay debts as they become due, by either party to the Interest Rate Swap Agreement (as defined in the Interest Rate Swap Agreement) and

•

“Merger without Assumption” which generally relates to the merger, consolidation or transfer of substantially all of the assets of the Swap Provider without the assumption of obligations under the Interest Rate Swap Agreement by the surviving entity, as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),
•

“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•

“Tax Event Upon Merger” (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the Swap Administrator or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap

Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider up to the end of the scheduled term of the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount (to the extent such amount has not been paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event. The trust’s obligation to pay amounts in respect of such Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the holders of the Offered Certificates.

A “Swap Provider Trigger Event” shall mean: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

Upon a Swap Early Termination, reasonable efforts will be used to appoint a successor swap provider. To the extent that the Swap Administrator receives a Swap Termination Payment from the Swap Provider, the Swap Administrator will be directed to apply such Swap Termination Payment to appoint a successor swap provider. In the event that the Swap Administrator receives a Swap Termination Payment from the Swap Provider and a replacement swap agreement or similar agreement cannot be obtained within 30 days after receipt by the Swap Administrator of such Swap Termination Payment, then the Swap Administrator shall deposit such Swap Termination Payment into a separate, non-interest bearing account and shall, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such account an amount equal to the Net Swap Payment, if any, that would have been paid to the Swap Administrator by the original Swap Provider calculated in accordance with the terms of the original Swap Agreement, and distribute such amount in accordance with the terms of the Agreement and the Swap Administration Agreement. To the extent that the Swap Administrator is required to pay a Swap Termination Payment to the Swap Provider, any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay such Swap Termination Payment.

If the Swap Provider’s credit ratings fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within 30 days thereafter, each Rating Agency has reconfirmed the rating of each Offered Certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Swap Provider will be required to take certain steps to assure that the ratings on the Offered Certificates are not affected, which steps will include (1) obtaining a substitute Swap Provider with credit ratings at least equal to the specified levels that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (2) obtaining a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels or (3) posting collateral in an amount sufficient to restore the immediately preceding rating of the certificates, all as provided in the Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”).

The Swap Provider

The Swap Provider has a ratings classification of at least “AA” (or its equivalent) by two of S&P, Moody’s or Fitch Ratings. The Swap Provider will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of the

Swap Provider. Requests for such information should be directed to the Office of the General Counsel at (212) 412-4000 or in writing at Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, Attention: Office of General Counsel.

Payments under the Interest Rate Swap Agreement

Wells Fargo Bank, N.A. will act as swap administrator (in such capacity, the “Swap Administrator”) under a swap administration agreement (the “Swap Administration Agreement”). The Swap Administrator will only be obligated to make payments to the trust received by the Swap Provider and under the Swap Administration Agreement to the extent that it receives the related funds from the Swap Provider and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement, to the extent that it receives the related funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of Wells Fargo Bank, N.A. as trustee will also result in the resignation or removal, as applicable, of Wells Fargo Bank, N.A. as the Swap Administrator.

Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from the available funds before distributions to the holders of the certificates as described in the definition of Available Distribution Amount. On or before each distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider pursuant to the Swap Administration Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Swap Administrator). Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be subordinated to distributions to the holders of the Offered Certificates and will be paid by the trust to the Swap Administrator as set forth in the Agreement.

Net Swap Payments payable by the Swap Provider to the Swap Administrator will be deposited by the Swap Administrator in the Swap Account. On each distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from the Swap Account and remit to the Trustee for distribution to the certificates (after distribution to the certificates pursuant to clauses (i) – (v) under “—Overcollateralization Provisions” above) in the following order of priority:

(1)           first, concurrently to the Class A Certificates, pro rata, based on entitlement, in an amount equal to any Unpaid Interest Shortfall Amount for such class or classes to the extent not covered by the Interest Remittance Amount on that distribution date and solely to the extent the Interest Carry Forward Amount is as a result of the interest portion of Realized Losses;

(2)           second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in an amount equal to any Unpaid Interest Shortfall Amount for such class or classes to the extent not covered by the Interest Remittance Amount on that distribution date and solely to the extent the Interest Carry Forward Amount is as a result of the interest portion of Realized Losses;

(3)           third, to the Class A Certificates and Subordinate Certificates, an amount equal to any Extra Principal Distribution Amount, to the extent not covered by the Net Monthly Excess Cashflow on that distribution date and solely to the extent the payment of the Extra Principal Distribution Amount is as a result of current or prior period Realized Losses, to be included in the Principal Distribution Amount for that distribution date and payable to such holders as part of the Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Offered Certificates” above;

(4)           fourth, to the Net WAC Reserve Fund, to pay Net WAC Shortfall Amounts on the Offered Certificates, on a pro rata basis, based on the aggregate amount of Net WAC Shortfall Amounts for such class(es) of Offered Certificates remaining unpaid, to the extent not covered by the Net Monthly Excess Cashflow on that distribution date;

(5)           fifth, to the Class A Certificates, pro rata, in an amount equal to any Allocated Realized Loss Amount for such class or classes, to the extent not covered by the Net Monthly Excess Cashflow on that distribution date;

(6)           sixth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in an amount equal to any Allocated Realized Loss Amount for such class or classes, to the extent not covered by the Net Monthly Excess Cashflow on that distribution date; and

(7)           seventh, to pay to the parties named in the Swap Administration Agreement any remaining amounts.

Allocation of Losses; Subordination

Any Realized Losses on the mortgage loans will be allocated on any distribution date, first, to Net Monthly Excess Cashflow, through a distribution of the Extra Principal Distribution Amount for that distribution date, second, in reduction of the Overcollateralized Amount, which will also result in a reduction of the Certificate Principal Balance of the Class C Certificates, third, to the Class B Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class M-8 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class M-7 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eleventh, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and twelfth, to the Class A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balance of each such class, until reduced to zero, provided, however, that (i) any Realized Losses on the mortgage loans that would otherwise be allocated to the Class A-1 Certificates will instead be allocated to the Class A-1M Certificates, until its certificate principal balance has been reduced to zero and (ii) any Realized Losses allocable to the Class A-1W Certificates will be covered by the Certificate Guaranty Insurance Policy. Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

Once Realized Losses have been allocated to the Offered Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss Amounts may be repaid to the Offered Certificates from Net Monthly Excess Cashflow from the mortgage loans (provided that any losses allocated to the Class A-1W Certificates will be covered by the Certificate Guaranty Insurance Policy), according to the priorities set forth under “—Overcollateralization Provisions” above and from amounts (if any) pursuant to the Interest Rate Swap Agreement.

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Offered Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated and unreimbursed to that class of certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Offered Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of certificates and unreimbursed, and so on. Holders of such certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each certificate of such class in accordance with its respective percentage interest.

P&I Advances

Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, advances made by a Subservicer or funds in the Certificate Account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the P&I Advances for such distribution date. With respect to a delinquent balloon payment, the Master Servicer is not required to make a P&I Advance of such delinquent balloon payment. The Master Servicer will, however, make monthly Advances with respect to balloon loans with delinquent balloon payments, in each case in an amount equal to the assumed monthly principal and interest payment (net of the related Master Servicing Fees and Subservicing Fees) that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan.

P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Master Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Certificate Account prior to the distributions on the certificates. In the event the Master Servicer fails in its obligation to make any such advance, the Trustee, as successor Master Servicer, will be obligated to make any such advance, to the extent required in the Agreement.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the company with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the Agreement will consist of the following: (1) the mortgage loans; (2) collections in respect of principal and interest on the mortgage loans received after the Cut-off Date (other than payments due on or before the Cut-off Date); (3) the amounts on deposit in any Certificate Account (as defined in the prospectus); (4) certain insurance policies maintained by the related mortgagors or by or on behalf of the Master Servicer or related subservicer in respect of the mortgage loans; (5) an assignment of the company's rights under the Mortgage Loan Purchase Agreement, (6) the Certificate Guaranty Insurance Policy and (7) proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. Deutsche Bank National Trust Company will act as custodian under the custodial agreement. The Offered Certificates will be transferable and exchangeable at the office designated by the Trustee for such purposes located in Minneapolis, Minnesota. The company will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Impac Secured Assets Corp., 1401 Dove Street, Newport Beach, CA 92660 and its phone number is (949) 475-3600.

Assignment of the Mortgage Loans

The company will deliver to the Trustee, or to the Custodian on behalf of the Trustee, with respect to each mortgage loan (1) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the mortgage loan, (2) the original mortgage with evidence of recording indicated thereon and (3) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the mortgage loan.

The Trustee

Wells Fargo Bank, N.A., a national banking association organized and existing under the laws of the United States, will be the Trustee under the Agreement. The address of the Trustee for the purpose of notices and other matters shall be the corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at (i) for purposes of the transfer and exchange of the certificates, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services - Impac Secured Assets Corp. 2005-2, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager - Impac Secured Assets Corp. 2005-2, or such other address as the Trustee may designate from time to time by notice to the certificateholders, the company and the Master Servicer.

The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to any amounts earned on funds in the Certificate Account. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the trust fund against any claim, loss, liability, fee or expense incurred in connection with any Event of Default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to the acceptance or administration of its obligations and duties under the Agreement or the certificates, other than any claim, loss, liability or expense (i) sustained in connection with the Agreement related to the willful misfeasance, bad faith or negligence of the Master Servicer in the performance of its duties under the Agreement or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement.

The Trustee will make no representation or warranty, express or implied, and will have no liability as to the validity, adequacy or accuracy of any of the information contained in this prospectus supplement.

The Supplemental Interest Trust

Wells Fargo Bank, N.A. will be the Supplemental Interest Trustee of the Supplemental Interest Trust. The Supplemental Interest Trustee will perform all of the obligations of the supplemental interest trustee under the Interest Rate Swap Agreement. The Supplemental Interest Trustee will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Supplemental Interest Trust as set forth in the Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

Any resignation or removal of Wells Fargo Bank, N.A. as Trustee will also result in the resignation or removal, as applicable, of Wells Fargo Bank, N.A. as the Supplemental Interest Trustee of the Supplemental Interest Trust.

Reports to Certificateholders

On each distribution date, the Trustee will make the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders” through the Trustee’s website. Such website is currently located at www.ctslink.com. Assistance in using the website can currently be obtained by calling the Trustee’s investor relations desk at (301) 815-6660. Parties unable to use this distribution method may request that a paper copy be mailed to them via first class mail by calling the investor relations desk. The location of such web page and the procedures used therein are subject to change from time to time at the Trustee’s discretion. The Trustee shall have the right to change the way monthly distribution statements are distributed in order to make such distribution more convenient and/or more accessible to interested parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing such monthly statements, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto). As a condition to access the Trustee’s website, the Trustee may require registration and the acceptance of a disclaimer.

The Subservicers

Substantially all of the mortgage loans will initially be subserviced by Countrywide Home Loans Servicing LP. However, the Master Servicer has entered into a contract to transfer the subservicing with respect to substantially all of the mortgage loans to GMAC Mortgage Corporation or an affiliate thereof on or about March 1, 2006.

Countrywide Home Loans Servicing LP is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. The principal executive offices of Countrywide Home Loans Servicing LP are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Home Loans Servicing LP is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation. Countrywide Home Loans, Inc., is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation. Countrywide Home Loans Servicing LP is an affiliate of Countrywide Securities Corporation.

GMAC Mortgage Corporation is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMAC Mortgage Corporation is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans. GMAC

Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044, and its telephone number is (215) 682-1000.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the mortgage loans will be equal to the Master Servicing Fee. The principal compensation to be paid to any subservicer of the mortgage loans will be equal to the Subservicing Fee. As additional servicing compensation, the Master Servicer or any subservicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of mortgage loans serviced by it. Neither the Master Servicer nor any subservicer is entitled to retain any prepayment charges or penalties; prepayment charges will be distributed to the holders of the Class P Certificates. The Subservicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans subserviced by it, but only to the extent of its aggregate Subservicing Fee for the related Due Period. The Master Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of the sum of its aggregate Master Servicing Fee and the Subservicing Fee for such distribution date. The Master Servicer or the related subservicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Master Servicer or such subservicer in connection with its responsibilities under the Agreement or the related subservicing agreement. However, the Master Servicer or such subservicer is entitled to reimbursement therefor as provided in the Agreement or the related subservicing agreement.

Each subservicer will be required to represent that it will accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Subordinate Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P Certificates. At all times 1% of all voting rights will be allocated to the holders of the Class R Certificates. However, unless an Insurer Default exists, on any date on which any Class A-1W Certificates are outstanding or any amounts are owed to the Certificate Insurer, the Certificate Insurer will have all rights, including all voting rights that the Class A-1W Certificates are entitled to under the Agreement and the other transaction documents. The voting rights allocated to any class of certificates shall be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests in such class represented thereby.

Termination

The circumstances under which the obligations created by the Agreement will terminate in respect of the certificates are described in “The Agreements—Termination; Retirement of Securities” in the prospectus. The Master Servicer will have the option on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than or equal to 10% of the Cut-off Date Balance to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the certificates. However, this option may only be exercised if the termination price is sufficient to pay (i) all amounts owed to the Certificate Insurer under the Certificate Guaranty Insurance Policy and (ii) and any Swap Termination Payment payable to the Swap Provider then due but unpaid or which is due to the exercise of such option. If such termination will result in a draw on the Certificate Guaranty Insurance Policy, the consent of the Certificate Insurer will also be required prior to exercising such option.

Any such purchase of mortgage loans and other assets of the trust fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan (or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed P&I Advance attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which such repurchase price is distributed. In addition, in connection with an optional termination of the trust, the Supplemental Interest Trust shall terminate. In the event the Master Servicer exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds:

(i)           100% of the then outstanding Certificate Principal Balance of the Offered Certificates, plus

(ii)          one month's interest on the then outstanding Certificate Principal Balance of the Offered Certificates at the then applicable Pass-Through Rate for each class of Offered Certificates, plus

(iii)         any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, plus

(iv)	any Allocated Realized Loss Amounts with respect to the Offered Certificates.

The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

FEDERAL INCOME TAX CONSEQUENCES

General

Elections will be made to treat the trust fund, exclusive of the Supplemental Interest Trust, the Interest Rate Swap Agreement and the Net WAC Shortfall Reserve Fund, as two or more separate REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the trust fund will consist of two or more separate REMICs, and each REMIC elected by the trust fund will qualify as a REMIC under Sections 860A through 860G of the Code. The Class R Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the trust fund.

For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated as owning an undivided interest in a REMIC regular interest corresponding to that certificate (a “REMIC regular interest component”). In addition, the trustee will treat the beneficial owner of each Offered Certificate as having entered into a limited recourse notional principal contract (a “notional principal contract component”). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that (i) the maximum interest rate of each REMIC regular interest component for each distribution date will be equal to the weighted average of the net mortgage rates of the mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the notional amount set forth with respect to such distribution date in the discussion under “The Interest Rate Swap Agreement” (which will be substantially the same schedule attached to the Interest Rate Swap Agreement) multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date). As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to an Offered Certificate may differ from the actual amount of distributions on such certificate.

Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to an Offered Certificate in excess of the amount payable on the certificate will be treated as having been received by the holder of that certificate in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the corresponding notional principal contract component. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under “Material Federal Income Tax Considerations—Taxation of Owners of REMIC Regular Certificates” in the prospectus, and will be required to report net income and be permitted to recognize net deductions with respect to the related notional principal contract component, subject to the discussion below.

It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the Offered Certificates and the Class C Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract components. Holders of Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Offered Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Offered Certificate.

A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components—the related REMIC regular interest component and the related notional principal contract component—in accordance with the relative fair market values thereof. For information reporting purposes the trustee may assume the notional principal contract component of each Offered Certificate will have more than a de minimis value. The notional principal contract components are difficult to value, and the Internal Revenue Service (“IRS “) could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

For federal income tax purposes, the REMIC regular interest component that corresponds to the Class M-7, Class M-8 and Class B Certificates will and all other REMIC regular interest components that correspond to the remaining Offered Certificates may be issued with original issue discount, referred to in this prospectus supplement as OID. A beneficial owner of an Offered Certificate must include any OID with respect to the related REMIC regular interest component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Federal Income Tax Considerations—Taxation of Owners of REMIC Regular Certificates” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the prepayment assumption as described in this prospectus supplement. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to a REMIC regular interest component of an Offered Certificate, the IRS could assert that the REMIC regular interest component of such Offered Certificate should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of a REMIC regular interest component of an Offered Certificate are advised to consult their tax advisors concerning the tax treatment of such certificates.

If the method of computing original issue discount described in the prospectus results in a negative amount for any period with respect to any certificateholders, the amount of original issue discount allocable to such period would be zero, and such certificateholders will be permitted to offset such amounts only against the respective future income (if any) of the REMIC regular interest component that corresponds to the Offered Certificate. Although uncertain, a certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such REMIC regular interest component of the corresponding Offered Certificate exceeds the maximum amount of future payments to which such certificateholders are entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of a REMIC regular interest component that corresponds to an Offered Certificate that is issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of a REMIC regular interest component of an Offered Certificate issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such REMIC regular interest component in this regard.

The Trustee will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of an Offered Certificate attributable to the related notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of an Offered Certificate.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest component will be treated as having been received in respect of the notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year’s amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on a REMIC regular interest component in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to the notional principal contract component should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” other than in connection with such individual’s trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificates in any period and over the term of the Offered Certificate. As a result, the Offered Certificate may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

Upon the sale, exchange or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that the Offered Certificate is held as a ‘‘capital asset’’ within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder’s income with respect to the REMIC regular interest component.

The REMIC regular interest component of each Offered Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Offered Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Offered Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See “Federal Income Tax Consequences—REMICs—Reporting and Other Administrative Matters” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an underwriting agreement, dated December 20, 2005, Countrywide Securities Corporation has agreed to purchase 60% of each class of Offered Certificates, Bear, Stearns & Co. Inc. has agreed to purchase 20% of each class of Offered Certificates and UBS Securities LLC has agreed to purchase 20% of each class of Offered Certificates and the Company has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about December 29, 2005, against payment therefor in immediately available funds.

The Offered Certificates will be purchased from the Company by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined for each investor at the time of sale. The proceeds to the Company from the sale of the Offered Certificates are expected to be approximately 99.65% of the aggregate initial Certificate Principal Balance of the Offered Certificates, less expenses expected to equal approximately $900,000. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that the Company, the Seller and Impac Funding Corporation will jointly and severally indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Company, the Seller and Impac Funding Corporation against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders”, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the company is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Certificates will be passed upon for the company by Thacher Proffitt & Wood LLP, New York, New York and for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York. Sidley Austin Brown & Wood LLP represents Impac Holdings on certain matters from time to time.

EXPERTS

The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance Corporation’s methods of accounting for variable interest entities and stock-based compensation.

RATINGS

It is a condition to the issuance of the Offered Certificates that each class of Offered Certificates be rated at least as follows:

Ratings
Class	Moody’s	S&P
A-1	Aaa	AAA
A-1M	Aaa	AAA
A-1W	Aaa	AAA
A-2A	Aaa	AAA
A-2B	Aaa	AAA
A-2C	Aaa	AAA
A-2D	Aaa	AAA
M-1	Aa1	AA+
M-2	Aa2	AA
M-3	Aa3	AA-
M-4	A1	A+
M-5	A2	A
M-6	A3	A-
M-7	Baa1	BBB+
M-8	Baa2	BBB
B	Baa3	BBB-

The ratings of S&P and Moody's assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered

Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The company has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

LEGAL INVESTMENT

None of the Offered Certificates will constitute “mortgage related securities” for purposes of SMMEA.

The company makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has issued an Exemption, as described under “ERISA Considerations” in the prospectus, to the Underwriters. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least “BBB-” (or its equivalent) by S&P, Fitch Ratings or Moody’s at the time of purchase and underwritten by the Underwriters and the servicing and operation of asset pools consisting of certain types of secured obligations, such as mortgage loans, provided that the conditions of the Exemption are satisfied. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be “BBB-” or higher at the time of purchase.

ERISA Considerations While the Supplemental Interest Trust is in Existence

For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

After Termination of the Supplemental Interest Trust

Subsequent to the termination of the Supplemental Interest Trust which holds the Interest Rate Swap Agreement, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an Offered Certificate must make its own determination that the conditions described above will be satisfied for such certificate.

Each beneficial owner of a Subordinated Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust (which holds the Interest Rate Swap Agreement) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinated certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by

Standard & Poor’s, Fitch Ratings or Moody’s or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the Depositor, the Seller, the Master Servicer, any servicer, the Underwriters and the Trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Company, the Trustee, the Master Servicer or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

GLOSSARY

Accrual Period —With respect to the Offered Certificates, (i) with respect to the distribution date in January 2006, the period commencing on the closing date and ending on the day preceding the distribution date in January 2006, and (ii) with respect to any distribution date thereafter, the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date.

Agreement — The pooling and servicing agreement, dated as of December 1, 2005, among Impac Secured Assets Corp., as company, Impac Funding Corporation, as master servicer, and Wells Fargo Bank, N.A., as trustee.

Allocated Realized Loss Amount — With respect to any class of the Offered Certificates and any distribution date, an amount equal to the sum of any Realized Loss allocated to that class of certificates on that distribution date (other than, with respect to the Class A-1W Certificates, a Realized Loss which was covered by the Certificate Guaranty Insurance Policy) and any Allocated Realized Loss Amount for that class remaining unpaid from any previous distribution date.

Allowable Claim — For any mortgage loan covered by a Primary Insurance Policy, the current principal balance of such mortgage loan plus accrued interest and allowable expenses at the time of the claim.

Appraised Value — The appraised value of the related mortgaged property at the time of origination of such mortgage loan.

Available Distribution Amount — For any distribution date, an amount equal to the amount received by the Trustee and available in the Certificate Account on that distribution date. The Available Distribution Amount will generally be equal to the sum of (1) the aggregate amount of scheduled payments on the mortgage loans received or advanced that were due during the related Due Period and (2) any unscheduled payments and receipts, including mortgagor prepayments on such mortgage loans, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Trustee, the Master Servicer and any Subservicer and reduced by Master Servicing Fees, Subservicing Fees, the fees of the Trustee, the Policy Premium payable to the Certificate Insurer, any amounts in respect of the premiums payable to Radian under the PMI Insurer Policy and amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee).

Basic Principal Distribution Amount — With respect to any distribution date, the excess of (i) the Principal Remittance Amount and the Insured Amount, if any, for such distribution date over (ii) the Overcollateralization Release Amount, if any, for such distribution date.

Book-Entry Certificates — Each class of the Offered Certificates for so long as they are issued, maintained and transferred at the DTC.

Certificate Guaranty Insurance Policy – The certificate guaranty insurance policy issued by the Certificate Insurer for the benefit of the Class A-1W Certificateholders.

Certificate Insurer – Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation, or any successor thereto as provided in the Agreement.

Certificate Margin — The Certificate Margin for the Offered Certificates shall be:

Certificate Margin
Class	(1)	(2)
A-1	0.320%	0.640%
A-1M	0.390%	0.780%
A-1W	0.250%	0.500%
A-2A	0.120%	0.240%
A-2B	0.240%	0.480%
A-2C	0.280%	0.560%
A-2D	0.430%	0.860%
M-1	0.460%	0.690%
M-2	0.500%	0.750%
M-3	0.530%	0.795%
M-4	0.730%	1.095%
M-5	0.850%	1.275%
M-6	0.950%	1.425%
M-7	1.600%	2.400%
M-8	1.600%	2.400%
B	1.600%	2.400%

______

(1)	Initially.
(2)	On and after the step-up date as described in this prospectus supplement.

Certificate Principal Balance — With respect to any Offered Certificate as of any date of determination, the initial Certificate Principal Balance thereof, increased by any Subsequent Recoveries allocated thereto, and reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Offered Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein.

Class A Certificates — The Class A-1, Class A-1M, Class A-1W, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

Class A Principal Distribution Amount — For any distribution date will equal the excess of (1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date, over (2) the lesser of (x) 78.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such distribution date after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such distribution date after giving effect to distributions to be made on that distribution date minus the OC Floor.

Code — The Internal Revenue Code of 1986.

Compensating Interest — With respect to any distribution date, any payments made by the Subservicer or the Master Servicer from its own funds to cover Prepayment Interest Shortfalls, which shall be equal to the lesser of

(i) the aggregate Master Servicing Fee and Subservicing Fee for the Due Period related to such distribution date and (ii) the aggregate amount of Prepayment Interest Shortfalls incurred during the related Due Period.

CPR — A constant rate of prepayment on the mortgage loans.

Credit Enhancement Percentage — For any distribution date is the percentage equivalent of a fraction, the numerator of which is equal to (a) the excess of (i) the aggregate principal balance of the mortgage loans for the preceding distribution date over (ii) (1) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (2) after such time, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding distribution date, and the denominator of which is equal to (b) the aggregate principal balance of the mortgage loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period.

Credit Score — A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Cut-off Date — December 1, 2005.

Cut-off Date Balance — The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Deficiency Amount — With respect to each distribution date prior to the final scheduled distribution date and the Class A-1W Certificates, an amount equal to the sum of (i) the excess, if any, of (a) the amount of any Monthly Interest Distributable Amount on the Class A-1W Certificates for that distribution date over (b) the Class A-1W Certificates’ pro rata portion of the Available Distribution Amount for that distribution date and (ii) the amount of any Realized Losses allocated to the Class A-1W Certificates for that distribution date. With respect to the final scheduled distribution date and the Class A-1W Certificates, an amount equal to the sum of (i) the excess, if any, of (a) the amount of any Monthly Interest Distributable Amount on the Class A-1W Certificates for that distribution date over (b) the Class A-1W Certificates’ pro rata portion of the Available Distribution Amount for that distribution date and (ii) the outstanding Certificate Principal Balance of the Class A-1W Certificates due on such final scheduled distribution date to the extent not paid from the Available Distribution Amount on that distribution date. For the Class A-1W Certificates and any date on which the acceleration of the Certificates has been directed or consented to by the Certificateholders pursuant to the Agreement, the amount required to pay the Certificate Principal Balances of the Class A-1W Certificates in full, together with accrued and unpaid interest thereon through the date of payment of the Class A-1W Certificates.

Determination Date — With respect to any distribution date, the 15th day of the month in which such distribution date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Date — With respect to each mortgage loan, the first day of the month.

Due Period — With respect to any distribution date, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

ERISA — The Employee Retirement Income Security Act of 1974, as amended.

Extra Principal Distribution Amount — With respect to any distribution date, is the lesser of (x) the Overcollateralization Deficiency Amount for such distribution date and (y) the sum of (1) the Net Monthly

Excess Cashflow Amount for such distribution date and (2) amounts available from the Interest Rate Swap Agreement to pay principal as provided in “Description of the Certificates—The Interest Rate Swap Agreement”.

Exemption — Prohibited Transaction Exemption 90-30, as amended.

Final Disposition — With respect to a defaulted mortgage loan, when a determination is made by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such mortgage loan.

Impac Holdings — Impac Mortgage Holdings, Inc., an affiliate of the company and the Seller.

Initial Target Subordination Percentage: For each class of Subordinate Certificates, the respective percentages indicated in the following table:

Initial Target Subordination Percentage
Class M-1	7.35%
Class M-2	5.10%
Class M-3	4.35%
Class M-4	3.40%
Class M-5	2.75%
Class M-6	2.25%
Class M-7	1.75%
Class M-8	1.25%
Class B	0.55%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the Overcollateralized Amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the Cut-Off Date Balance.

Insured Amount — Draws on the Certificate Guaranty Insurance Policy to cover related Deficiency Amounts and Preference Amounts.

Insurer Default – An insurer default will occur in the event the Certificate Insurer fails to make a payment under the Certificate Guaranty Insurance Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.

Interest Rate Swap Agreement — An interest rate swap agreement, dated as of December 29, 2005, between Wells Fargo Bank, N.A., as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, and Barclays Bank PLC, as Swap Provider.

Interest Remittance Amount — For any distribution date, that portion of the Available Distribution Amount for such distribution date that represents interest received or advanced with respect to the mortgage loans less any

Net Swap Payments or Swap Termination Payments, not due to a Swap Provider Trigger Event owed to the Supplemental Interest Trust for payment to the Swap Provider.

IRS — The Internal Revenue Service.

Letter Agreement — The Letter Agreement, dated as of December 29, 2005, among the Certificate Insurer and Impac Holdings, including any amendments and supplements thereto.

LIBOR Business Day — A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Determination Date — With respect to each distribution date, the second LIBOR Business Day immediately preceding the commencement of the related Accrual Period.

Master Servicer — Impac Funding Corporation, in its capacity as master servicer under the Agreement.

Master Servicing Fee — With respect to each mortgage loan, an amount, payable out of any payment of interest on the mortgage loan, equal to interest at the Master Servicing Fee Rate on the Stated Principal Balance of such mortgage loan for the calendar month preceding the month in which the payment is due. The Master Servicing Fee consists of servicing compensation payable to the Master Servicer in respect of its master servicing responsibilities.

Master Servicing Fee Rate — On each mortgage loan, a rate equal to 0.03% per annum.

Monthly Interest Distributable Amount — For any distribution date and each class of Offered Certificates, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such distribution date, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Subservicer or Master Servicer and any shortfalls resulting from the application of the Relief Act (in each case to the extent allocated to such class of Offered Certificates as described under “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Offered Certificates” in this prospectus supplement). The Monthly Interest Distributable Amount on the Offered Certificates will be calculated on the basis of the actual number of days in the related Accrual Period and a 360-day year.

Moody's — Moody's Investors Service, Inc.

Mortgage Loan Purchase Agreement — The Mortgage Loan Purchase Agreement among the Seller, Impac Holdings and the company, whereby the mortgage loans are being sold to the company.

Net Monthly Excess Cashflow — For any distribution date, the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Distribution Amount and Insured Amount, if any, for such distribution date over (y) the sum for such distribution date of (A) the aggregate Monthly Interest Distributable Amount for the Offered Certificates and (B) the Principal Remittance Amount.

Net Mortgage Rate — On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Master Servicing Fee Rate, (2) the Subservicing Fee Rate and (3) the related PMI Insurer Fee Rate, if such mortgage loan is a PMI Mortgage Loan.

Net WAC Rate — With respect to the Offered Certificates and any distribution date, a per annum rate equal to the excess, if any, of (A) a per annum rate equal to the weighted average of the Net Mortgage Rates of the mortgage loans as of the first day of the month preceding the month in which such distribution date occurs over (B) the sum of (1) a per annum rate equal to the Net Swap Payment payable to the Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the mortgage loans as of the first day of the calendar month preceding the month in which the distribution date occurs, multiplied by 12, and (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the mortgage loans as of the first day of the calendar month preceding the month in which the distribution date occurs, expressed as a per annum rate, multiplied by 12, less (C) in the case of the Class A-1W Certificates only, the Policy Premium Rate. The Net WAC Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Net WAC Shortfall Amount — If on any distribution date the Pass-Through Rate for the Offered Certificates is limited to the Net WAC Rate, the sum of (i) the excess of (a) the amount of interest such Offered Certificates would have been entitled to receive on such distribution date if the Net WAC Rate would not have been applicable to such certificates over (b) the amount of interest accrued on such classes at the applicable Net WAC Rate plus (ii) the related Net WAC Shortfall Amount from the prior distribution date not previously distributed together with interest thereon at the related Pass-Through Rate for the most recently ended Accrual Period.

Net WAC Shortfall Reserve Fund — A reserve fund established by the Trustee for the benefit of the holders of the Offered Certificates, and funded on the Closing Date by or on behalf of the company with $5,000.

Offered Certificates — The Class A Certificates and the Subordinate Certificates.

OID Regulations — Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

One-Month LIBOR — The London interbank offered rate for one-month United States dollar deposits, determined as described in “Description of the Certificates—Calculation of One-Month LIBOR for the Offered Certificates” in this prospectus supplement.

Overcollateralization Deficiency Amount — With respect to any distribution date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such distribution date).

Overcollateralization Floor — With respect to any distribution date, 0.35% of the Cut-off Date Balance.

Overcollateralization Release Amount — With respect to any distribution date, the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralized Amount for such distribution date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date.

Overcollateralization Target Amount —With respect to any distribution date prior to the Stepdown Date, 0.55% of the Cut-off Date Balance. With respect to any distribution date on or after the Stepdown Date, the greater of (x) 1.10% of the aggregate Stated Principal Balance of the mortgage loans and (y) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on any distribution date, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount on the prior distribution date.

Overcollateralized Amount — For any distribution date, the amount, if any, by which (i) the aggregate principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the mortgage loans during the related Prepayment

Period), exceeds (ii) the aggregate Certificate Principal Balance of the Offered Certificates and the Class P Certificates as of such distribution date (after giving effect to distributions to be made on such distribution date).

P&I Advance — The aggregate of all payments of principal and interest, net of the Master Servicing Fee and the Subservicing Fee, that were due during the related Due Period on the mortgage loans master serviced by it and that were delinquent on the related Determination Date.

Pass-Through Rate — With respect to any distribution date and the Offered Certificates, the lesser of (x) One-Month LIBOR plus the related Certificate Margin and (y) the Net WAC Rate.

Plan — Any employee benefit plan subject to ERISA and any plan or other arrangement described in Section 4975(e)(1) of the Code.

Plan Assets — The assets of a Plan as determined under Department of Labor regulation section 2510.3-101 or other applicable law.

PMI Insurer — Radian Guaranty, Inc., or its successors or assigns.

PMI Insurer Policy — The lender-paid primary mortgage insurance policy issued by the PMI Insurer in accordance with a March 29, 2002 letter between the Seller and the PMI Insurer.

PMI Mortgage Loan — Any mortgage loan covered by the PMI Insurer Policy.

PMI Insurer Fee Rate — With respect to each PMI Mortgage Loan, the per annum rate payable to the PMI Insurer under the PMI Insurer Policy.

Policy Premium — The premium set forth in the Certificate Guaranty Insurance Policy.

Policy Premium Rate — The rate per annum set forth in the Letter Agreement.

Preference Amount — With respect to the Class A-1W Certificates, any amount previously distributed to a Class A-1W Certificateholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

Prepayment Period — With respect to any distribution date is the calendar month immediately preceding the month in which such distribution date occurs.

Prepayment Assumption —With respect to each fixed-rate mortgage loan, a Prepayment Assumption of 100% assumes 2.3% CPR in the first month and an additional 2.3% CPR in each month thereafter up to and including the tenth month, and remaining at a CPR of 23% for each month thereafter. With respect to each adjustable-rate mortgage loan, a Prepayment Assumption of 100% assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 24, increasing to and remaining constant at 65% CPR from month 25 until month 31, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 35 and remaining constant at 35% CPR thereafter.

Principal Distribution Amount — For any distribution date, the Basic Principal Distribution Amount plus the Extra Principal Distribution Amount.

Principal Remittance Amount — For any distribution date, the sum of

(1)           the principal portion of all scheduled monthly payments on the mortgage loans due on the related Due Date, to the extent received or advanced;

(2)          the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the preceding calendar month;

(3)          the principal portion of all other unscheduled collections received during the preceding calendar month, including full and partial prepayments, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries, in each case to the extent applied as recoveries of principal;

(4)          any amounts required to be reimbursed to the Supplemental Interest Trust as provided in the Agreement;

(5)         any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Supplemental Interest Trust for payment to the Swap Provider, to the extent not paid from the Interest Remittance Amount; and

(6)          any portion of the Insured Amount for such distribution date representing the amount of any Realized Losses allocated to the Class A-1W Certificates for that distribution date.

Rating Agencies — S&P and Moody's.

Record Date —For each distribution date and the Offered Certificates, so long as such Certificates are Book-Entry Certificates, the business day prior to such distribution date. With respect to any Offered Certificates which are not Book-Entry Certificates, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Reference Banks — Leading banks selected by the Trustee (after consultation with the Master Servicer)and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the applicable LIBOR Determination Date, (iii) which have been designated as such by the Trustee (after consultation with the Master Servicer and the Certificate Insurer) and (iv) not controlling, controlled by, or under common control with, the Company or the Seller.

REMIC — A real estate mortgage investment conduit within the meaning of Section 860D of the Code.

REMIC Regulations — Treasury regulations under Sections 860A to 860G of the Code generally addressing the treatment of REMICs.

Relief Act Shortfall — For any distribution date and any mortgage loan (other than a mortgage loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

S&P — Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

Seller — Impac Funding Corporation, in its capacity as seller under the Mortgage Loan Purchase Agreement.

Stated Principal Balance — With respect to any mortgage loan as of any date of determination, the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the

Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to such mortgage loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of certificates on or before the date of determination.

Step-Up Date — The first distribution date following the first month in which the aggregate unpaid principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the Cut-off Date Balance.

Stepdown Date — The earlier of (i) the first distribution date on which the Certificate Principal Balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in January 2009 and (y) the first distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates (calculated for this purpose only after taking into account the receipt of principal on the mortgage loans, but prior to any distribution of principal to the holders of the certificates) is less than or equal to approximately 78.10% of the aggregate principal balance of the mortgage loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period.

Stepdown Target Subordination Percentage: For each class of Subordinate Certificates, the respective percentages indicated in the following table:

Stepdown Target Subordination Percentage
Class M-1	14.70%
Class M-2	10.20%
Class M-3	8.70%
Class M-4	6.80%
Class M-5	5.50%
Class M-6	4.50%
Class M-7	3.50%
Class M-8	2.50%
Class B	1.10%

Subordinate Certificates — The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates.

Subordinate Class Principal Distribution Amount — For any class of Subordinate Certificates and any distribution date, the excess of (1) the sum of (a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for such distribution date), (b) the aggregate Certificate Principal Balance of any class(es) of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for such senior class(es) of Certificates for such distribution date) and (c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to such distribution date over (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage

Loans for such distribution date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for such distribution date minus the OC Floor; provided, however, that if such class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on such distribution date, that class will be entitled to receive the entire remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

Subsequent Recoveries — Any liquidation proceeds (net of amounts owed to the Master Servicer or any subservicer with respect to the related mortgage loan) received after the final liquidation of a mortgage loan. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following distribution date and distributed in accordance with the priorities described in this prospectus supplement. In addition, after giving effect to all distributions on a distribution date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Offered Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Offered Certificates will be increased by the same amount. Thereafter, such class or classes of Offered Certificates will accrue interest on the increased Certificate Principal Balance.

Subservicers — Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation.

Subservicing Fee — With respect to each mortgage loan, accrued interest at the Servicing Fee Rate with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month. The Subservicing Fee consists of subservicing and other related compensation payable to the Subservicer or to the Master Servicer if the Master Servicer is directly servicing the loan.

Subservicing Fee Rate — On each adjustable rate mortgage loan, a rate equal to 0.375% per annum. On each fixed rate first lien mortgage loan, a rate equal to 0.250% per annum. On each fixed rate second lien mortgage loan, a rate equal to 0.500% per annum.

10% Clean-Up Call Date — The first distribution date upon which the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period is less than or equal to 10% of the Cut-off Date Balance.

Trigger Event — A Trigger Event is in effect with respect to any distribution date if

(1)           the average three-month rolling percentage obtained by dividing (x) aggregate principal balance of mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in foreclosure, mortgage loans with respect to which the related mortgaged property has been acquired by the trust, and mortgage loans discharged due to bankruptcy) as of the last day of the previous calendar month by (y) the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds the product of the applicable percentage listed directly below and the Credit Enhancement Percentage

Class	Percentage
Class A	30.00%
Class M-1	44.50%
Class M-2	64.25%
Class M-3	75.50%
Class M-4	96.50%
Class M-5	119.25%
Class M-6	146.00%
Class M-7	187.50%
Class M-8	262.75%
Class B	597.25%

or

(2)           the cumulative amount of Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the calendar month immediately preceding such distribution date divided by the Cut-off Date Balance exceeds (i) 0.50% with respect to the distribution date occurring in January 2008, plus an additional 1/12th of 0.50% for each month thereafter up to and including the distribution date in December 2008, (ii) 1.00% with respect to the distribution date occurring in January 2009, plus an additional 1/12th of 0.50% for each month thereafter up to and including the distribution date in December 2009, (iii) 1.50% with respect to the distribution date occurring in January 2010, plus an additional 1/12th of 0.25% for each month thereafter up to and including the distribution date in December 2010, (iv) 1.75% with respect to the distribution date occurring in January 2011, plus an additional 1/12th of 0.50% for each month thereafter up to and including the distribution date in December 2011 and (v) 2.25% with respect to any distribution date occurring in January 2012 and thereafter.

For purposes of the foregoing calculation, a mortgage loan is considered “60 days” delinquent if a payment due on the first day of a month has not been received by the second day of the second following month.

Trustee — Wells Fargo Bank, N.A.

Underwriters — Countrywide Securities Corporation, Bear, Stearns & Co. Inc. and UBS Securities LLC.

Unpaid Interest Shortfall Amount — For each class of Offered Certificates and the first distribution date, zero, and with respect to each class of Offered Certificates and any distribution date after the first distribution date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding distribution date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding distribution date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding distribution date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding distribution date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Impac Mortgage Pass-Through Certificates, Series 2005-2 Class A-1, Class A-1M, Class A-1W, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the prospectus supplement and the prospectus.

Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC seller And Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the Global Securities. After such settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back- valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

(a) borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b) borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by a beneficial owner or its agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Impac Secured Assets Corp.

Company

$1,978,122,000

Mortgage Pass-Through Certificates

Series 2005-2

PROSPECTUS SUPPLEMENT

Countrywide Securities Corporation

Bear, Stearns & Co. Inc.

UBS Investment Bank

Underwriters

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date hereof.